Exhibit 10.1

EXECUTION COPY

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

Dated

January 31, 2007

between

Alliance Energy Renewables, LLC

and

Mirant New York, Inc.

1

i

5.06	Brokers	23
5.07	“AS IS” SALE	23
5.08	Due Diligence Inspections and Reviews	23

ARTICLE VI CONDUCT OF BUSINESS PENDING THE CLOSING		23
6.01	Regular Course of Business	23
6.02	Amendments	23
6.03	Capital Changes	24
6.04	Environmental Remediation; Requirements of Governmental Authorities	24

ARTICLE VII COVENANTS OF THE PARTIES		24
7.01	Reasonable Access	24
7.02	Confidentiality	24
7.03	Hart-Scott-Rodino Act	25
7.04	Access to Records;	25
7.05	Regulatory and Other Authorizations and Consents	25
7.06	Employee Matters	26
7.07	No Public Announcement	26
7.08	Certain Amounts Owed To Seller and Its Affiliates	26
7.09	Provisions Relating to Treatment of Assets and Liabilities of the Company Under the Plan	26
7.10	Break-Up Fee	27
7.11	Further Assurances	27
7.12	Supplements to Schedules	27
7.13	Tax Matters	27
7.14	Required Consents	28
7.15	Bankruptcy Court Orders and Related Matters	29
7.16	Purchaser Contact with Vendors and Employees	32
7.17	Taxes, Prorations and Closing Costs	32
7.18	Acknowledgement by Purchaser	33
7.19	No Recourse	33
7.20	Advice of Changes	33
7.21	Casualty Loss	33
7.22	Post Closing — Information and Records	35
7.23	Insurance	35
7.24	Use of Certain Names	35
7.25	Settlement Agreement	36
7.26	Registration of Company with NYISO	36
7.27	Gas Transportation and Balancing Services Agreement	36
7.28	Air Title V Permits (Hillburn and Shoemaker Facilities)	37
7.29	Assignment of Certain Purchase Orders	37

ARTICLE VIII MUTUAL CONDITIONS		37
8.01	HSR Act	37
8.02	Regulatory and Other Authorizations and Consents	37
8.03	Orders	37

ARTICLE IX CONDITIONS TO PURCHASER’S OBLIGATIONS		38
9.01	Representations and Warranties True	38
9.02	Performance	38
9.03	Certificates; Evidence of Compliance	38
9.04	Board Resolutions	38
9.05	Bankruptcy Court Orders	38

ARTICLE X CONDITIONS TO SELLER’S OBLIGATIONS		38
10.01	Representations and Warranties True	38
10.02	Performance	39
10.03	Certificates	39
10.04	Board Resolutions	39
10.05	Pending Insurance Claims	39
10.06	Bankruptcy Court Orders	39
10.07	Termination of Gas Transportation Agreement	39
10.08	Modification of Title V Permits	39

ARTICLE XI SURVIVAL AND INDEMNIFICATION		39
11.01	Survival	39
11.02	Indemnification	40
11.03	Limitations on Indemnification	42
11.04	Purchaser’s Release of Seller	42
11.05	Mitigation and Limitation on Claims. Notwithstanding anything to the contrary contained in this Agreement:	43

ARTICLE XII TERMINATION AND REMEDIES		43
12.01	Rights To Terminate	43
12.02	Specific Performance	44
12.03	Purchaser’s Remedies	45
12.04	Seller’s Remedies	45
12.05	Effect of Termination	45

ARTICLE XIII MISCELLANEOUS PROVISIONS		46
13.01	Commissions and Finders’ Fees	46
13.02	Amendment and Modification	46
13.03	Waiver of Compliance	46
13.04	Expenses	46
13.05	Notices	46
13.06	Assignment	47
13.07	Governing Law	47
13.08	Jurisdiction of Bankruptcy Court	48
13.09	Effect of Closing Over Known Unsatisfied Conditions or Breached Representations, Warranties or Covenants	48
13.10	Dispute Resolution	48
13.11	Delays or Omissions	49
13.12	Conflicts	50
13.13	Counterparts	50

13.14	Effectiveness; Binding Effect	50
13.15	Headings	50
13.16	Entire Agreement	50
13.17	No Recourse Against Others	50
13.18	Third Parties	50
13.19	Mutual Agreement	51
13.20	Severability	51

SCHEDULES

1.1	Seller’s Representatives
1.2	Purchaser’s Representatives
1.41	Escrow Agreement
1.45	Hydroelectric and Gas Turbine Generating Stations
2.03(c)	Pre-Approved Capital Expenditures
3.02	Form of Assignment for Membership Interest Transfer
3.02(d-1)	Assignment of Insurance Claims
3.02(d-2)	Assignment of Claims Against Third Parties
3.03(a)	Wire Transfer
4.03	Agreements Requiring Consent, Notification, Etc. (Seller)
4.05	Consents and Approvals of Governmental Authorities (Seller)
4.07	Certain Liabilities
4.08	Certain Changes
4.09	Real Property Leases, Easements and Licenses
4.10	Litigation
4.12	Taxes
4.14	Bank Accounts
4.15	Compliance with Law
4.16	Material Contracts
4.17	Consents
4.18	Title to Assets
5.04	Consents and Approvals of Governmental Authorities (Purchaser)
5.05	Litigation (Purchaser)
7.15(b)	Sale Procedures Order
7.15(c)	Sale Order
7.25	Cross-Indemnity Agreement

v

This MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this “Agreement”) is made, as of the 31st day of January, 2007, by and between Mirant New York, Inc., a corporation organized under the laws of the State of Delaware (“Seller”), and Alliance Energy Renewables, LLC, a limited liability company organized under the laws of the State of New York (“Purchaser”).

BACKGROUND

A.            Seller owns a 100% membership interest (the “Membership Interest”) in Mirant NY-Gen, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company” or “Mirant NY-Gen”) constituting all of the outstanding membership interests of the Company. This Agreement sets forth the terms and conditions upon which Purchaser will purchase the Membership Interest from Seller.

B.            Subject to the entry of the Bankruptcy Court Orders (as hereinafter defined) and on the terms and conditions set forth herein, Seller desires to sell to Purchaser the Membership Interest and Purchaser desires to purchase the Membership Interest from Seller.

C.            Seller has offered the Membership Interest pursuant to a competitive bidding process during which Purchaser viewed information concerning the Membership Interest and completed its Due Diligence Inspections and Reviews (as defined herein).  The Parties recognize that the Assets (as defined herein) in these transactions are being sold on an “as is” basis and free and clear of all liens, claims, encumbrances and interests in accordance with the terms and conditions herein and that the liabilities of the Company now existing and hereafter arising through the Plan Effective Date (as defined herein) shall be satisfied and discharged pursuant to the Plan (as defined herein), at or prior to the Closing Date.

D.            On July 14, 2003, Seller and certain of its Affiliates, including Mirant NY-Gen, filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (11 U.S.C. §§ 101, et seq.) (the “Bankruptcy Code”), commencing cases in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”), and continue to operate their respective businesses as debtors and debtors-in-possession.

E.             The Parties recognize that it is in the best interest of Seller and its Affiliates to pursue the transactions contemplated herein.

F.             Seller and Purchaser are entering into this Agreement to evidence their respective duties, obligations and responsibilities.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained in this Agreement, each of Seller and Purchaser agrees as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.A          Defined Terms.  As used in this Agreement each of the following terms shall have the following meaning:

1.01        “Action” has the meaning set forth in Section 11.02(a).

1.02        “Affiliate” of a Person means any other Person that (a) directly or indirectly controls the specified Person; (b) is controlled by or is under direct or indirect common control with the specified Person; or (c) is an officer, director, employee, representative or agent or subsidiary of the Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management or policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, partnership or limited liability company interests, by contract or otherwise.

1.03        “Agreement” means this Membership Interest Purchase and Sale Agreement, together with the Schedules and Exhibits hereto.

1.04        “Air Permits” has the meaning set forth in Section 7.28.

1.05        “Assets” means all of the Company’s tangible and intangible assets underlying the presentation of such assets on the Company’s Interim Balance Sheet, as added to or removed during the period from such date to the Closing Date including, but not limited to, and the Company’s generating plant to the extent not reflected on said Interim Balance Sheet as a result of being fully written off or any other similarly situated properties of the Company.

1.06        “Assignments” means, collectively, each of the assignments in the form annexed hereto as Schedule 3.02, Schedule 3.02(d)(1) and Schedule 3.02(d)(2) to be entered into pursuant to Section 2.01 and Section 2.03(f).

1.07        “Assumed Contracts” means the executory leases, contracts and other agreements assumed by the Company under the Plan, which agreements shall include, but not be limited to, any interconnection agreements to which the Company is a party prior to the Plan Effective Date, all such agreements to be included in a Schedule to be mutually agreed between the Parties and approved by the Bankruptcy Court.

1.08        “Auction” has the meaning set forth in Section 7.15(g).

1.09        “Bankruptcy Case” means the voluntary petitions filed by Seller and Affiliates of Seller, under Chapter 11 of Title 11 of the United States Code, as amended and the resulting proceeding in the Bankruptcy Court.

1.10        “Bankruptcy Code” means the United States Bankruptcy Code, as the same may be amended from time to time, in each case as of the relevant date or dates.

1.11        “Bankruptcy Court” has the meaning set forth in paragraph D of the Recitals hereto.

1.12        “Bankruptcy Court Orders” has the meaning set forth in Section 7.15(a).

1.13        “Break-Up Fee” has the meaning set forth in Section 7.15(b).

1.14        “Business Day” means a day other than Saturday, Sunday or a day on which banks are legally required or permitted to be closed for business in the State of New York.

1.15        “Capital Expenditure” means any additions or changes to or replacements of property, plant and equipment and any other expenditures or repairs (including capitalized maintenance costs) that would be capitalized on Seller’s balance sheet in accordance with Seller’s capitalization policy.

1.16        “Closing” has the meaning set forth in Section 2.01.

1.17        “Closing Date” has the meaning set forth in Section 3.01.

1.18        “Code” has the meaning set forth in Section 2.04.

1.19        “Commercially Reasonable Efforts” means those efforts (i) which are reasonably foreseeable by the Parties at the time of executing this Agreement, (ii) which a Party would reasonably expect the other Party to take under the circumstances in order to satisfy its obligations hereunder, and (iii) which a Party would undertake for its own benefit under similar circumstances in order to achieve the results contemplated by this Agreement; provided, however, that any efforts set forth in clauses (i)-(iii) will not require or include any expense or conduct not ordinarily incurred or engaged in by Persons seeking to implement transactions of the type contemplated by this Agreement.

1.20        “Company” has the meaning set forth in the Background section (A) of this Agreement.

1.21        “ConEd” has the meaning set forth in Section 7.27.

1.22        “Confidential Information” has the meaning assigned to such term in the Confidentiality Agreement.

1.23        “Confidentiality Agreement” means that certain Confidentiality Agreement dated September 29, 2006 between Seller and Purchaser.

1.24        “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan and approving the transactions contemplated therein.

1.25        “Consent Order” means the Consent Order dated July 22, 2005, between the Company and the New York Department of Environmental Conservation relating to certain environmental remediation at the Hillburn Facility, as such Consent Order may be revised, amended or supplemented from time to time.

1.26        “CPR” means the Center For Public Resources, Inc.

1.27        “Cross Indemnity Agreement” has the meaning set forth in Section 7.24.

1.28        “Damages” has the meaning set forth in Section 11.02(a).

1.29        “DEC” means the New York State Department of Environmental Conservation.

1.30        “Disclosure Statement” has the meaning set forth in Section 7.15(a).

1.31        “Disclosure Statement Order” has the meaning set forth in Section 7.15(a).

1.32        “Dispute” has the meaning set forth in Section 13.07.

1.33        “Disputed Claims” has the meaning set forth in Section 7.09.

1.34        “Down Payment” has the meaning set forth in Section 2.02.

1.35        “Due Diligence Inspections and Reviews” means any due diligence, inspection or review related to the Membership Interest and Assets and described in or conducted pursuant to the terms and conditions of the Confidentiality Agreement.

1.36        “Effective Date” means the date on which this Agreement is executed by the Parties.

1.37        “Encumbrances” means any mortgages, pledges, liens, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, easements, encumbrances and charges of any kind.

1.38        “Environmental Laws” means any Governmental Rule relating to air emissions, storage and use of hazardous or toxic substances, generation, treatment, storage, and disposal of hazardous wastes, waste water discharges and similar environmental matters, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S. C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.).

1.39        “Escrow Agent” means Hiscock & Barclay, LLP.

1.40        “Escrow Agreement” means the escrow agreement among Seller, Purchaser and Escrow Agent dated as of the date hereof substantially in the form of Schedule 1.41 hereto.

1.41        “Event of Loss” has the meaning set forth in Section 7.21(a).

1.42        “Final Order(s)” means an order of the Bankruptcy Court (i) that is not the subject of a pending appeal, petition for certiorari, motion for reconsideration or other proceedings for review, rehearing or reargument; (ii) that has not been reversed, vacated, modified or amended, is not stayed and remains in full force and effect; and (iii) respecting which the time to appeal, to petition for certiorari, to move for reconsideration or to seek review, rehearing or reargument shall have expired, as a result of which such order shall have become final in accordance with Bankruptcy Rule 8002; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

1.43        “Financial Statements” has the meaning set forth in Section 4.06.

1.44        “GAAP” shall mean generally accepted accounting principles for financial reporting in the United States.

1.45        “Gas Transportation Agreement” has the meaning set forth in Section 7.27.

1.46        “Governmental Approval” means any authorization, consent, approval, waiver, exception, variance, order, franchise, permit, license or exemption issued by, and any registration or filing with, any Governmental Authority.

1.47        “Governmental Authority” means any federal, state, local or other governmental, regulatory or administrative agency, governmental commission, department, board, subdivision, court, tribunal, or other governmental arbitrator, arbitral body or other authority having jurisdiction over the matter or Person in question.

1.48        “Governmental Rule” means, with respect to any Person, any applicable law (including, but not limited to, common law), statute, treaty, rule, regulation, ordinance, order, code, judgment, decree, directive, injunction, writ or similar binding action or decision duly implementing any of the foregoing by any Governmental Authority, but does not include Governmental Approvals.

1.49        “Grahamsville Generating Facility” means the approximately 18 MW hydroelectric electric generating station located on Route 55A, Grahamsville, New York, and formerly owned by Orange and Rockland Utilities Inc. and previously leased to Company, which lease expired on October 31, 2006.

1.50        “Hazardous Substances” means any chemical, material or substance that is listed or regulated under applicable Environmental Laws as a “hazardous” or “toxic” substance or waste, or as a “contaminant,” or is otherwise listed or regulated under applicable Environmental Laws because it poses a hazard to human health or the environment.

1.51        “Hillburn Air Permit” has the meaning set forth in Section 7.28.

1.52        “Hillburn Facility” has the meaning set forth in item 1 on Schedule 1.45.

1.53        “HSR Act” has the meaning set forth in Section 7.03.

1.54        “Hydroelectric and Gas Turbine Generating Stations” means those stations listed on Schedule 1.45.

1.55        “Indemnifying Party” has the meaning set forth in Section 11.02(a).

1.56        “Indemnitee” has the meaning set forth in Section 11.02(a).

1.57        INTENTIONALLY OMITTED

1.58        “Intercompany Claims” means all claims and causes of action existing as of the Closing Date  that  the Company has or could have asserted against Seller or any Affiliate of Seller, including without limitation: (i) all “claims”, as defined in Section 101(5) of the Bankruptcy Code against Seller or any Affiliate of Seller, and all causes of action against Seller or any Affiliate of Seller arising under sections 542, 544, 545, 547, 548, 549, 550, 552(b) and 553 of the Bankruptcy Code or any comparable state law affecting creditors rights generally, and which constitute property of  the Company’s chapter 11 estate and (ii) any claims arising with respect to any accounts receivable due to the Company from Seller or any Affiliate of Seller that have been assigned to Seller or its designee as further described in Sections 2.03(a)(i) and 2.03(f) of this Agreement.

1.59        “Interim Balance Sheet” has the meaning set forth in Section 4.06 (ii).

1.60        “Knowledge” or similar phrases in this Agreement means: (i) in the case of Seller, the actual, current knowledge of Seller’s representatives or the Company’s representatives listed in Schedule 1.1 at the date of this Agreement (or, with respect to any certificate delivered pursuant to Section 9.03, the date of delivery of such certificate), provided that, with respect to any third party claims against the Company, actual, current knowledge of the representatives listed on Schedule 1.1 shall be deemed to include actual, current knowledge of any actual claims or any contingent or potential claims against the Company; and (ii) in the case of Purchaser, the actual, current knowledge of Purchaser’s representatives listed in Schedule 1.2 at the date of this Agreement (or, with respect to the certificate delivered pursuant to Section 10.03, the date of delivery of such certificate).

1.61        “Major Loss” has the meaning set forth in Section 7.21(a).

1.62        “Material Adverse Effect” means a material adverse effect upon (a) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company, or (b) the ability of Seller to consummate the transactions contemplated by this Agreement.

1.63        “Material Contract” has the meaning set forth in Section 4.16.

1.64        “Membership Interest” has the meaning set forth in the Background section at the beginning of this Agreement.

1.65        “MET” has the meaning set forth in Section 4.16.

1.66        “Minor Loss” means an Event of Loss that is not a Major Loss.

1.67        “Mirant Energy Marketing” has the meaning set forth in Section 4.16.

1.68        “Mirant Marketing Agreement” has the meaning set forth in Section 4.16.

1.69        “Mirant NY-Gen” has the meaning set forth in the Recitals hereto.

1.70        “Mirant Services” has the meaning set forth in Section 4.16.

1.71        “Necessary Capital Expenditure” means any Capital Expenditure other than a Pre-Approved Capital Expenditure or a Remediation Expenditure that, in the exercise of Prudent Utility Practices, is reasonably necessary for the continued operation or maintenance of the Hydroelectric and Gas Turbine Generating Stations or that is required by applicable law. Necessary Capital Expenditure does not include any Capital Expenditure undertaken primarily to expand or re-power the Hydroelectric and Gas Turbine Generating Stations.

1.72        “NOx Bubble” has the meaning set forth in Section 7.28.

1.73        “NYISO” has the meaning set forth in Section 7.26.

1.74        “O&R Settlement Agreement” has the meaning set forth in Section 7.25.

1.75        “Party” means either Seller or Purchaser, as the context requires and “Parties” means, collectively, “Seller and Purchaser”.

1.76        “Person” means an individual, partnership, joint venture, corporation, limited liability company, trust, association or unincorporated organization, or any Governmental Authority.

1.77        “Plan” means the Chapter 11 plan for Mirant NY-Gen providing, inter alia, for (a) the discharge to the fullest extent permitted by the Bankruptcy Code of (i) all claims against Mirant NY-Gen existing on the Plan Effective Date with the exception of the Southern Company Claims, and (ii) all liens, claims, encumbrances and interests in any of the Assets existing on the Plan Effective Date, (b) the assumption of the Assumed Contracts, and (c) the retention by Seller of the Membership Interest, as the same may be amended, supplemented, or otherwise modified from time to time, together with the exhibits and schedules thereto, as the same may be in effect at the time such Chapter 11 plan is confirmed by the Bankruptcy Court.

1.78        “Plan Effective Date” means the effective date of the Plan as defined in the Plan, which shall in no event be sooner than the Closing Date.

1.79        “Pre-Approved Capital Expenditures” has the meaning set forth in Section 2.03(c).

1.80        “Prevailing Bidder” has the meaning set forth in Section 7.15(g).

1.81        “Prudent Utility Practices” means any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generation industry for facilities similar to the Hydroelectric and Gas Turbine Generating Stations during the relevant time period or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, law, regulation, environmental protection and expedition. Prudent Utility Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather, to be acceptable practices, methods or acts generally accepted in the industry.

1.82        “Purchase Price” means the consideration to be paid for the Membership Interest as set forth in Section 2.02.

1.83        “Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

1.84        “Purchaser Indemnified Parties” has the meaning set forth in Section 11.02(e).

1.85        “Purchaser Required Consents” has the meaning set forth in Section 7.14(a).

1.86        “Records” has the meaning set forth in Section 7.04.

1.87        “Regulatory Approvals” means any regulatory approvals required from the Federal Energy Regulatory Commission and the New York Public Service Commission.

1.88        “Related Agreements” means the Confidentiality Agreement, the Assignments, and the Cross Indemnity Agreement (to the extent applicable).

1.89        “Remediation Expenditures” means expenditures made and to be made by the Company for remediation work conducted pursuant to (i) the Consent Order and (ii) the Swinging Bridge Remediation Plan.

1.90        “Review Firm” has the meaning set forth in Section 2.03(a).

1.91        “Sale Motion” has the meaning set forth in Section 7.15(a).

1.92        “Sale Order” has the meaning set forth in Section 7.15(c).

1.93        “Sale Procedures Order” has the meaning set forth in Section 7.15(b).

1.94        “Schedules” means the schedules to this Agreement.

1.95        “Section” means a numbered section of this Agreement included within the Article that begins with the same number as that section.

1.96        “Seller” has the meaning set forth in the introductory paragraph of this Agreement.

1.97        “Seller Marks” has the meaning set forth in Section 7.24.

1.98        “Seller Required Consents” has the meaning set forth in Section 7.14(b).

1.99        “Seller Taxes” has the meaning set forth in Section 7.15(c).

1.100      “Seller’s Estimate” has the meaning set forth in Section 7. 21(a).

1.101      “Shoemaker Air Permit” has the meaning set forth in Section 7.28.

1.102      “Southern Company Claims” has the meaning set forth in Section 11.02(e).

1.103      “Station” has the meaning set forth in Section 7.21(a).

1.104      “Swinging Bridge Facility” has the meaning set forth in item 5 on Schedule 1.45.

1.105      “Swinging Bridge Basic Remediation” means the remediation work under the Swinging Bridge Remediation Plan other than the Unit 1 Fill-In.

1.106      “Swinging Bridge Remediation Plan” means the remediation plan for the Swinging Bridge Facility approved by the Federal Energy Regulatory Commission in its letter dated June 14, 2006, as such remediation plan may be revised, amended or supplemented from time to time.  For purposes of this Agreement, the remediation work under the Swinging Bridge Remediation Plan shall consist of the Swinging Bridge Basic Remediation and the Unit 1 Fill-In.

1.107      “Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property (including assessments, fees or other charges based on the use or ownership of real property), personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, including without limitation, any item for which a Person’s liability arises as a transferee or successor-in-interest.

1.108      “Third Party Claim” means a claim by a Person other than Seller or a Person related to Seller as described in Section 11.03 or Purchaser or related to Purchaser as described in Section 11.02.

1.109      “Third Party Sale” has the meaning set forth in Section 7.15(g).

1.110      “Unit 1 Fill-In” means that part of the Swinging Bridge Remediation Plan consisting of the volumetric “fill-in” of the penstock and tunnel of Unit 1 at the Swinging Bridge Facility.

1.111      “Unit 1 Fill-In Contract” has the meaning set forth in Section 2.03(d)(ii).

1.B.      Interpretation.  In this Agreement, unless a clear contrary intention appears:

(i)            the singular number includes the plural number and vice versa;

(ii)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(iii)          reference to any gender includes each other gender;

(iv)          reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(v)           reference to any Article, Section, Schedule or Exhibit means such Article, Section, Schedule or Exhibit to this Agreement, and references in any Article, Section, Schedule, Exhibit or definition to any clause means such clause of such Article, Section, Schedule, Exhibit or definition;

(vi)          “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

(vii)         “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii)        relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”;

(ix)           the word “will” shall be construed to have the same meaning and effect as the word “shall”; and

(x)            reference to any law (including statutes and ordinances) means such law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder.

ARTICLE II

SALE AND PURCHASE OF THE MEMBERSHIP INTEREST

2.01     Membership Interest to be Sold.  Subject to the terms and conditions of this Agreement, at the Closing provided for in Section 3.01 hereof (the “Closing”), Seller shall sell, transfer and deliver the Membership Interest to Purchaser, and Purchaser shall purchase the Membership Interest from Seller, pursuant to Section 363 of the Bankruptcy Code and the Sale Order.

2.02     Purchase Price and Payment.  Subject to the terms and conditions of this Agreement, as consideration for the Membership Interest, Purchaser will pay to Seller in cash an aggregate of Three Million U.S. Dollars ($3,000,000) (the “Purchase Price”).  Purchaser shall pay ten percent (10%) of such amount as a down payment (the “Down Payment”) to Escrow Agent within ten (10) Business Days of the Effective Date in accordance with the terms and provisions of the Escrow Agreement.  The balance of the Purchase Price shall be payable by Purchaser at the Closing.  Both payments shall be made by wire transfer in U.S. Dollars in immediately available funds to such account(s) as Seller will designate.

2.03     Adjustments to the Purchase Price.  The Purchase Price is subject to adjustment in accordance with the following:

(a)           Working Capital.

(i)            Within ninety (90) days after the Closing, Seller shall calculate the amount of net working capital at the Company as of the Closing Date and provide written notice of such amount to Purchaser.  To the extent that the amount of the net working capital is greater than zero, Purchaser shall pay Seller an adjustment within fifteen (15) days of receiving the notice from Seller; and to the extent that the amount of the net working capital is less than zero, Seller shall pay Purchaser an adjustment within fifteen (15) days of issuing such notice.  For purposes hereof, “net working capital” shall mean cash and cash equivalents, accounts receivable (excluding accounts receivable due from its Affiliates that have been assigned to Seller or its designee pursuant to Section 2.03(f)), prepayments (including prepaid real estate Taxes covering the period after the Closing Date) and fuel inventory (at the higher of cost or market) less trade accounts payable and accruals (excluding trade accounts and accruals due to its Affiliates).  Accounts receivable shall also exclude: Tax refunds that are subject to the terms of Section 2.03(b) below; and amounts related to insurance and other claims that are subject to the terms of Section 2.03(e) below.  Trade accounts payable and accruals shall also exclude: the remediation work at the Swinging Bridge Facility that is subject to the terms of Section 2.03(d) below; amounts recorded for remediation and monitoring work at the Hillburn Facility; and asset retirement obligations for all of the Company’s generating facilities.  The market value of fuel inventory shall be determined by reference to the price listed in Platts US Marketscan, Atlantic Coast, Low Sulfur Jet, Barge Quote, published on the Closing Date, plus all applicable Taxes. If no price is published on the Closing Date, then the price shall be the average of (i) the price for the first day for which a price (as determined using the preceding methodology) is published that precedes the Closing Date and (ii) the price for the first day for which a price (as determined using the preceding methodology) is published that next follows the Closing Date. If Platts US Marketscan, or the relevant location or fuel type ceases to be published, the Parties shall agree on the appropriate index to be used.

(ii)           In the event of a dispute with respect to Seller’s calculation of the amount of net working capital and any adjustment to be paid by Purchaser or Seller pursuant hereto, Purchaser and Seller shall attempt to reconcile their differences.  If Purchaser and Seller are unable to do so within sixty (60) days of receipt by Purchaser of Seller’s written notice of the amount of its calculation, Purchaser and Seller shall submit the disputed items for resolution to Deloitte & Touche, LLP (Atlanta Office) (the “Review Firm”) which, within ninety (90) days from such submission, shall determine and report to the Parties upon such disputed items, and such report shall be final, binding and conclusive on the Parties hereto.  In acting pursuant to this Section 2.03(a), the Review Firm shall have the rights, privileges and immunities of an arbitrator, and its fees shall be paid one half by Purchaser and one half by Seller.

(b)           Tax Refunds.  All refunds of Taxes relating to the Company with respect to Tax periods ending on or before the Closing Date will be for the account of Seller.  To the extent the Company receives any such refund after the Closing Date, Purchaser shall pay the amount of such refund to Seller within five (5) Business Days of receipt.

(c)           Pre-Approved Capital Expenditures and Necessary Capital Expenditures.  From the Effective Date through the Plan Effective Date, the Company may (without Purchaser’s consent) make:  (i) the Capital Expenditures described on Schedule 2.03(c) (the “Pre-Approved Capital Expenditures”); and (ii) Necessary Capital Expenditures. Subject to the provisions of Section 7.21(a), Purchaser will pay to Seller at Closing, as an addition to the Purchase Price, the amount of capital contributed by Seller to the Company during such period and expended by the Company on account of all Pre-Approved Capital Expenditures and Necessary Capital Expenditures made between the Effective Date and the Closing and not theretofore paid by Purchaser.

(d)           Remediation Expenditures.  From the Effective Date through the Closing, the Company may (without Purchaser’s consent) make the Remediation Expenditures; subject to the following:

(i)            Purchaser shall not be liable to reimburse Seller for the Remediation Expenditures;

(ii)           the Unit 1 Fill-In shall be done in accordance with a fixed price, lump sum contract for same to be entered into by the Company prior to Closing

(the “Unit 1 Fill-In Contract”), the requirements of the Federal Energy Regulatory Commission, and other applicable legal requirements.  A copy of the proposed Unit I Fill-In Contract shall be provided to Purchaser for Purchaser’s comments within a reasonable time before it is to be finalized and it shall be attached to and, subject to any required approval of the Bankruptcy Court, become a part of this Agreement in accordance with Section 7.12(a) and Schedule 2.03(d)(ii).  The Purchase Price shall be reduced by an amount equal to the difference between the amount stated in the Unit 1 Fill-In Contract for completion of the work described therein and the unpaid portion of that amount on the Closing Date.  If the Company does not enter into the Unit 1 Fill-In Contract on or before the Closing, the Purchase Price shall be reduced by the estimated amount agreed to by Purchaser and Seller at or before the Closing as the cost for completion of the Unit 1 Fill-In. In the event the Parties cannot agree on the estimated amount as aforementioned, then the amount proposed by Seller shall prevail for purposes of the Closing; provided, however, that Purchaser shall be entitled to invoke the dispute resolution provisions contained in Section 13.10 hereof with respect to such estimated amount; and, provided further, that the Purchase Price shall be reduced by only such portion of the reduction determined pursuant to this Section 2.03(d)(ii) which, when aggregated with the Purchase Price reduction determined pursuant to Sections 2.03(d)(iii) and 2.03(e) and Seller’s liability under Section 11.03(b)(iii) hereof, does not exceed the Purchase Price.

(iii)          Seller shall make a good faith effort to cause Company to complete the Swinging Bridge Basic Remediation on or before the Closing Date.  If the Swinging Bridge Basic Remediation is not expected to be completed by the Closing Date, the Purchase Price shall be reduced in accordance with Section 2.03(e) below; and

(iv)          INTENTIONALLY OMITTED

(v)           INTENTIONALLY OMITTED

(vi)          upon Closing and the adjustment of the Purchase Price in accordance with Sections 2.03(d) and 2.03(e), if any, the Company shall be responsible for completing the remediation in accordance with the applicable Consent Order, Swinging Bridge Remediation Plan, and applicable law and, following Closing and, except as provided in Section 2.03(e) below, Seller shall have no liability or obligation to Purchaser or Company for the costs of such completion.

(e)           Remediation Shortfall.  If the Company is not reasonably expected to complete the Swinging Bridge Basic Remediation on or before the Closing Date, then Seller shall notify Purchaser, within fifteen (15) days prior to the Closing, of Seller’s option to:

(i)            reduce the Purchase Price for Seller’s good faith written estimate of amounts required to be expended to complete the applicable remediation, or

(ii)           cause the Company to contract with a third party reasonably acceptable to Purchaser to complete the applicable remediation, in which case the Purchase Price shall be reduced by the amount payable to such third party under such contract;

provided, however, that in the case of either option specified in (i) or (ii) aforementioned, Seller’s liability shall be limited to an amount which, when aggregated with Seller’s liability under Section 2.03(d) hereof and Section 11.03(b)(iii) hereof, does not exceed the Purchase Price.

(f)            Insurance Proceeds and Affirmative Claims Against Third Parties.  Prior to the Closing Date, the Company will  (i) assign to Seller (or such Affiliate of Seller as Seller may direct pursuant to the Plan) all of the Company’s pending insurance claims filed with respect to and related to its Remediation Expenditures at both the Swinging Bridge Facility and the Hillburn Facility, which may include, but shall not be limited to, claims in respect of property, business interruption, and environmental losses.  To the extent an insurance carrier pays amounts related to such claims to the Company after Closing, the Company shall hold such amounts in trust for Seller (or Seller’s Affiliate, as the case may be) and Purchaser shall cause the Company to pay Seller or its Affiliate such amounts within five (5) Business Days of receipt, (ii) assign to Seller (or such Affiliate of Seller as Seller may direct pursuant to the Plan)  the Company’s affirmative claims against any third parties (including, but not limited to, claims originally filed in the Bankruptcy Case against Orange and Rockland Utilities Inc. and Consolidated Edison, Inc. and/or any of their respective Affiliates) for actions or inactions arising prior to the Closing Date, and (iii) assign to Seller (or such Affiliate of Seller as Seller may direct pursuant to the Plan) all Intercompany Claims.  If requested by Seller, Purchaser shall cause re-organized Mirant NY-Gen to cooperate with Seller (or Seller’s designated Affiliate) in the prosecution of such insurance and affirmative claims, including making personnel, records, and access to the Assets reasonably available as needed by Seller; provided, however, that the costs of prosecuting any such claims shall be borne by, and be for the account of, Seller.  It is expressly understood that nothing herein shall affect any claims that the Company may or could have asserted against any Affiliate that is party to the O&R Settlement Agreement for setoff, contribution, reimbursement or indemnity under the O&R Settlement Agreement, or any claim or cause of action that Purchaser or the Company may assert against Seller or any other Affiliate of Seller arising under or related to this Agreement or any agreement entered into pursuant to or in connection with this Agreement.

2.04     Allocation of Purchase Price.  Company is a disregarded entity under Section 7701 of the Internal Revenue Code, of 1986 as amended (the “Code”).  This purchase constitutes an asset acquisition under Code Section 1060.  The Purchaser and the Seller shall allocate the Purchase Price to the Assets of the Company within ninety (90) days after the Closing Date in a manner consistent with Section 1060 of the Code and the Treasury Regulations thereunder.  Purchaser shall provide the initial draft of the allocation.  Each of the Purchaser and the Seller agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax returns, in accordance with such allocation.  Each of the Purchaser and the Seller shall report the transaction contemplated by this Agreement for federal income Tax and all other Tax purposes in a manner consistent with the allocation determined pursuant to this Section 2.04; provided, however, that if the Parties should fail to agree upon the allocation as herein described, then the matter shall be submitted to a nationally recognized valuation firm whose decision regarding the allocation will be binding upon the Parties.  Each of the Purchaser and the Seller agrees to provide the other promptly with any other information required to complete Form 8594.  Each of the Purchaser and the Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding the agreed upon allocation of the Purchase Price.

ARTICLE III

THE CLOSING

3.01     Time and Place; Effective Time of Transfer.

(a)           Except as provided by the Bankruptcy Code, Federal Rules of Bankruptcy Procedure, or any order by the Bankruptcy Court in the Bankruptcy Case, the Closing of the transactions contemplated by this Agreement will take place at the offices of Hiscock & Barclay, LLP, 50 Beaver Street, Albany, New York  12207-2830 at 10:00 A.M. local time, on the Closing Date (as hereinafter defined).  Subject to Section 11.01 hereof, the Closing shall occur as soon as practicable after the conditions set forth in Articles VII, VIII, IX and X have been satisfied or waived, on a date specified in a written notice from Seller to Purchaser, given at least five days prior to such date (the “Closing Date”), provided, however, that such date shall not be sooner than the Plan Effective Date.

(b)           For all purposes, the transfer of the Membership Interest by Seller to Purchaser pursuant to this Agreement shall be effective at 11:59 P.M. on the date of Closing.

3.02     Deliveries by Seller.  At the Closing, Seller shall deliver the following to Purchaser:

(a)           Assignment in the form of Schedule 3.02 hereto duly executed by Seller transferring the Membership Interest to Purchaser;

(b)           a good standing certificate for the Company from the Secretary of State of the State of Delaware and from the Secretary of State of each jurisdiction in which the Company is authorized to do business as a foreign limited liability company bearing a date within fifteen (15) days of the Closing Date;

(c)           resignations of the Company’s managers and officers, effective on the Closing Date;

(d)           a copy of the assignments referred to in Section 2.03(f) in the forms attached as Schedules 3.02(d-1) and 3.02(d-2) hereto;

(e)           the various certificates, documents and instruments referred to in Article IX hereof;

(f)            the Cross Indemnity Agreement  referred to in Section 7.25 hereof (to the extent applicable) in the form attached as Schedule 7.25 hereto; and

(g)           such other items as Purchaser deems reasonably necessary to effectuate the transactions described in this Agreement; provided, however, that if any required action with respect to the Gas Transportation Agreement as specified in Section 7.27 hereunder has not been completed, then the Company, Seller, Purchaser and the parties thereto shall enter into an arrangement to continue the Gas Transportation Agreement with respect to the Company under the same provisions as existed prior to the Closing until such time as the replacement agreement specified in Section 7.27 hereunder has been implemented, and provided, further that, if Seller should be required to pay a consideration to effectuate the obligations as provided in this clause (g), then Purchaser shall bear any costs other than nominal costs associated with the same.

(h)           all documents delivered by Seller at Closing shall be effective as of 11:59 P.M. on the Closing Date.

3.03     Deliveries by Purchaser.  At the Closing, Purchaser shall deliver the following to Seller:

(a)           the amount of the Purchase Price to be paid at the Closing in accordance with Section 2.02, by wire transfer to the account(s)  indicated on Schedule 3.03(a):

(b)           a good standing certificate for Purchaser from the Secretary of State of the State of New York, bearing a date within fifteen (15) days of the Closing Date; and

(c)           the various certificates, documents and instruments referred to in Article X hereof; and

(d)           such other items as Seller deems reasonably necessary to effectuate the transactions described in this Agreement; provided, however, that if Purchaser is required to pay a consideration to obtain or otherwise provide any such other item, then Seller shall bear any costs other than nominal costs associated with the same.

(e)           all documents delivered by Purchaser at Closing shall be effective as of 11:59 P.M. on the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:

4.01     Power to Sell the Membership Interest.  Subject to prior approval by the Bankruptcy Court, Seller has the power to sell, assign, transfer and deliver to Purchaser good title to the Membership Interest, free and clear of all security interests, liens, pledges, assessments, options and encumbrances, and with no restriction on the voting rights and other incidents of record ownership pertaining thereto.

4.02     Corporate Organization.

(a)           Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder.

(b)           The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and is duly qualified or licensed to do business as a foreign limited liability company in good standing in all jurisdictions in which the ownership of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

4.03     Due Authorization and Execution; Valid and Binding Agreement; No Violation.

(a)           Subject to prior approval by the Bankruptcy Court, the execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action required by law or by Seller’s and the Company’s organizational documents.  This Agreement has been duly executed and delivered by Seller and, assuming due authorization, including prior approval of the Bankruptcy Court, and execution and delivery by Purchaser, constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)           Except as set forth on Schedule 4.05 and, assuming receipt of all consents and approvals required from (i) Governmental Authorities as disclosed in Schedule 4.03 and (ii) third parties other than Governmental Authorities as disclosed in Schedule 4.17, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will violate any provision of the organizational documents of Seller or the Company or, to the Knowledge of Seller, violate, or be in conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or give any party the right to amend, modify or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or asset of Seller or the Company under any lease, agreement, understanding, restriction or commitment or any judgment, decree, or order of any court or Governmental Authority to which Seller or the Company is a party or by which Seller or the Company is bound, or to which the property of Seller or the Company is subject, except for violations, conflicts or defaults which would not have a Material Adverse Effect.

4.04     Capitalization.  As of the date of this Agreement, the number of issued and outstanding membership interests of the Company consists of the Membership Interest.  The Membership Interest is validly issued, fully paid and non-assessable; and the Membership Interest is owned of record by Seller.  As of the date of this Agreement, there are no outstanding (a) securities convertible into, exchangeable for or evidencing the right to purchase any capital of the Company; (b) options, warrants, calls or other rights to purchase or subscribe to the Company’s membership interests or securities convertible into, exchangeable for or evidencing the right to purchase any membership interests of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any membership interests of the Company, any such convertible or exchangeable securities or any such other securities evidencing the right to purchase any such options, warrants or rights.

4.05     Licenses and Permits; Consents and Approvals of Governmental Authority.

(a)           To the Knowledge of Seller, Section A of Schedule 4.05 is a list of all licenses and permits issued by a Governmental Authority to the Company relating to the operation of the Company’s business (“Existing Licenses and Permits”).  Seller has no Knowledge that any license or permit from a Governmental Authority is required for such operation other than:  (i) the Existing Licenses and Permits, and (ii) licenses and permits not presently held by the Company, if any, but with respect to which such failure does not have a Material Adverse Effect.

(b)           To the Knowledge of Seller, the consent or approval of a Governmental Authority is required in connection with the execution, delivery and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby with respect to:  (i) those Existing Licenses and Permits listed in Section B of Schedule 4.05 including, but not limited to, an order by the Federal Energy Regulatory Commission (“FERC”) under Section 203 of the Federal Power Act (16 USC §824b, as amended) authorizing Purchaser’s acquisition of the Membership Interests, (ii) those Consent Orders and agreements with Governmental Authority listed in Section C of Schedule 4.05, and (iii) the Bankruptcy Case.  Seller disclaims any representation or warranty regarding the requirement for the approval or consent of a Governmental Authority in connection with the execution, delivery and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby except to the extent set forth in this subparagraph (b) and as set forth on Schedule 4.05.

4.06     Financial Statements.  Seller has heretofore delivered to Purchaser the following (collectively, the “Financial Statements”):  (a) unaudited balance sheets of the Company as at December 31, 2004 and December 31, 2005 and unaudited statements of operations, cash flow and members’ equity for each of the fiscal years then ended; and (ii) an unaudited balance sheet of the Company as at September 30, 2006 (the “Interim Balance Sheet”) and unaudited statements of operations, cash flow and stockholders’ equity for the nine (9) month period then ended.  Such financial statements of the Company are all in accordance with GAAP.

4.07     No Undisclosed Liabilities.  Except as disclosed in the Financial Statements, Schedule 4.07, or otherwise in this Agreement and the Schedules hereto, and except for liabilities and obligations incurred since the date of the Interim Balance Sheet in the ordinary course of business, to the Knowledge of Seller, the Company has no liabilities of the type required to be reflected in financial statements in accordance with GAAP which would have a Material Adverse Effect which are not reflected or reserved against in the Interim Balance Sheet.

4.08     Absence of Certain Changes.  To the Knowledge of Seller, except as disclosed on Schedule 4.08 or as may be required by the Bankruptcy Court, since the date of the Interim Balance Sheet, (a) there has not been any Material Adverse Effect, provided that, Seller makes no representations with respect to (i) business or economic conditions which are generally applicable to companies in the Company’s industry, (ii) changes in general business or economic conditions; (iii) any change resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; or (iv) any change resulting from compliance by the Seller with the terms of, or the taking of any action required by, this Agreement, and (b) the Company has not suffered any material damage or destruction to any of its Assets, which damage or destruction is not covered by insurance.

4.09     Real Property Leases, Easements and Licenses.  Schedule 4.09 lists all:  (a) leases pursuant to which the Company leases real property from or to other parties, and (b) easements and licenses pursuant to which the Company receives the right to use real property or grants the right to others to use real property, but does not list leases, easements or licenses the absence of which would not have a Material Adverse Effect .  Copies of such leases and easements have been made available for review by Purchaser.  Except as set forth on Schedule 4.09, to the Knowledge of Seller, there are no existing defaults by the Company thereunder and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company, except such defaults, events of default or other events that would not have a Material Adverse Effect.

4.10     Litigation.  Except as disclosed on Schedule 4.10, there is no action, suit, arbitration or proceeding pending or, to the Knowledge of Seller, threatened against the Company which, if adversely determined against the Company, would have a Material Adverse Effect.

4.11     Subsidiaries.  The Company does not have any subsidiaries or own or have the contractual right to vote or to acquire equity interests or any option, right, warrant or other right or instrument convertible into or exchangeable or exercisable for any such equity interest of any entity, corporate or otherwise.

4.12     Taxes.  The Company has filed all federal, state and local Tax returns required to be filed by it, all such Tax returns are correct and complete in all material respects and, except as disclosed on Schedule 4.12, the Company has duly paid all Taxes shown to be due on such Tax returns and there are no claims or Encumbrances against the Company or any of its Assets due to any unpaid Taxes.  The provisions for Taxes reflected in the Interim Balance Sheet are reasonable.  There are no pending actions or proceedings for the assessment or collection of Taxes from the Company and, except as disclosed on Schedule 4.12, there is currently no active or ongoing Tax audit.

4.13     NYISO.  The Assets participate in the energy and capacity markets and certain ancillary services markets of the NYISO through Seller’s Affiliate, Mirant Energy Trading, LLC.  The Assets currently are not eligible to participate in certain ancillary service markets of the NYISO, including voltage support, regulation, and black start services.

4.14     Bank Accounts.  Schedule 4.14 sets forth the names of all banks, trust companies, savings and loan associations, brokerage houses and other financial institutions at which the Company maintains accounts of any nature, and the names of all individuals authorized to draw thereon or make withdrawals therefrom.

4.15     Compliance with Law.  Except as set forth on Schedule 4.15 or otherwise in this Agreement and the Schedules hereto, to the Knowledge of Seller, the Company is in compliance in all material respects with all laws, ordinances, regulations, and orders applicable to them, the failure with which to comply would have a Material Adverse Effect.  Except as set forth on Schedule 4.15, to the Knowledge of Seller, all licenses, franchises, permits and other Governmental Approvals held by the Company are valid and sufficient to permit the operations thereof except where the failure to hold such licenses, franchises, permits and other Governmental Approvals would not have a Material Adverse Effect.

4.16     Material Contracts; Contracts with Affiliates.  Schedule 4.16 lists each material, written contract or agreement of the Company that cannot be terminated on notice of thirty (30) days or less (each of which is herein referred to as a “Material Contract”) other than real property leases, easements and licenses referred to in Section 4.09, but does not list contracts or agreements the absence of which would not have a Material Adverse Affect.  Except as set forth on Schedules 4.09 and 4.16 and except with respect to defaults based upon the filing of the Bankruptcy Case, to the Knowledge of Seller, with respect to the Material Contracts, there is no existing default or event of default by the Company or any event which, with or without due notice or lapse of time or both, would constitute a default or event of default by the Company, except such defaults, events of default and other events which, either individually or collectively, would not have a Material Adverse Effect. Except as set forth on Schedules 4.09, 4.16 and 4.17, each of the Material Contracts is capable of being assumed by the Company. Effective no later than the Closing Date, all contracts and agreements between or among the Company and any Affiliate of the Company and/or Seller shall terminate, including without limitation: (i) that certain Power Sale, Fuel Supply and Services Agreement dated January 3, 2006, by and among the Company, Mirant Energy Trading, LLC (“MET”), as the transferee from Mirant Americas Energy Marketing, LP (“Mirant Energy Marketing”) and others (the “Mirant Marketing Agreement”) providing for, among other things, the sale by the Company to MET of all or a portion of the capacity, electricity, ancillary services and/or other related products generated by, or available from, the Company’s generating facilities, and (ii) that certain Administrative Services Agreement dated January 3, 2006, by and between the Company and Mirant Services, LLC (“Mirant Services”) providing for the procurement by the Company from Mirant Services of certain administrative, accounting and other similar services.

4.17     Consents.  Except for approval by the Bankruptcy Court and as otherwise listed on Schedule 4.17, to the Knowledge of Seller, no consent of any third party (other then consents of Governmental Authorities listed on Schedule 4.03) is necessary to the consummation of the transactions contemplated hereby, except consents whose failure to obtain would not have a Material Adverse Effect.

4.18     Title to Assets.  Except as set forth on Schedule 4.18, the Company has good and valid title to the Assets reflected in the Interim Balance Sheet, except Assets disposed of in the ordinary course of business or related to the transfer of the Grahamsville Generating Facility pursuant to the termination of the sublease for that facility, since the date of the Interim Balance Sheet. To Seller’s Knowledge, none of such Assets are subject to any encumbrance except (a) liens reflected on the Interim Balance Sheet; (b) liens of landlords and liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ liens incurred in the ordinary course of business consistent with past practice; (c) purchase money liens arising or created in the ordinary course of business consistent with past practices; (d) minor imperfections of title, if any, none of which would, either individually or collectively, have a Material Adverse Effect; (e) liens for Taxes not yet due; and (f) leases, easements and licenses set forth on Schedule 4.09 or such other easements, leases and licenses that would not, either individually or collectively, have a Material Adverse Effect.

4.19     No Other Representations or Warranties; Disclaimer.

(a)           Except for the representations and warranties contained in this Article IV, none of the Seller, the Company, nor any other Person acting on behalf thereof (including any of their respective Affiliates, officers, directors, employees, agents or representatives) makes any representation or warranty, express, implied, statutory or arising by operation of law, and Seller hereby disclaims any such representations or warranties other than those contained in this Article IV, whether by Seller, the Company, or any of their respective Affiliates, officers, directors, employees, agents or representatives or any other Person, notwithstanding the delivery or disclosure to Purchaser or any of its Affiliates, officers, directors, employees, agents or representatives or any other Person of any documentation or other information by Seller, the Company, or any of their respective Affiliates, officers, directors, employees, agents or representatives or any other Person.  In connection with Purchaser’s investigation of the Company, Purchaser has received from Seller and the Company certain financial information.  Purchaser agrees and acknowledges that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all financial information so furnished to it, and that Purchaser shall have no claim against Seller or any other Person with respect thereto, except as otherwise provided in this Agreement.  Accordingly, except as expressly provided in this Article IV, Seller makes no representation or warranty with respect to such financial information.

(b)           EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE IV, PURCHASER IS ACQUIRING THE MEMBERSHIP INTEREST AND THE COMPANY “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”, AND SELLER EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR ARISING BY OPERATION OF LAW. SPECIFICALLY, WITH RESPECT TO COMPANY’S ASSETS, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE ASSETS OR AS TO THE PROSPECTS (FINANCIAL AND OTHERWISE) OR RISKS INCIDENTAL TO THE ASSETS. SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR AS TO COMPLIANCE WITH ENVIRONMENTAL LAWS, OR AS TO THE CONDITION OF, OR COMPANY’S RIGHTS IN, OR ITS TITLE TO,  THE ASSETS, OR ANY PART THEREOF, OR WHETHER COMPANY POSSESSES SUFFICIENT REAL PROPERTY AND PERSONAL PROPERTY INTERESTS TO OWN OR OPERATE THE ASSETS OR TO CONVEY THE ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.  SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS

SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE ASSETS OR THE SUITABILITY OF THE HYDROELECTRIC AND GAS TURBINE GENERATING STATIONS FOR OPERATION AS POWER PLANTS AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY SELLER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE ASSETS.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

5.01     Corporate Organization.  Purchaser is a limited liability company validly existing and in good standing under the laws of its jurisdiction of formation and has full corporate power and corporate authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and to enter into this Agreement and to perform its obligations hereunder.

5.02     Authorization.  Purchaser has taken all corporate action required by law or its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and this Agreement, assuming due authorization, execution and delivery by Seller, constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.03     No Violation.  Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will violate any provision of the organizational documents of Purchaser, or violate, or be in conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or give any Party the right to amend, modify or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received hereunder, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or asset of Purchaser under, any lease, agreement, understanding, restriction or commitment or any judgment, decree, or order of any court or governmental or regulatory authority or agency to which Purchaser is a party or by which Purchaser is bound or to which the property of Purchaser is subject.

5.04     Consents and Approvals of Governmental Authoritiess.  Except for the Bankruptcy Court and as provided on Schedule 5.04, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

5.05     Litigation.  There is no pending or, to Purchaser’s Knowledge, threatened action, investigation or request for information by any Governmental Authority or third person which could result, or has resulted, in (a) the institution of legal proceedings to prohibit or restrain the performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, or (b) a claim for damages as a result of this Agreement or the consummation of the transactions contemplated hereby or thereby.  Except as set forth on Schedule 5.05, Purchaser has no Knowledge of any pending or threatened litigation, claim, investigation or proceeding, private or governmental, which directly and specifically relates to the Membership Interest.

5.06     Brokers.  All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by Purchaser without the intervention of any other Person and in such a manner as not to give rise to any valid claim against Seller (by reason of Purchaser’s actions) for a brokerage commission, finder’s fee or other like payment to any Person.

5.07     “AS IS” SALE.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER UNDERSTANDS AND AGREES THAT THE MEMBERSHIP INTEREST AND THE COMPANY’S ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE AND THAT PURCHASER IS RELYING ON ITS OWN EXAMINATION OF THE COMPANY AND ITS ASSETS.

5.08     Due Diligence Inspections and Reviews.  Subject to any intentional misrepresentation, gross negligence or willful misconduct with respect to any information provided by Seller or its representatives, Purchaser acknowledges and agrees that it has, prior to its execution of this Agreement, fully completed to its satisfaction all of its due diligence inspections and reviews.  Subject to the provisions of Section 12.02 hereof, Purchaser will bear all of its own costs, expenses and charges incurred in connection with its Due Diligence Inspections and Reviews.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE CLOSING

Pending the Closing, and except as otherwise consented to or approved by Purchaser in writing, Seller agrees to cause the Company to do the following:

6.01     Regular Course of Business.  Except as otherwise provided in Sections 6.04, 7.27 and 7.28 below, the Company shall carry on its business diligently and substantially in the same manner as heretofore conducted, and the Company shall not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business consistent with past practices or as required by the Bankruptcy Court.

6.02     Amendments.  No change or amendment shall be made in the organizational documents of the Company.

6.03     Capital Changes.  The Company will not issue or sell any membership interests or other securities, acquire directly or indirectly, by redemption or otherwise, any such membership interests, reclassify or split-up any such membership interests, declare or pay any distributions thereon or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

6.04     Environmental Remediation; Requirements of Governmental Authorities.  The Company shall operate in compliance with orders from and other requirements of Governmental Authorities, including the Consent Order dated July 22, 2005, with the New York Department of Environmental Conservation relating to certain environmental remediation at the Hillburn Facility and the remediation plan for the Swinging Bridge Facility approved by the Federal Energy Regulatory Commission in its letter dated June 14, 2006 (as such Consent Order and remediation plan may be revised, amended or supplemented from time to time).

ARTICLE VII

COVENANTS OF THE PARTIES

Seller hereby covenants and agrees with Purchaser, and Purchaser hereby covenants and agrees with Seller that:

7.01     Reasonable Access.  Seller shall cause the Company to afford Purchaser and authorized representatives of Purchaser reasonable access to the books and records of the Company and to the employees working for the Company (all at reasonable times during regular business hours, upon prior notice to the Plant Manager of the Company listed on Schedule 1.1 hereto and in a manner so as not to interfere with the normal business operations of the Company) in order that Purchaser may have an opportunity to make such investigations as it shall desire into the Company and its business.

7.02     Confidentiality.

(a)           General.  Any Confidential Information furnished by Seller to Purchaser on and after the Effective Date shall be subject to the Confidentiality Agreement.  In the event of any conflict between this Agreement and the Confidentiality Agreement, the provisions of the Confidentiality Agreement shall prevail.

(b)           Regulatory Authorities and Court of Competent Jurisdiction. Either Party may disclose Confidential Information to any Governmental Authority or court of competent jurisdiction where such disclosure is necessary to comply with Section 7.13 hereof.  To the extent permitted by applicable Governmental Rules, the disclosing Party shall seek confidential treatment for the Confidential Information provided to any Governmental Authority and the disclosing Party shall notify the other Party as far in advance as is practicable of its intention to release Confidential Information to any Governmental Authority to enable the other Party to seek injunctive relief.

(c)           Disclaimer Regarding Tax Treatment.  Notwithstanding anything in this Agreement or in any other written or oral understanding or agreement to which the Parties hereto may be bound, each Party may (i) consult any Tax advisor regarding the Tax treatment and Tax structure of the transactions contemplated by this Agreement, and (ii) at any time disclose to any

Person, insofar as required to comply with Treasury Regulations Section 1.6011-4(b)(3), the Tax treatment and Tax structure of such transactions and all materials of any kind (including opinions or other Tax analyses) that are provided relating to such Tax treatment or Tax structure.  The preceding sentence is intended to satisfy the requirements for the transactions contemplated herein to avoid classification as a “confidential transaction” for purposes of Treasury Regulations Section 1.6011-4(b)(3) and shall be interpreted consistent with such intent.  This authorization is not intended to permit disclosure of any information that is unrelated to the Tax treatment or Tax structure of any transactions contemplated hereby, including (i) the identities of participants or potential participants in any such transactions, (ii) the existence or status of any negotiations, and (iii) any pricing or financial information, except in each case to the extent such information is related to the Tax treatment or Tax structure of any such transactions.  In addition, each Party acknowledges that it has no proprietary or exclusive rights to the federal Tax structure of such transactions or any federal Tax matter or federal Tax idea related to such transactions.

(d)           Survival.  The obligations of the Parties in this Section 7.02 will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other, any transfer of title to the Membership Interest, and the Closing of the transactions contemplated in this Agreement.

7.03     Hart-Scott-Rodino Act.  If required, each Party shall promptly file any Notification and Report Form and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and shall, subject to Section 7.06, use its best efforts to obtain an early termination of the applicable waiting period and make any further filings or information submissions pursuant thereto that may be reasonably necessary, proper or advisable.

7.04     Access to Records;.

(a)           Prior to and following the Closing, Seller shall provide Purchaser, its counsel, accountants and other representatives with access to the books and records of the Company for periods ending on or before the Closing Date (collectively, the “Records”), upon reasonable notice during normal business hours.  Seller shall not dispose of any Records for a period of seven (7) years after the Closing Date.  Thereafter, Seller shall not dispose of any Records until it has given reasonable notice to Purchaser of its intention to do so and given Purchaser a reasonable opportunity to take possession of the Records to be disposed of.

(b)           Following the Closing, Purchaser shall provide Seller, its counsel, accountants and other representatives with access to the books and records of the Company for periods ending on or before the Closing Date (collectively, the “Records”), upon reasonable notice during normal business hours.  Purchaser shall not dispose of any Records for a period of seven (7) years after the Closing Date.  Thereafter, Purchaser shall not dispose of any Records until it has given reasonable notice to Seller of its intention to do so and given Seller a reasonable opportunity to take possession of the Records to be disposed of.

7.05     Regulatory and Other Authorizations and Consents.  Each Party will use its best efforts to obtain the authorizations, consents and approvals of federal, state or local regulatory bodies or other Persons as the same may be necessary for that Party to comply with its obligations under this Agreement and to consummate the transactions contemplated hereby and will cooperate fully with the other Party in promptly seeking to obtain the authorizations, consents and approvals that are or may become necessary for such Party; provided, however, that neither Purchaser, on the one hand, nor Seller or the Company, on the other hand, shall be obligated to:  (a) undertake any additional financial obligation, dispose of any property or surrender any material right; (b) otherwise consent to any arrangement or undertake any obligation that would, in its sole and reasonable judgment, materially adversely affect its business or properties; or (c) consent to the extension of the Closing Date of this Agreement beyond that provided in Section 12.01(a)(vi) of this Agreement.  Without limiting the preceding portion of this Section 7.05, Purchaser shall be responsible for obtaining the approval of the New York State Public Service Commission and the Federal Energy Regulatory Commission for the transaction contemplated by this Agreement and agrees to file applications for such approvals within fifteen (15) days of the date of this Agreement.  Seller agrees to join in such applications, and shall cause the Company to do the same, provided however, that Purchaser shall be solely responsible for pursuing and obtaining such approvals and for the cost thereof.  The Parties hereto will not take any action that will or could have the effect of delaying, impairing or impeding the receipt of any required authorizations, consents or approvals.

7.06     Employee Matters.  Nothing in this Agreement shall confer upon any employee of Seller or of Seller’s affiliates, subsidiaries and/or third party administrators (“Seller’s Employees”) the right to employment with Purchaser after the date of Closing.  Further, Purchaser shall have no rights, liabilities or obligations with respect to Seller’s Employees or independent contractors for any period prior to Closing, nor will Purchaser have any rights, liabilities or obligations with respect to any agreements related to Seller’s Employees or independent contractors prior to Closing.

7.07     No Public Announcement.  Neither Party shall issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior approval of the other Party, which approval shall not be unreasonably withheld.  This Section 7.07 shall not apply to filings with the Bankruptcy Court in connection with the transactions contemplated by this Agreement.

7.08        Certain Amounts Owed To Seller and Its Affiliates.  Subject to any requirements of the Bankruptcy Court or the Plan, at or prior to Closing, Seller shall cause the Company to fully repay or otherwise provide for the deemed resolution of any indebtedness owed by the Company to Seller or any other Affiliate of Seller, including but not limited to, indebtedness owed under the Debtor-In-Possession Credit Agreement dated as of February 28, 2006, between Mirant Americas, Inc. and the Company.

7.09        Provisions Relating to Treatment of Assets and Liabilities of the Company Under the Plan.  The Plan shall provide for the discharge to the fullest extent permitted by the Bankruptcy Code of all claims (as defined in Section 101(5) of the Bankruptcy Code) against the Company existing on the Plan Effective Date, including, but not limited to, all pre- and post-petition secured, priority and unsecured claims of every kind and nature.  The Plan shall provide that on the Plan Effective Date, all of the Assets of the Company shall be free and clear of all liens, claims, encumbrances, and interests existing on the Plan Effective Date, as if such Assets had been sold pursuant to Section 363 of the Bankruptcy Code.  All payments and distributions provided for under the Plan in respect to all allowed claims against the Company and all costs and expenses incurred in connection with the discharge of all liens, claims, encumbrances and interests in the Assets existing on the Plan Effective Date shall be paid or otherwise resolved in accordance with the Plan.  To the extent that there are any disputed claims against the Company on the Plan Effective Date (the “Disputed Claims”), neither the reorganized Company nor Purchaser shall have any obligation under the Plan or for the Disputed Claims.

7.10     Break-Up Fee.  In connection with the approval of the Sale Procedures Order, the Break-Up Fee shall be payable at the times provided in the Agreement.

7.11     Further Assurances.  Each Party shall execute and deliver such instruments and take such other actions as the other Party may reasonably require in order to carry out the intent of this Agreement.

7.12     Supplements to Schedules.

(a)           From time to time prior to the Closing, each Party shall promptly supplement or amend its Schedules hereto with respect to any matter hereafter arising which, if existing or occurring as at the Effective Date, would have been set forth or described in such Schedules.

(b)           For purposes of determining the satisfaction of the conditions set forth in Sections 9.01 and 10.01, respectively, and the accuracy of the representations and warranties of each Party contained in this Agreement, the Schedules shall be deemed to include the information contained therein on the Closing Date, as such Schedules may be supplemented or amended in accordance with Section 7.12(a) above.

7.13     Tax Matters.

(a)           The Parties agree that after the Closing Date, Seller shall have the right to review drafts of and approve (which approval shall not be unreasonably withheld) all Tax returns of the Company relating to taxable periods ending (i) on or before the Closing Date and (ii) after the Closing Date, which encompass periods prior to the Closing Date.  Copies of each draft Tax return shall be delivered to Seller at least twenty (20) days prior to the proposed filing date thereof.  If Seller does not give Purchaser notice of any objection to such draft within five (5) days of receipt of the draft, Seller shall be deemed to have approved such draft.  Purchaser shall, and shall cause the Company to, cooperate with Seller in the review of all such Tax returns and in connection therewith provide Seller and its accountants, attorneys and other representatives reasonable access to any and all books, records and data with respect to the Company relevant to such Tax returns, including, without limitation, financial statements, management accounts and work papers of the Company’s accounting department and the Company’s independent accountants.

(b)           In the event of a dispute with respect to any such Tax return, Purchaser and Seller shall attempt to reconcile their differences.  If Purchaser and Seller are unable to do so within ten (10) days, Purchaser and Seller shall submit the disputed items for resolution to the Review Firm, which, within fifteen (15) days from such submission, shall determine and report to the Parties upon such disputed items, and such report shall be final, binding and conclusive on the Parties hereto and such Tax return shall be filed on a basis which reflects such report.  In acting pursuant to this Section 7.13(b), the Review Firm shall have the rights, privileges and immunities of an arbitrator, and its fees shall be paid one-half by Purchaser and one-half by Seller.

(c)           The provisions of clauses (a) and (b) of this Section 7.13 or any approval of any Tax return by Seller notwithstanding, Seller shall have no liability pursuant to Article XI or otherwise arising from or relating to any Tax election or amended return filed by Purchaser or the Company or any change in the Company’s Tax accounting principles or policies after the Closing Date which recharacterizes, restates or otherwise affects any item for any taxable period ending on or prior to the Closing Date.

(d)           Each Party will promptly notify the other in writing upon receipt by such Party of notice of any pending or threatened Tax audit or proceeding relating to Taxes of the Company for any (i) Tax period ending on or before the Closing Date or (ii) Tax period ending after the Closing Date but which includes the Closing Date.  Seller will have the sole right to represent the interests of the Company in any audit or Tax proceeding related to Taxes for Tax periods ending on or prior to the Closing Date and to employ counsel of its choice at its expense, and Purchaser and Seller agree to cooperate in the defense of any claim in such audit or proceeding.  Seller will have the right to participate at its expense in representing the interests of the Company in any audit or proceeding related to Taxes for any Tax period ending after the Closing Date, if and to the extent that such period includes any Tax period before the Closing Date, and to employ counsel of its choice at its expense.  Seller and Purchaser agree to cooperate in the defense of any claim in such audit or proceeding.

7.14     Required Consents.

(a)           Except as provided in Sections 4.05, 7.05 and 7.15, Purchaser is responsible for obtaining the following (collectively, the “Purchaser Required Consents”):  all authorizations, consents, licenses, permits and approvals of Governmental Authorities and third Persons required by applicable law or required by any such third Persons in connection with the consummation of the transactions contemplated by this Agreement (including the approvals of the New York State Public Service Commission and the Federal Energy Regulatory Commission as provided in Section 7.05 and those consents listed on Schedule 5.04) and any related agreements and with Purchaser’s operation of the Hydroelectric and Gas Turbine Generating Stations.

(b)           Seller is responsible for obtaining all authorizations, consents, licenses, permits and approvals referenced in Section 4.05 hereof to the extent Seller is required by law or under this Agreement to obtain same (collectively, the “Seller Required Consents”).

(c)           In connection with obtaining any Purchaser Required Consents or Seller Required Consents from third Persons, each Party will:

(i)            promptly commence and use Commercially Reasonable Efforts to obtain all Purchaser Required Consents or Seller Required Consents, as the case may be;

(ii)           provide the other Party with the opportunity to comment on drafts of all submissions to such third Persons sufficiently in advance of the submission thereof insofar as practicable;

(iii)          consider any comments received from the other Party in good faith;

(iv)          invite the other Party or its representative to attend all meetings with such third Persons;

(v)           provide copies of all correspondence from such third Persons promptly after receipt thereof; and

(vi)          promptly following any request from the other Party, provide a detailed report as to the status of each Purchaser Required Consent or Seller Required Consent (as the case may be) and its efforts to obtain the same.

(d)           After the Closing, Purchaser will notify promptly all relevant Governmental Authorities and all other third Persons of the change in ownership of the Membership Interest resulting from the transactions contemplated herein to the extent required by applicable law or the specific underlying agreements.

7.15     Bankruptcy Court Orders and Related Matters.  The Parties acknowledge and agree as follows:

(a)           promptly after the execution of this Agreement, (i) Seller shall, in accordance with all applicable requirements of, and procedures under, the Bankruptcy Code, file with the Bankruptcy Court a motion (the “Sale Motion”) seeking approval of the (A) Sale Procedures Order (as defined below), and (B) Sale Order (as defined below) and (ii) the Company shall, in accordance with all applicable requirements of and procedures under, the Bankruptcy Code, file with the Bankruptcy Court a motion or motions seeking, among other things, an order (the “Disclosure Statement Order”), approving the disclosure statement (the “Disclosure Statement”) with respect to the Plan (which shall be developed through meaningful and timely consultation between the parties, but with final submission to the Bankruptcy Court in the sole discretion of Seller), establishing procedures for solicitation of acceptances to the Plan and setting a hearing on confirmation of the Plan and seeking entry of the Confirmation Order (the Sale Procedures Order, the Sale Order, the Disclosure Statement Order and the Confirmation Order, herein collectively referred to as the “Bankruptcy Court Orders”).  Seller and the Company, as applicable, will use Commercially Reasonable Efforts to (1) cause such Sale Procedures Order, Sale Order, Disclosure Statement Order and Confirmation Order to be issued, entered and become Final Orders in, as applicable, Seller’s and the Company’s Bankruptcy Cases, and (2) timely serve copies of the notices setting forth the hearing date on the Sale Procedures Order, the Sale Order, Disclosure Statement Order and the Confirmation Order upon any and all parties in interest entitled or required to receive notice under all applicable laws, rules and regulations and orders of the Bankruptcy Court prior to the hearing on such motions (all such motions and actions relating to the Sales Procedures Order, the Sale Order, the Disclosure Statement Order and the Confirmation Order will be in form and substance reasonably acceptable to Purchaser and Seller and their respective counsel).  Seller further agrees that it shall not take any action in the Bankruptcy Case which would be contrary to or inconsistent with this Agreement or any of the terms hereof, and any plan of reorganization of Seller or order confirming such plan shall in no way adversely affect the rights of Purchaser under this Agreement.

(b)           Seller shall use its Commercially Reasonable Efforts so that the Bankruptcy Court enters a “Sale Procedures Order”, substantially in the form attached hereto as Schedule 7.15(b) (and which, as entered by the Bankruptcy Court, is in a form reasonably acceptable to Purchaser, Seller, and their respective counsel) that, among other things: (i) names Purchaser as the “stalking horse” with respect to the Membership Interest, (ii) if there is an overbid as provided herein, requires the payment of Two Hundred Fifty Thousand Dollars ($250,000) as a break up fee (the “Break-Up Fee”) under the circumstances and in accordance with the terms of this Agreement, (iii) requires an initial overbid at least Five Hundred Thousand Dollars ($500,000) in cash greater than the Purchase Price, (iv) requires all overbids be accompanied by a down payment equal to ten percent (10%) of the purchase price offered by the overbidder, (v) requires that each bidder provide (A) written evidence satisfactory to Seller demonstrating that such bidder (1) has the financial ability to consummate the purchase of the Membership Interest and its obligations to perform under the definitive purchase and sale agreement described in 7.15(b)(vi) herein no later than ten (10) days following the hearing on the Sale Order; (2) is not affiliated with Purchaser or Seller (and such Person is not a creditor of Seller or Seller’s Affiliate) and (B) evidence to Seller and the Bankruptcy Court that it is a bona fide purchaser and is willing and able to cover its own legal counsel fees and other costs associated with the sale of the Membership Interest, (vi) requires the delivery to Seller of an executed copy of a definitive purchase and sale agreement having the same terms and conditions as those set forth in this Agreement (except for  the purchase price, the terms of (i) through (ix) of this Subsection (b), and the reasonable extension of the dates set forth in Sub-Sections 12.01(a) (iii), (iv), and (vii) necessary or appropriate in light of such overbid) for a price that exceeds the purchase price by at least $500,000, no later than five (5) days prior to the hearing on the Sale Order, (vii) requires subsequent bidding increments of at least Two Hundred and Fifty Thousand Dollars ($250,000.00), (viii) requires that any qualified bid, other than Purchaser’s bid pursuant to this Agreement, be delivered to Seller and Purchaser on or before the deadline established by the Bankruptcy Court, and (ix) if Purchaser submits the successful overbid, permits Purchaser to credit the amount of the Break-Up Fee against such overbid.

(c)           Seller shall use its Commercially Reasonable Efforts so that the Bankruptcy Court approves the Sale Order, substantially in the form attached hereto as Schedule 7.15(c) (and which, as entered by the Bankruptcy Court, is in a form reasonably acceptable to Purchaser and Seller and their respective counsel), which shall contain provisions, among other things, (i) approving the sale of the Membership Interest to Purchaser on the terms and conditions set forth in this Agreement, (ii) stating that any objections timely filed with respect to the sale of the Membership Interest, which have not been withdrawn, are overruled or the interests of such objections have been otherwise satisfied or adequately provided for by the Bankruptcy Court, (iii) finding that Purchaser is a good faith purchaser of the Membership Interest under Section 363(m) of the Bankruptcy Code and that the sale is not subject to avoidance under Section 363(n) of the Bankruptcy Code, (iv) providing that the sale of the Membership Interest to Purchaser shall be free and clear of any and all liens, claims, encumbrances and interests of any kind or nature whatsoever under Section 363 of the Bankruptcy Code and any other applicable sections of the Bankruptcy Code, (v) providing that the Bankruptcy Court shall retain jurisdiction for the purpose of enforcing the provisions of the Sale Order including, without limitation, compelling delivery of the Membership Interest to Purchaser and providing that any liens, claims, encumbrances and interests shall attach solely to the Purchase Price, (vi) providing that any liens, claims encumbrances and interests of any kind or nature whatsoever asserted under laws, rules, regulations or governmental or court orders imposing a stamp Tax, transfer Tax or similar Tax arising from the transfer of the

Membership Interest to Purchaser or any sales Tax and any other Taxes of Seller relating to a pre-Closing period (collectively, “Seller Taxes”) shall be filed against Seller’s estate and shall not be asserted against Purchaser, (vii) providing, if Purchaser consents, that the Parties hereto shall be authorized to close this transaction immediately upon execution of the Sale Order and the Confirmation Order pursuant to Rule 6004(g) of the Federal Rules of Bankruptcy Procedure, (viii) authorizing and directing Seller to execute, deliver, perform under, consummate and implement this Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the foregoing, and (ix) determining that Purchaser is not a successor to Seller or otherwise liable for any of the Liabilities of Seller and permanently enjoining all persons and entities from commencing, continuing or otherwise pursuing or enforcing any remedy, claim, cause of action or lien or Encumbrance against Purchaser or the Membership Interest to Purchaser (the “Sale Order” ).

(d)           The Disclosure Statement Order and the Confirmation Order shall be in form and substance reasonably acceptable to Purchaser, Seller and their respective counsel.  Seller and the Company shall use Commercially Reasonable Efforts to obtain entry of the Confirmation Order no later than seventy-five (75) days after execution of this Agreement by the Parties hereto.  The Confirmation Order shall, among other things, approve the assumption of all Assumed Contracts and declare that all Assumed Contracts are valid and binding and in full force and effect, confirm the Plan pursuant to Section 1129 of the Bankruptcy Code, approve all documents and actions necessary to implementation of the Plan under Section 1123(a) of the Bankruptcy Code and provide that the transfer of the Membership Interest to Purchaser is exempt from Tax pursuant to Section 1146 (c) of the Bankruptcy Code.

(e)           In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from either the Sale Procedures Order, the Sale Order, the Disclosure Statement Order or the Confirmation Order, Seller will immediately notify Purchaser of such appeal or stay request and will provide to Purchaser within two (2) Business Days a copy of the related notice of appeal or order of stay or application for reconsideration.  Seller will also provide Purchaser with written notice and copies of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, any of such orders and any related briefs.

(f)            Seller will notify, as is required by the Bankruptcy Code and as may reasonably be requested by Purchaser, all parties entitled to notice of all motions, notices and orders required to consummate the transactions contemplated by this Agreement, including, without limitation, the Sale Procedures Order, the Sale Order, the Disclosure Statement Order and/or the Confirmation Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court.

(g)           Purchaser acknowledges that the sale of the Membership Interest as contemplated by this Agreement is subject to Bankruptcy Court approval and to higher and better counteroffers and that the Membership Interest will be sold to the highest and best bidder at an auction to be conducted by Seller in connection with the hearing on the approval of the Sale Order (the “Auction”).  In the event that the highest and best offer, as determined by Seller is submitted at the Auction by a purchaser other than Purchaser that (i) is not affiliated with Purchaser or Seller (and such Person is not a creditor of Seller or Seller’s Affiliate), (ii) submits to Seller a valid, irrevocable offer to purchase the Membership Interest on the same terms as this Agreement (except for the purchase price, the terms of (i) through (ix) of Subsection 7.15 (b), and the reasonable extension of the dates set forth in Sub-Sections 12.01(a) (iii), (iv), and (vii) necessary or appropriate in light of such overbid) for a purchase price that exceeds the Purchase Price by at least Five Hundred Thousand Dollars ($500,000), no later than five (5) days prior to the hearing on the Sale Order, (iii) executes all necessary and appropriate documents, in form and substance acceptable to Seller, to memorialize the sale (the “Third Party Sale”) and has the financial ability to consummate the purchase of the Membership Interest and its obligations to perform under the definitive purchase and sale agreement described in 7.15(b)(vi) herein no later than ten (10) days following the hearing on the Sale Order, (iv) satisfies Seller and the Bankruptcy Court that it is a bona fide purchaser, and (v) is willing and able to cover its own legal counsel fees and costs associated with the Third Party Sale, Seller shall, upon approval of the Bankruptcy Court of a Sale Order naming such other purchaser as Purchaser and the related Confirmation Order, be entitled to close such Third Party Sale pursuant to such other offer; provided, however, that nothing contained herein shall prevent Purchaser from contesting that such other offer is the highest and best offer.  Upon entry of the Sale Order authorizing a sale of the Membership Interest to a purchaser other than Purchaser (the “Prevailing Bidder”), Seller shall direct the Escrow Agent to return to Purchaser the Down Payment (with all accrued interest thereon) and Seller shall pay to Purchaser the Break-Up Fee from the first cash proceeds of the Third Party Sale or any other sale of the Membership Interest within five (5) days after the closing of the Third Party Sale or any other disposition of the Membership Interest.  In the event that Purchaser agrees to be a back-up bidder, Seller shall direct the Escrow Agent to return the Down Payment (with all accrued interest thereon) to Purchaser upon the earlier of closing of the sale to the Prevailing Bidder or a termination of this Agreement by Purchaser according to its terms.  Upon the closing of the Third Party Sale, payment of the Break-Up Fee to Purchaser from the first cash proceeds of the Third Party Sale shall be made within five (5) days after the closing of the Third Party Sale.

7.16     Purchaser Contact with Vendors and Employees.  Purchaser agrees that, prior to the Closing Date, it will not contact any vendors, suppliers, employees or other contracting parties of Seller or Seller’s Affiliates with respect to any aspect of the Company’s business or the transactions contemplated hereby without the prior written consent of Seller.

7.17     Taxes, Prorations and Closing Costs.

(a)           Taxes.

(i)            Purchaser will pay all Taxes, including sales, use, transfer and documentary transfer Taxes, arising in connection with the sale and transfer of the Membership Interest.  Seller and Purchaser will each pay its own income Taxes.  State and local real and personal property Taxes relating to the Company for the Tax year of the Closing will be prorated between Purchaser and Seller on the following basis:  Seller is to be responsible for all such Taxes for the period up to the Closing; and Purchaser is to be responsible for all such Taxes for the period on and after the Closing.  All Taxes assessed on an annual basis will be prorated on the assumption that an equal amount of Taxes applies to each day of the year, regardless of how any installment payments are billed or made, except that Purchaser will bear all supplemental or other state and local real and personal property Taxes which arise out of a change in ownership of the Membership Interest.

(ii)           After the Closing, Purchaser will notify Seller in writing, within fifteen (15) days after its receipt of any correspondence, notice or other communication from a taxing authority or any representative thereof, of any pending or threatened tax audit, or any pending or threatened judicial or administrative proceeding that involves Taxes relating to the Membership Interest for the period prior to the Closing, and will furnish Seller with copies of all correspondence received from any taxing authority in connection with any audit or information request with respect to any such Taxes relating to the Membership Interest for the period prior to the Closing.

(b)           Purchaser’s Closing Costs.  Purchaser will pay: (i) all costs of (1) any title policy and all endorsements thereto that Purchaser elects to obtain, (2) all filings required under the HSR Act, (3) Purchaser’s Due Diligence Inspections and Reviews, and (4) any Person (if any) that is entitled to a brokerage commission, finder’s fee or other like payment by reason of Purchaser’s actions, and (ii) one-half (1/2) of any document recordation costs, including any applicable deed transfer Tax.

7.18     Acknowledgement by Purchaser.  Prior to its execution of this Agreement, Purchaser has conducted to its satisfaction an independent investigation and verification of the Company, including without limitation its Due Diligence Inspections and Reviews. In making its decision to execute this Agreement, and to purchase the Membership Interest, Purchaser has relied and will rely upon the results of its own independent investigation and verification.  THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV OF THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.  There are no representations, warranties, covenants, understandings or agreements among the Parties regarding the Membership Interest or its transfer other than those set forth in this Agreement.  Except for the representations and warranties expressly set forth in Article IV, Purchaser disclaims reliance on any representations, warranties or guarantees, either express or implied by Seller, its officers, directors, counsel, representatives or agents.

7.19     No Recourse.  To the extent the transfer, conveyance, assignment and delivery of the Membership Interest to Purchaser as provided in this Agreement is accomplished by deeds, assignments, sublicenses, subleases, subcontracts or other instruments of transfer and conveyance, whether executed at the Closing or thereafter, these instruments are made without representation or warranty by, or recourse against, Seller, except as expressly provided in this Agreement.

7.20     Advice of Changes.  Prior to Closing, each Party will promptly advise the other in writing with respect to any matter arising after execution of this Agreement of which that Party obtains knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be set forth in any of the Schedules.

7.21     Casualty Loss.

(a)           If, at any time following the Effective Date but prior to Closing, any of the Hydroelectric or Gas Turbine Generating Stations suffers (each of such Stations referred to herein as a “Station”) a total or partial casualty loss (an “Event of Loss”) that is reasonably estimated to cost in excess of One Million Dollars ($1,000,000) to repair or replace the damaged Station (a “Major Loss”), Seller will promptly inform Purchaser of the Major Loss.  As soon as practicable following the Major Loss, Seller will provide to Purchaser its good faith, detailed written estimate (“Seller’s Estimate”) setting forth the amount required to repair or replace the damaged Station and the estimated time period for completion of such repair or replacement. Concurrently with the delivery of a Seller’s Estimate relating to a Major Loss, Seller will notify Purchaser whether it will repair or replace the Station.  The completion of the repair or replacement of the Station relating to a Minor Loss and, if Seller elects to repair or replace the Station relating to a Major Loss, the completion of the work relating to a Major Loss, will be a condition to the Closing and the outside date for the Closing set forth in Section 12.01(a)(vii) will be extended by the estimated time period for completion of such repair or replacement plus thirty (30) days (provided that the overall number of estimated days for completion of such repair or replacement shall not exceed ninety (90) days, failing which Purchaser shall have the option to terminate this Agreement), and the costs thereof (less any insurance proceeds received by Seller in connection with such loss) will be deemed a Necessary Capital Expenditure, unless such costs shall exceed Fifty Thousand Dollars ($50,000), in which event any amount in excess of Fifty Thousand Dollars ($50,000) shall be for the account of Seller. If Seller elects not to repair or replace the Station relating to a Major Loss, the provisions of Section 7.21(b) will apply.

(b)           Purchaser’s Election.

(i)            Within the thirty (30) day period immediately following receipt of a Seller’s Estimate relating to a Major Loss and Seller’s election not to repair or replace the damaged Station, Purchaser will elect, by written notice to Seller, to either:

(1)           terminate this Agreement pursuant to Section 12.01(a)(v); or
(2)           require a reduction in the Purchase Price by an amount equal to Seller’s Estimate, in which case Seller will have no obligation to repair the Station as a result of such Event of Loss.

(ii)           If Purchaser should fail to make the election set forth in this Section 7.21(b) within the thirty (30) day period immediately following receipt of Seller’s notice of a Major Loss, Purchaser will be deemed to have made the election contained in Section 7.21(b)(i)(2).  To the extent the thirty (30) day period described in this Section 7.21(b) extends past the outside date for the Closing set forth in Section 12.01(a)(vii), the outside date for the Closing shall be extended by such time.

7.22     Post Closing — Information and Records.

(a)           Purchaser agrees that, from and after the Closing Date, it will, promptly following the request of Seller, provide such information and administrative support as will be reasonably requested by Seller to enable Seller to comply with its obligations with respect to the issuance of Form 1099 and other Tax reports, reports and notices relating to income Tax returns, preparation of financial statements and completion of Seller’s audit for the three fiscal years ended December 31st following the Closing Date and other similar matters.

(b)           Employees.  Purchaser will make available to Seller on a reasonable basis and as requested from time to time by Seller after Closing, those employees of Purchaser with Knowledge of or relevant to the matters described in this Section 7.22 for the purpose of consultation, investigation and/or testimony in connection therewith.

7.23     Insurance.  Seller shall maintain or cause to be maintained in full force and effect all policies of insurance applicable to the Hydroelectric and Gas Turbine Generating Stations as of the Effective Date.  All such insurance policies shall terminate as of the Closing.

7.24     Use of Certain Names.  Within thirty (30) days following the Closing, Purchaser shall cause the Company to cease using the name “Mirant,” and any word or expression similar thereto or constituting an abbreviation or extension thereof (the “Seller Marks”), including eliminating the Seller Marks from any Assets and disposing of any unused stationery and literature of the Company bearing the Seller Marks. Thereafter, neither Purchaser nor any of its Affiliates shall use the Seller Marks.  Purchaser acknowledges that neither it nor its Affiliates has any rights whatsoever to use the Seller Marks after said thirty (30) day period.  Without limiting the foregoing:

(i)            Within five (5) Business Days after the Closing Date, Purchaser shall cause the Company to change its name to a name that does not contain any of the Seller Marks.

(ii)           Within sixty (60) days after the Closing Date, Purchaser shall provide evidence to Seller, in a format that is reasonably acceptable to Seller, that Purchaser has made all governmental filings required pursuant to clause (i) above and has provided notice to all applicable Governmental Authorities and all counterparties to the Material Contracts regarding the change of the Company’s and a new address for the purpose of notice to the Company.

(iii)          Notwithstanding Purchaser’s right to use the Seller Marks for the time periods set forth in this Section 7.24,  Purchaser acknowledges and agrees as follows:  (i) neither Purchaser nor any of its Affiliates (including the Company after the Closing Date) shall be deemed an agent, representative or joint venture partner of Seller; (ii) Seller shall retain sole and exclusive ownership of the Seller Marks, and all goodwill and rights related thereto; (iii) Purchaser and its Affiliates (including the Company after the Closing Date) shall not engage in any conduct or take part in any activity that would be reasonably likely to (A) impair the validity or enforceability of the Seller Marks, (B) dilute the distinctiveness of the

Seller Marks, (C) disparage the Seller Marks or (D) be considered unfair competition or an infringement or other violation of the rights of Seller or its Affiliates in the Seller Marks; (iv) Purchaser and its Affiliates (including the Company after the Closing Date) shall not co-brand any of their goods or services (or communications describing such goods or services) using any of the Seller Marks; and (v) notwithstanding anything to the contrary contained in Article XI, and irrespective of such Article XI, Purchaser shall indemnify, defend and hold harmless Seller from, against, and in respect of, any and all Damages incurred or suffered by Seller arising out of or relating to any use of any of the Seller Marks by Purchaser or any of its Affiliates (including the Company after the Closing Date).

7.25     Settlement Agreement.  The Company is a party to a certain Settlement Agreement dated as of August 31, 2001, by and among Orange and Rockland Utilities Inc. (“O&R”), Mirant Bowline, LLC (“Bowline”), Mirant Lovett, LLC (“Lovett”), Hudson Valley Gas Corporation (“Hudson Valley”) and the Company (the “O&R Settlement Agreement”).  On or before the Closing Date, unless O&R has released Company from liability under the O&R Settlement Agreement, each of the Company, Bowline, and Lovett shall enter into a cross indemnity agreement (the “Cross Indemnity Agreement”) substantially in the form attached as Schedule 7.25 hereto, and the same shall have been finally approved by the Bankruptcy Court with respect to each proceeding applicable to each of the parties thereto.

7.26     Registration of Company with NYISO.  Purchaser is responsible for registering prior to Closing the Company or Purchaser as representative of the Company as a market participant with the New York Independent System Operators (“NYISO”).  Seller will cooperate with Purchaser and the Company in effecting such registration.

7.27     Gas Transportation and Balancing Services Agreement.  The Company is a party to a certain Gas Transportation and Balancing Services Agreement dated December 9, 2002 by and among O&R, Bowline, Lovett, Company, Consolidated Edison Company of New York, Inc. (“ConEd”), and MET, as transferee of Mirant Energy Marketing, (the “Gas Transportation Agreement”).  On or before the Closing Date, Seller shall cause the Company to enter into a written agreement with the other parties to the Gas Transportation Agreement terminating Company as a party thereto effective upon Closing.  Seller shall cooperate with Purchaser so that, on or before the Closing Date, Purchaser may enter into a written agreement effective upon Closing replacing the operational supply arrangements available to Company under the Gas Transportation Agreement so as to allow for the full and complete operation of the Company and its Assets post-Closing consistent with its operations prior to Closing.  Seller and Purchaser agree that such replacement agreement will provide for, inter alia, at least the same level of gas supply, capacity and transportation rights for Company under such replacement agreement as existed under the Gas Transportation Agreement prior to Closing, although the price and other terms therein may be different.  Such replacement agreement shall be executed by the Company and any other parties thereto within seven (7) days prior to the Closing Date. Prior to Closing, all new written agreements referred to in this Section 7.27 shall have been timely filed with the New York State Public Service Commission and shall be finally approved by the Bankruptcy Court with respect to each proceeding therein applicable to the parties to such written agreements.

7.28     Air Title V Permits (Hillburn and Shoemaker Facilities).  Company is the holder of an Air Title V Permit issued by the New York State Department of Environmental Conservation (“DEC”) for the Hillburn Facility (Permit #3-3926-00059/00003) and the Shoemaker Facility (Permit #3-3309-00040/00004) (respectively, the “Hillburn Air Permit” and the “Shoemaker Air Permit”, collectively the “Air Permits” and individually each an “Air Permit”).  After the Effective Date, Company shall apply for a modification of each Permit to remove the Hillburn and Shoemaker Facilities from the calculation of the system wide average of Nitrogen Oxide emissions used to determine compliance with the NOx RACT Limit (as defined in and required by each Permit) (such calculation being referred to herein as the “NOx Bubble”).  Prior to filing any such application, Seller shall provide Purchaser with a copy thereof and accept comments from Purchaser for a reasonable time thereafter.  Other than such comments to Seller, Purchaser shall take no action opposing Company’s applications for such modification.  If Purchaser requests Seller to cause any such application to include a modification to a Permit which Purchaser determines is reasonably necessary to allow the Company to operate in compliance with the Nitrogen Oxide emission limits in the Permits after the amendment removing the relevant Facility from the NOx   Bubble, Seller agrees to include such requested modification,  provided that the implementation thereof shall not cause the Company to incur costs prior to the Closing.  Seller and Purchaser shall cooperate in good faith to obtain modified Permits consistent with this Section 7.28 that shall be effective on the Closing Date.

7.29     Assignment of Certain Purchase Orders.  Prior to the Closing Date, Seller shall cause Company to assign to Seller or Seller’s designee the following purchase orders:  (a) Purchase Order No. NY-6867 between Company and Mead and Hunt, Inc. (item #9 on Schedule 4.16), and (b) Purchase Order No. NY-8296 between Company and Burns and Roe Enterprises, Inc. (item #13 on Schedule 4.16).  Seller or Seller’s designee shall assume and perform all of Company’s obligations under said Purchase Orders for services performed by the other party thereto after the Effective Date.

ARTICLE VIII

MUTUAL CONDITIONS

The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by each Party.

8.01     HSR Act.  All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

8.02     Regulatory and Other Authorizations and Consents.  All authorizations, consents and approvals of Governmental Authorities, third parties and the Bankruptcy Court, shall have been obtained (other than Seller Required Consents and Purchaser Required Consents).

8.03     Orders.  Other than the approval of the Bankruptcy Court, neither Party hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement.

ARTICLE IX

CONDITIONS TO PURCHASER’S OBLIGATIONS

Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Purchaser:

9.01     Representations and Warranties True.  The representations and warranties of Seller contained in Article IV hereof shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date (unless expressly made at and as of an earlier date, in which case such representations and warranties shall be true in such respects only at and as of such earlier date), except for changes permitted or contemplated by the terms of this Agreement.

9.02     Performance.  Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

9.03     Certificates; Evidence of Compliance.  Seller shall have furnished Purchaser with such certificates of Seller and/or such other evidence as Purchaser may reasonably request to demonstrate compliance with the conditions set forth in this Article IX including, with respect to the indebtedness owed under the Debtor-In-Possession Credit Agreement dated as of February 28, 2006, between Mirant Americas, Inc. and the Company, notes marked “cancelled” and/or otherwise acknowledged by the holder(s) thereof to be discharged, proof of satisfaction of any mortgages filed against Company’s real property, and discharge of any liens on record against any Assets.

9.04     Board Resolutions.  A certified copy of such resolutions of the Board of Directors of Seller as may be required to authorize the transactions contemplated by this Agreement and the Related Agreements and authorizing specified officers of Seller to execute and deliver this Agreement, the Related Agreements and any other documents or instruments which they deem necessary and appropriate in connection with this Agreement.

9.05     Bankruptcy Court Orders.  The Bankruptcy Court Orders shall (a) have been entered by the Bankruptcy Court, with such changes as are reasonably acceptable to Seller and Purchaser and their respective counsel, and (b) become Final Orders.

ARTICLE X

CONDITIONS TO SELLER’S OBLIGATIONS

Each and every obligation of Seller under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Seller:

10.01   Representations and Warranties True.  The representations and warranties of Purchaser contained in Article V hereof shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date (unless expressly made at and as of an earlier date, in which case such representations and warranties shall be true in such respects only at and as of such earlier date), except for changes permitted or contemplated by the terms of this Agreement.

10.02   Performance.  Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

10.03   Certificates.  Purchaser shall have furnished Seller with such certificates of its officers to evidence compliance with the conditions set forth in this Article X as may reasonably be requested by Seller.

10.04   Board Resolutions.  A certified copy of such resolutions of Purchaser’s sole member as may be required to authorize the transactions contemplated by this Agreement and the Related Agreements and authorizing specified officers or representatives of Purchaser, as the case may be, to execute and deliver this Agreement, the Related Agreements and any other documents or instruments which they deem necessary and appropriate in connection with this Agreement.

10.05   Pending Insurance Claims.  Written acknowledgment from each relevant insurance carrier or its broker or other designee that the Company’s pending claims for losses at the Swinging Bridge Facility and the Hillburn Facility shall be paid to Seller or such third party or third parties as the Seller or Company shall designate to each such carrier prior to Closing.

10.06      Bankruptcy Court Orders.  The Bankruptcy Court Orders shall (i) have been entered by the Bankruptcy Court, with such changes as are reasonably acceptable to Seller and Purchaser and their respective counsel, and (ii) become  Final Orders.

10.07      Termination of Gas Transportation Agreement.  Company shall have entered into a written agreement effective upon Closing terminating the Gas Transportation Agreement as to Company, such written agreement shall have been timely filed with the New York State Public Service Commission, and all Bankruptcy Court approvals with respect to such agreement shall have become final and not subject to appeal, all in accordance with Section 7.27.

10.08      Modification of Title V Permits.  The Air Permits have been modified in accordance with Section 7.28, effective upon Closing.

ARTICLE XI

SURVIVAL AND INDEMNIFICATION

11.01   Survival.

(a)           All representations and warranties made by any Party in this Agreement shall survive the Closing hereunder for a period of ninety (90) days following the Closing.  Anything in this Agreement to the contrary notwithstanding, no claim based upon misrepresentation or breach of representation or warranty shall be made, no action or litigation with respect thereto commenced, and no remedy shall be available unless written notice specifying with particularity the misrepresentation or breach claimed shall have been delivered on or prior to the expiration of such period.

(b)           All covenants and agreements made by any Party in this Agreement shall survive the Closing hereunder until all obligations set forth therein shall have been satisfied.

11.02   Indemnification.

(a)           Each Party (each, a “Indemnifying Party”), as a material inducement to the other party to enter into this Agreement, shall defend, indemnify, and hold harmless the other Party, such other Party’s successors and assigns, and all of such other Party’s officers, directors, lenders, shareholders, beneficial owners, trustees, partners, members, affiliates, agents and employees (each, an “Indemnitee”, collectively, the “Indemnitees”) from and against any and all damages, claims, losses, judgments, awards, penalties, fines and forfeitures (each, an “Action”), together with reasonable attorneys’ fees and related litigation or arbitration costs and expenses of such Indemnitees, of whatever kind or nature, without limitations being asserted against any of the Indemnitees (collectively, “Damages”), which in any way arise or result from a breach of any representation, warranty, covenant or agreement of the Indemnifying Party under this Agreement.

(b)           No indemnity pursuant to this Agreement shall be paid by the Indemnifying Party:

(i)            on account of the Indemnitee’s conduct that is established in a final, non-appealable judgment by a court of competent jurisdiction as having been knowingly fraudulent, deliberately dishonest, reckless, grossly negligent or constituting willful misconduct;

(ii)           on account of the Indemnitee’s conduct that is established in a final, non-appealable judgment by a court of competent jurisdiction as having constituted a breach of the Indemnitee’s duty of loyalty to the Indemnifying Party or as having resulted in any personal profit or advantage to the Indemnitee to which the Indemnitee was not legally entitled;

(iii)          for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under another valid and enforceable indemnity clause or agreement, except in respect of any deficit in payment actually received under any such policy of insurance, indemnity clause or agreement; or

(iv)          if indemnification is unlawful or has been determined by any regulatory or administrative body having jurisdiction over the Indemnifying Party to be against public policy.

(c)           As a condition precedent to the Indemnitee’s rights of indemnification under this Agreement, the Indemnitee shall give the Indemnifying Party written notice as soon as reasonably practicable after becoming aware of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement.  In addition, the Indemnitee shall give the Indemnifying Party such information and cooperation as the Indemnifying Party may reasonably request to enable the Indemnifying Party to perform its obligations hereunder.  Failure by the Indemnitee to give such notice shall not deprive the Indemnitee of a right to indemnification hereunder, provided that the Indemnifying Party has actual knowledge of the claim and/or is not adversely affected in its ability to defend the claim as a result of any such failure.

(d)           With respect to the commencement of any Action of which the Indemnitee notifies the Indemnifying Party pursuant to clause (c) above:

(i)            the Indemnifying Party will be entitled to participate therein at its own expense;

(ii)           except as otherwise provided below, the Indemnifying Party may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After written notice from the Indemnifying Party to the Indemnitee of its election to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof except for reasonable costs of investigation or as otherwise provided in this clause (d). The Indemnitee shall have the right to employ separate counsel in such Action, provided that the fees and expenses of such counsel incurred after written notice from the Indemnifying Party of its assumption of the defense thereof shall be at the expense of the Indemnitee unless: (1) the employment of such counsel has been authorized by the Indemnifying Party, (2) the Indemnitee shall have reasonably concluded, and so notified the Indemnifying Party, that there is an actual conflict of interest between the Indemnifying Party and the Indemnitee in the conduct of the defense of such Action, in which event the Indemnifying Party shall not be entitled to assume the defense of such Action, or (3) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Action.

(iii)          the Indemnifying Party shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Action effected by the Indemnitee without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld;

(iv)          the Indemnifying Party shall be permitted to settle any Action, provided that it shall not settle any Action in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld.

(e)           Seller shall indemnify, defend and hold harmless Purchaser, Purchaser’s successors and assigns, and all of Purchaser’s officers, directors, lenders, shareholders, beneficial owners, trustees, partners, members, affiliates, agents and employees (collectively, the “Purchaser Indemnified Parties”) from and against all damages, claims, losses, judgments, awards, penalties, fines and forfeitures, together with reasonable attorneys’ fees and related litigation or arbitration costs and expenses of such Purchaser Indemnified Parties, of whatever kind or nature, without limitation, asserted against, incurred or suffered by any Purchaser Indemnified Party arising out of or resulting from the Southern Company Claims. For purposes hereof, “Southern Company Claims” means any liability of Company associated with the following proofs of claim filed by The Southern Company in the Bankruptcy Case:  proofs of claim numbered 6398, 6442, 8159, and 8313. Seller’s obligations under this Section 11.02(e) shall not be subject to the limitations contained in Sections 11.03(b)(i), 11.03(b)(ii), 11.03(c) or any other provision of this Agreement.

(f)            Each Indemnifying Party shall have the right to audit, inspect and copy the books and records of the Indemnitees with respect to a claim for indemnification under this Section 11.02.  The Indemnitees shall cooperate in providing such Indemnifying Party  with reasonable access to its books and records during normal business hours for this purpose.  If the results of audit or inspection show an overpayment to any Indemnitee upon any such claim, then such Indemnifying Party shall repay the amount of such overpayment within fifteen (15) days of the completion of such audit or inspection.

11.03   Limitations on Indemnification.

(a)           The remedies provided in this Article XI shall be exclusive and shall preclude assertion by either Party of any other rights or the seeking of any and all other remedies against the other for claims based on this Agreement.

(b)           Any claims for indemnity under this Agreement shall be subject to the following limitations and adjustments:  (i) the provisions of Section 11.02 shall be effective only when the aggregate amount of all Damages for which a Party may be liable under this Article XI exceeds two percent (2%) of the Purchase Price, in which case such Party shall be liable for only such amounts as exceed two percent (2%) of Purchase Price; (ii) the amount of any claim by either Party for indemnification shall be subject to adjustment to reflect (A) any actual direct or indirect income Tax benefit (taking into account the amount of any indemnification actually received) resulting therefrom to the Indemnitee, (B) any insurance coverage with respect thereto and (C) any amounts recoverable from third parties based on claims the Indemnitee has against such third parties which would reduce the damages that could otherwise be sustained; (iii) subject to the provisions of Section 11.03(c) hereof, in no event shall a Party be liable, in the aggregate, for indemnification hereunder in an amount greater than twenty percent (20%) of Purchase Price; and (iv) neither Party hereto shall be liable to the other Party for special, incidental, consequential or punitive damages.

(c)           Seller’s liability under Section 11.03(b) shall be limited to an amount which, when aggregated with the Purchase Price reductions under Section 2.03(d) and (e) hereof, does not exceed the Purchase Price.

11.04   Purchaser’s Release of Seller.  EXCEPT FOR THE RIGHTS OF  PURCHASER SET FORTH IN THIS ARTICLE XI, COMMENCING ON THE CLOSING DATE, PURCHASER SHALL RELEASE, HOLD HARMLESS AND FOREVER DISCHARGE SELLER FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES (INCLUDING FINES AND CIVIL PENALTIES), OR CAUSES OF ACTION AT LAW OR IN EQUITY (INCLUDING ANY ACTIONS ARISING UNDER ENVIRONMENTAL LAWS), DESTRUCTION, LOSS OR DAMAGE OF ANY KIND OR CHARACTER, WHETHER KNOWN OR UNKNOWN, VISIBLE OR INVISIBLE, TO THE PERSON OR

PROPERTY OF PURCHASER RESULTING FROM OR ARISING OUT OF THE PRESENCE OR RELEASE OF ANY HAZARDOUS SUBSTANCE AT, ON, UNDER, IN, ABOUT OR FROM COMPANY’S REAL PROPERTY. PURCHASER HEREBY ACKNOWLEDGES, AGREES, REPRESENTS, AND WARRANTS THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CLAIMS THAT ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED BY EITHER PARTY, AND PURCHASER FURTHER ACKNOWLEDGES, AGREES, REPRESENTS, AND WARRANTS THAT THIS RELEASE HAS BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF SUCH UNDERSTANDING AND PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE THE SELLER FROM THE CLAIMS, DEMANDS, AND LIABILITIES DESCRIBED IN THE FIRST SENTENCE OF THIS SECTION 11.04.

11.05   Mitigation and Limitation on Claims.  Notwithstanding anything to the contrary contained in this Agreement:

(a)           The Indemnitee will take all reasonable steps to mitigate all losses, damages and the like relating to an Action, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity, and will provide such evidence and documentation of the nature and extent of the Action as may be reasonably requested by the Indemnifying Party.  The Indemnitee’s reasonable steps include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any loss or expense for which indemnification would otherwise be due under this Article XI, and the Indemnifying Party will reimburse the Indemnitee for the Indemnitee’s reasonable expenditures in undertaking the mitigation.

(b)           The amount of any indemnity in relation to any Action is limited to the amount of actual damages sustained by the Indemnitee by reason of such breach or nonperformance, net of the dollar amount of any insurance proceeds or proceeds from third parties receivable by the Indemnitee or any of its Affiliates with respect to such Action.

ARTICLE XII

TERMINATION AND REMEDIES

12.01   Rights To Terminate.  This Agreement may, by written notice given on or prior to the Closing Date, in the manner provided in Section 13.05, be terminated at any time prior to the Closing Date:

(a)           Seller/Purchaser Termination:

(i)            by Seller, if there has been a material misrepresentation or a material default or material breach by Purchaser with respect to any of Purchaser’s representations and warranties in this Agreement or in any Related Agreement or the due and timely performance of any of Purchaser’s covenants and agreements contained in this Agreement or in any Related Agreement, and such misrepresentation, default or breach is not cured by the earlier of the Closing

Date or the date thirty (30) days after receipt by Purchaser of written notice specifying particularly such misrepresentation, default or breach;

(ii)           by Purchaser, if there has been a material misrepresentation or a material default or breach by Seller with respect to Seller’s representations and warranties in this Agreement or in any Related Agreement or the due and timely performance prior to the Closing of any of Seller’s covenants and agreements contained in this Agreement or in any Related Agreement, and such misrepresentation, default or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Seller of written notice specifying particularly such misrepresentation, default or breach;

(iii)          by Seller, on thirty (30) days prior written notice to Purchaser, if Seller shall not have received all Purchaser Required Consents by September 1, 2007;

(iv)          by Purchaser, on thirty (30) days prior written notice to Seller if Purchaser shall not have received all Seller Required Consents by September 1, 2007;

(v)           by Purchaser in accordance with Section 7.21(b);

(vi)          by mutual agreement of Seller and Purchaser;

(vii)         by Seller or Purchaser if (A) all of the orders referenced in clause (viii) below shall have become Final Orders and (B) the Closing has not occurred on or before the earlier of September 1, 2007, or the date which is thirty (30) days after the date upon which the last of all required Regulatory Approvals has been received, unless such time has been extended pursuant to Section 7.21(b);

(viii)        by Seller or Purchaser if any of the Sale Procedures Order, Sale Order, Disclosure Statement Order and Confirmation Order has not been entered or become final in a sequence such that each of the same shall be a Final Order at or prior to the Closing Date by September 1, 2007; or

(ix)           by Seller or Purchaser if at the time the written notice of termination is given, there is in effect a preliminary or permanent injunction enjoining consummation of the transactions contemplated hereby.

(b)           Bankruptcy Court Termination.  This Agreement shall automatically terminate at any time prior to the Closing upon entry by the Bankruptcy Court of the Sale Order that (i) approves and consummates a Third Party Sale; and (ii) becomes a Final Order.  This Agreement also shall automatically terminate at any time prior to the Closing if the Bankruptcy Court should not approve the transactions contemplated by this Agreement.

12.02   Specific Performance.  Any Party desiring to proceed with the Closing despite any failure or refusal of the other Party hereto to so proceed shall have the right to pursue the remedy of specific performance or to seek an injunction without the requirement of posting any bond.

12.03   Purchaser’s Remedies.  If this Agreement is terminated by Purchaser pursuant to Section 12.01(a)(ii) because of Seller’s uncured default hereunder then, subject to the next sentence, Purchaser shall be entitled to recover the Down Payment and, subject to Bankruptcy Court approval, damages equal to Purchaser’s actual, reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement and the costs of Purchaser’s claim against Seller, including but not limited to, reasonable legal expenses, plus costs and expenses associated with Purchaser’s Due Diligence Inspection and Reviews, provided that Purchaser’s total recovery in excess of the Down Payment shall not exceed One Hundred Thousand Dollars ($100,000.00).  Prior to Purchaser’s exercise of its remedy pursuant to the previous sentence, Purchaser may seek specific performance of Seller’s obligations which (if awarded) will be Purchaser’s sole remedy for such default hereunder.  Purchaser will have no other remedies, whether at law or in equity, for any such default by Seller hereunder (provided Purchaser will still be entitled to the benefit of any obligations, covenants and indemnities hereunder and under the Confidentiality Agreement and any other Related Agreements which expressly survive the termination of this Agreement with respect to any other defaults thereunder by Seller).  Purchaser may only avail itself of the remedies in this Section 12.03 if, at the time of Seller’s default, Seller would not be permitted (whether at such time or as of the expiration of any applicable cure period) to terminate this Agreement pursuant to Section 12.01(a)(i).

12.04   Seller’s Remedies.  If the purchase of the Membership Interest is not consummated in accordance with this Agreement by the date set forth in Section 12.01(a)(vii) because of Purchaser’s default hereunder, or if Seller terminates this Agreement in accordance with Section 12.01(a)(i), then Seller will have the right to pursue the remedy of specific performance under Section 12.02 herein which, if awarded, will be Seller’s sole remedy for such default.  If Seller does not seek the remedy of specific performance for such default, then Seller will, as its sole remedy, have the right to retain the Down Payment as liquidated damages, and no other remedy, whether at law or in equity, for the failure to close by Purchaser hereunder; provided, however, that Seller will still be entitled to receive any costs and expenses due to Seller pursuant to this Agreement and the benefit of any obligations, covenants and indemnities hereunder and under the Confidentiality Agreement by Purchaser which expressly survive the termination of this Agreement with respect to any other defaults thereunder by Purchaser.  Seller may only avail itself of the remedy in this Section 12.04 if, at the time of Purchaser’s default, Seller is not in material default hereunder.  THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE DOWN PAYMENT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES.  SUCH LIQUIDATED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR PENALTY.

12.05   Effect of Termination.  Except as set forth in Section 12.03 above, any termination of this Agreement by any Party shall have the effect of causing this Agreement to thereupon become void and of no further force or effect whatsoever, and thereupon no Party will have any rights, duties, liabilities or obligations of any kind or nature whatsoever against any other Party hereto based upon either this Agreement or the transactions contemplated hereby, except in each case the obligations of each Party for its own expenses incurred in connection with the transactions contemplated by this Agreement as provided in Section 13.04 and the obligations of each party with respect to confidentiality set forth in Section 7.02 hereof and the Confidentiality Agreement.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.01   Commissions and Finders’ Fees.  Each of the Parties represents that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Purchaser in such manner as not to give rise to any claims against any of the Parties hereto for a brokerage commission, finders’ fee or other like payment.  Insofar as any such claims are made which are alleged to be based on an agreement or arrangements made by, or on behalf of, a Party, such Party agrees to indemnify and hold the other Party harmless from and against all liability, loss, cost, charge or expense, including but not limited to, reasonable counsel fees, arising therefrom.

13.02   Amendment and Modification.  This Agreement may only be amended, modified and supplemented by written agreement executed by Purchaser and Seller and, if the Bankruptcy Court has already approved this Agreement, with the approval of the Bankruptcy Court.

13.03   Waiver of Compliance.  Any failure by Seller, on the one hand, or Purchaser, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Purchaser or Seller, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

13.04   Expenses.  Each of the Parties hereto will pay its own expenses incurred by it or on its behalf in connection with this Agreement or any transactions contemplated by this Agreement, whether or not such transactions shall be consummated.  In addition, Purchaser shall bear the expense of any transfer Tax or sales Tax applicable to the transactions contemplated hereby.

13.05   Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by recognized overnight courier service or facsimile transmission:

(a)           If to Seller, to:

Mirant New York, Inc.

c/o Mirant Corporation

1155 Perimeter Center West

Atlanta, GA 30338-5416

Attention: Jeffrey Perry, President

Fax: (678) 579-3824

Email:  jeffrey.perry@mirant.com

With a copy to:

Mirant New York, Inc.

c/o Mirant Corporation

1155 Perimeter Center West

Atlanta, GA 30338-5416

Attention: Sonnet Edmonds, Vice President

and Assistant General Counsel

Fax: (678) 579-5890

Email:

And

Hiscock & Barclay, LLP

One Park Place

300 South State Street

Syracuse, NY 13202

Attention: George S. Deptula, Esq.

Fax: (315) 425-8545

Email: gdeptula@hiscockbarclay.com

or to such other Person or address as Seller shall furnish to Purchaser in writing.

(b)           If to Purchaser, to:

Alliance Energy Renewables, LLC

6941 Kassonta Drive

Jamesville, NY  13078

Attn: Samuel G. Nappi, President

Fax: 315-682-7089

Email: snappi@allianceenergy.us

With a copy to:

Troutman Sanders LLP
405 Lexington Avenue
New York, NY 10174
Attention: Howard L. Margulis, Esq.
Fax: 212-704-8330
Email:

or to such other Person or address as Purchaser shall furnish to Seller in writing.

13.06   Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party; provided, however, that Purchaser may assign this Agreement and its rights, interests and obligations hereunder to any of Purchaser’s Affiliates.  Any such assignment shall not release Purchaser from its obligations hereunder.

13.07   Governing Law.  The validity, interpretation and effect of this Agreement are governed by and will be construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state and without regard to conflicts of laws rules, provided that, while the Bankruptcy Case is pending, as to any claim or dispute involving Seller or its Affiliates, or arising out of or relating to this Agreement or any Related Agreement (a “Dispute”), this Agreement shall be governed by and construed and enforced in accordance with the Bankruptcy Code and, to the extent not inconsistent with the Bankruptcy Code, the laws of the State of New York applicable to contracts made and performed in such state and without regard to conflicts of laws rules.

13.08   Jurisdiction of Bankruptcy Court.  The Parties acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over this Agreement and that, while the Bankruptcy Case is pending, any Dispute shall be properly brought only before the Bankruptcy Court. Notwithstanding the provisions of this Section 13.08, if and to the extent (i) the Bankruptcy Court refuses to accept jurisdiction over any Dispute, or (ii) the Bankruptcy Case is dismissed or closed and does not retain jurisdiction over a Dispute, the Parties consent to binding arbitration in accordance with the provisions of Section 13.09.

13.09   Effect of Closing Over Known Unsatisfied Conditions or Breached Representations, Warranties or Covenants.  If Seller or Purchaser elects to proceed with the Closing knowing of any failure to be satisfied of any condition in its favor or knowing of the breach of any representation, warranty or covenant by the other Party, the condition that is known to be unsatisfied or the representation, warranty or covenant which is known to be breached at the Closing Date will be deemed waived by such Party, and such Party will be deemed to fully release and forever discharge the other Party on account of any and all claims, demands or charges, known or unknown, with respect to the same.

13.10   Dispute Resolution.

(a)           Except as otherwise provided in this Agreement, in the event of any Dispute, the Party wishing to declare a Dispute shall deliver to the other party a written notice identifying the disputed issue.

(b)           Either Party may give the other Party written notice of any Dispute not resolved in the normal course of business.  Executives of both Parties shall meet at a mutually acceptable time and place within ten (10) Business Days after delivery of such notice and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute.  In such meetings and exchanges, a party shall have the right to designate as confidential any information that such Party offers.  No confidential information exchanged in such meetings for the purpose of resolving a Dispute may be used by a Party in litigation against the other Party; provided that, if the same information is obtained by the Party seeking to use it through other lawful means, such as discovery under Section 13.10(c)(iv) below, this provision shall not bar the use of such information that is so obtained.  If the matter has not been resolved in the aforementioned manner within thirty (30) days of the disputing Party’s notice having been delivered, or if the Parties fail to meet within ten (10) Business Days as required above, either Party may initiate binding arbitration in New York, New York, as hereafter provided in clause (c) below.

(c)           The Parties agree that all disputes, controversies or claims that may arise out of the transactions contemplated by this Agreement, or the breach, termination or invalidity thereof,

including any requests for emergency or equitable relief and/or specific performance, shall be submitted to, and determined by, binding arbitration in accordance with the following procedures:

(i)            Either Party may submit a dispute, controversy or claim to arbitration by giving the other Party written notice to such effect, which notice shall describe, in reasonable detail, the facts and legal grounds forming the basis for the filing Party’s request for relief.  The arbitration shall be held before one (1) neutral arbitrator in New York, New York and a decision as to any matters submitted thereto shall be made by such arbitrator.

(ii)           Within thirty (30) days after the other Party’s receipt of such demand, the Parties shall make a good faith effort to select such arbitrator.  In the event of a failure to make such selection, and if the Parties cannot resolve their disagreements as to the same within thirty (30) days, such arbitrator shall be selected by the American Arbitration Association (“AAA”).  In any event, the arbitrator shall have a background in, and knowledge of, transactions in the energy industry and shall otherwise be an appropriate person based on the nature of the dispute. If a person with experience in such matters is not available, the arbitrator shall be chosen from the retired federal judges pool maintained by AAA.

(iii)          The arbitration shall be governed by the Commercial Arbitration Rules of the AAA.

(iv)          All discovery shall be guided by the Federal Rules of Civil Procedure.  All issues concerning discovery upon which the parties cannot agree shall be submitted to the arbitrator for determination.

(v)           In rendering an award, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of New York.

(vi)          The decision of, and award rendered by, the arbitrator, shall be determined no more than sixty (60) days after the submission of the case to the arbitrator and shall be final and binding on the parties and shall not be subject to appeal.  Judgment on the award may be entered in and enforced by any court of competent jurisdiction.

(vii)         Each Party shall bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrator.

13.11   Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of the other Party to this Agreement, shall impair any such right, power or remedy of such Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Except as provided in Section 13.09, any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

13.12   Conflicts.  In the event of any conflicts or inconsistencies between the terms of this Agreement and the terms of any of the Related Agreements, the terms of this Agreement will govern and prevail.

13.13   Counterparts.  This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement or other documents or agreements to be delivered pursuant to this Agreement, including executed signature pages, by electronic transmission will constitute effective execution and delivery of this Agreement or any such agreement or document for all purposes. Signatures transmitted electronically will constitute original signatures for all purposes.

13.14   Effectiveness; Binding Effect.  This Agreement shall become effective as to each Party hereto when and only when this Agreement shall have been executed by such Party; provided, however, that this Agreement shall be null and void ab initio as to each Party hereto in the event that both Parties hereto shall not have executed this Agreement within five (5) days of the date upon which any Party hereto shall have executed this Agreement.

13.15   Headings.  The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

13.16   Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, express or implied, by any officer, employee or representative of any party hereto, except the Confidentiality Agreement and any other Related Agreements, which remain in full force and effect.

13.17   No Recourse Against Others.  This Agreement is solely and exclusively between Purchaser and Seller and any obligations of Seller created herein shall be the obligations solely of Seller. The directors, officers, employees, representatives and Affiliates of Seller or the Company shall have no liability for any obligations of Seller under this Agreement or for any Damages based on, in respect of or by reason of this Agreement or Seller’s obligations hereunder or any breach thereof.  Purchaser, for itself and its affiliates (including, post-Closing, the Company), hereby waives, remises and releases each director, officer, employee, representative and affiliate of Seller and the Company from all such obligations and Damages.

13.18      Third Parties.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the Parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

13.19   Mutual Agreement.  This Agreement embodies the arm’s length negotiation and mutual agreement between the Parties hereto and shall not be construed against any Party as having been drafted by it.

13.20   Severability.  If in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to the other Party or any other circumstances.  In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, each by its duly authorized officer, all as of the day and year first above written.

ALLIANCE ENERGY RENEWABLES, LLC

By:	Samuel G. Nappi, Chairman and President of Alliance Energy, Inc., the Sole and Managing Member of Alliance Energy Renewables, LLC

MIRANT NEW YORK, INC.

By:	Jeffrey R. Perry, President

SCHEDULES

ALL CAPITALIZED TERMS USED IN THESE DISCLOSURE SCHEDULES HAVE THE MEANINGS SET FORTH IN THE MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (THE “AGREEMENT”).  THE DISCLOSURES MADE IN THESE DISCLOSURE SCHEDULES RELATE TO ANY AND ALL OF THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT.  SCHEDULE REFERENCES IN THESE DISCLOSURE SCHEDULES ARE FOR CONVENIENCE ONLY, AND THE DISCLOSURE OF ANY FACT OR ITEM IN ANY DISCLOSURE SCHEDULE REFERENCED BY A PARTICULAR SECTION OF THE AGREEMENT SHALL BE DEEMED TO HAVE BEEN DISCLOSED WITH RESPECT TO EVERY OTHER SECTION OF THE AGREEMENT.

MATTERS REFLECTED IN THESE DISCLOSURE SCHEDULES ARE NOT NECESSARILY LIMITED TO MATTERS REQUIRED BY THE AGREEMENT TO BE REFLECTED IN THE DISCLOSURE SCHEDULES.  SUCH ADDITIONAL MATTERS ARE SET FORTH FOR INFORMATIONAL PURPOSES AND DO NOT NECESSARILY INCLUDE OTHER MATTERS OF A SIMILAR NATURE.  IN NO EVENT SHALL THE INCLUSION OF ANY SUCH MATTER IN THESE DISCLOSURE SCHEDULES BE DEEMED OR INTERPRETED TO BROADEN SELLER’S REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS CONTAINED IN THE AGREEMENT. THE INCLUSION OF AN ITEM IN THE DISCLOSURE SCHEDULES SHALL NOT BE DEEMED AN ADMISSION THAT SUCH ITEM REPRESENTS A MATERIAL EXCEPTION OR FACT, EVENT OR CIRCUMSTANCE OR THAT SUCH ITEM IS REASONABLY LIKELY TO RESULT IN A MATERIAL ADVERSE EFFECT.  CAPITALIZED TERMS USED IN THESE DISCLOSURE SCHEDULES AND NOT DEFINED HEREIN SHALL HAVE THE MEANING SET FORTH IN THE AGREEMENT.

Schedule 1.1

Seller’s Representatives

Amin M. Lakhani, Project Director, Sale of NY-Gen

Robert Dowd, Project Director, Swinging Bridge Remediation

Kevin McLeod, Plant Manager, NY-Gen

Schedule 1.2

Purchaser’s Representatives

Samuel J. Nappi, Chairman and President, Alliance Energy, Inc.

Joseph Klimaszewski, Regional Director, Alliance Energy, Inc.

Schedule 1.41

Form of Escrow Agreement

THIS ESCROW AGREEMENT, dated as of                                , 2007, by and between MIRANT NEW YORK, INC., a Delaware corporation having its principal place of business at 1155 Perimeter Center West, Atlanta, GA 30338 (“Seller”), ALLIANCE ENERGY RENEWABLES, LLC, a New York limited liability company having its principal place of business at 6941 Kassonta Drive, Jamesville, NY 13078 (“Purchaser”), and HISCOCK & BARCLAY, LLP (“Escrow Agent”). Each of Seller, Purchaser and Escrow Agent shall hereafter be referred to as a “Party”, together, the “Parties”.

WHEREAS, Purchaser and Seller have entered into that certain Membership Interest Purchase and Sale Agreement dated as of January ___, 2007 (the “Agreement”), which provides for the sale by Seller to Purchaser of one hundred percent (100%) of a Membership Interest held by Seller in Mirant NY-Gen, LLC.  Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Agreement, and

WHEREAS, pursuant to Section 2.02 of the Agreement, Three Hundred Thousand Dollars ($300,000.00), comprising ten percent (10%) of the Purchase Price, is to be paid by Purchaser to Escrow Agent as a Down Payment and held in escrow by Escrow Agent in accordance with the terms hereof.

Accordingly, the Parties hereby agree as follows:

1.             Appointment and Acceptance of Escrow Agent.

Seller appoints Hiscock & Barclay, LLP as Escrow Agent, and Hiscock & Barclay, LLP accepts such appointment and agrees to hold and dispose of the Escrow Amount (as defined in Section 2 below) in accordance with the terms of this Escrow Agreement.  Purchaser consents to such appointment with knowledge that Escrow Agent is acting as counsel for Seller in connection with the transactions described in the Agreement.  The duties and obligations of Escrow Agent are those specifically provided in this Escrow Agreement and no other, and Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of any other agreement or instrument.

2.             Funds to be Received by Escrow Agent.

The Escrow Agent hereby accepts the following funds from Purchaser on behalf of Seller:

Three Hundred Thousand Dollars ($300,000.00)

Upon being transferred to Escrow Agent, such funds shall be deposited in an interest bearing account in the name of Escrow Agent, as escrow agent, under the Employer

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Identification Number of Purchaser.  Such funds, together with all interest accrued thereon, shall be referred to herein as the “Escrow Amount”.

3.             Release of Escrow Amount.

The Escrow Agent shall deliver the Escrow Amount as follows:

(a)           Under Section 7.15(g) of the Agreement, Purchaser has acknowledged that the sale of the Membership Interest is subject to Bankruptcy Court approval and to higher and better counteroffers and that the Membership Interest will be sold to the highest and best bidder at an Auction, as therein described.  Subject to the provisions contained in the final sentence of this clause (a), upon receipt of (i) written certification from Seller indicating that the Bankruptcy Court has entered a Sale Order authorizing a sale of the Membership Interest to such Prevailing Bidder in the circumstances described in Section 7.15(g) or, where Purchaser has been a back-up bidder, that the sale to the Prevailing Bidder has closed, together with (ii) a written payment instruction (a “Payment Instruction”) signed by Seller, Escrow Agent shall return the Escrow Amount to Purchaser no later than the third Business Day after Escrow Agent’s receipt of said written certification and accompanying Payment Instruction. A copy of such written certification and Payment Instruction shall be delivered by Seller to Purchaser contemporaneously with delivery of the same to Escrow Agent. If Purchaser should exercise its right to terminate this Agreement as further described in clauses (b), (d) and (e) hereof and such right is exercised prior to the closing of the sale to the Prevailing Bidder, as referenced herein, then Escrow Agent shall return the Escrow Amount to Purchaser upon receipt from Purchaser of the written certifications and accompanying Payment Instructions referenced in such clauses.

(b)           If the Agreement is terminated by Purchaser because of a material misrepresentation by Seller or a material default or breach by Seller with respect to Seller’s representations and warranties in the Agreement or any Related Agreement or the failure by Seller to perform in a due and timely manner prior to the Closing of any of Seller’s covenants and agreements contained in the Agreement or any Related Agreement, which misrepresentation, default or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Seller of written notice describing such misrepresentation, default or breach then, upon receipt of (i) written certification from Purchaser stating (A) the basis for the termination and describing the facts underlying same, and (B) that, to the best of Purchaser’s Knowledge,  Seller is not entitled to terminate the Agreement due to any misrepresentation, default or breach by Purchaser, as described in Section 12.01(a)(i) of the Agreement, together with (ii) a Payment Instruction signed by Purchaser, Escrow Agent shall return the Escrow Amount to Purchaser no later than the third Business Day after Escrow Agent’s receipt of said written certification and accompanying Payment Instruction. A copy of such written certification and Payment Instruction shall be delivered by Purchaser to Seller contemporaneously with delivery of the same to Escrow Agent.

(c)           If the Agreement is terminated by Seller because of a material misrepresentation by Purchaser or a material default or breach by Purchaser with respect to Purchaser’s representations and warranties in the Agreement or any Related Agreement or the failure by Purchaser to perform in a due and timely manner prior to the Closing of any of

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Purchaser’s covenants and agreements contained in the Agreement or any Related Agreement, which misrepresentation, default or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Purchaser of written notice describing such misrepresentation, default or breach then, upon receipt of (i) written certification from Seller stating (A) the basis for the termination and describing the facts underlying same, and (B) that, to the best of Seller’s Knowledge,  Purchaser is not entitled to terminate the Agreement due to any material default by Seller, together with (ii) a Payment Instruction signed by Seller, Escrow Agent shall release the Escrow Amount to Seller no later than the third Business Day after Escrow Agent’s receipt of said written certification and accompanying Payment Instruction. A copy of such written certification and Payment Instruction shall be delivered by Seller to Purchaser contemporaneously with delivery of the same to Escrow Agent.

(d)           If the Agreement is terminated by Purchaser because Seller has elected not to repair or replace damage to the Station after a Major Loss then, no later than the third Business Day after Escrow Agent’s receipt of written certification of such event signed by Purchaser, together with a Payment Instruction signed by Purchaser, Escrow Agent shall return the Escrow Amount to Purchaser. A copy of such written certification and Payment Instruction shall be delivered by Purchaser to Seller contemporaneously with delivery of the same to Escrow Agent.

(e)           If the Agreement is terminated by either Purchaser or Seller because: (i) all of the orders referenced in clause (ii) below have become Final Orders but the Closing has not occurred on or before the earlier of September 1, 2007, or  the date which is thirty (30) days after the date upon which the last of all regulatory approvals has been received (which time has not been extended by agreement between the Parties), or (ii) any of the Sale Procedures Order, Sale Order, Disclosure Statement Order and Confirmation Order has not been entered or become final in a sequence such that each of the same shall be a Final Order at or prior to the Closing Date, as the same may have been extended as described in (i) aforementioned, or (iii) there is in effect a preliminary or permanent injunction enjoining consummation of the transactions contemplated under the Agreement at the time the written notice of termination is given then, no later than the third Business Day after Escrow Agent’s receipt of written certification from either Purchaser or Seller, as the case may be, of any such event, together with a Payment Instruction signed by the certifying Party, Escrow Agent shall release the Escrow Amount to the other Party. A copy of such written certification and Payment Instruction shall be delivered by the certifying Party to the other Party contemporaneously with delivery of the same to Escrow Agent.

(f)            If, prior to making payment in accordance with this Escrow Agreement, Escrow Agent receives an objection to payment from either Purchaser or Seller, as the case may be, Escrow Agent shall not release any of the Escrow Amount pending receipt of either (i) a Payment Instruction signed by both Purchaser and Seller (a “Joint Payment Instruction”) specifying the agreement of the Parties as to the action to be taken by Escrow Agent in respect of payment of the entire Escrow Amount or (ii) a notice from either Purchaser or Seller stating that the dispute over payment of the Escrow Amount has been submitted to the American Arbitration Association for resolution through the dispute resolution procedure set forth in Section 13.10(c) of the Agreement, and that a final decision of the arbitration in such proceeding has been rendered (the “Arbitration Decision”), a copy of which is attached to such notice.  No later than the third Business Day after Escrow Agent’s receipt of such Payment Instruction or Arbitration Decision, as applicable, Escrow Agent shall release the Escrow Amount in accordance therewith. A copy of the notice and

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Arbitration Decision referenced in clause (ii) aforementioned shall be delivered to the other Party by the Party issuing such notice contemporaneously with delivery of the same to Escrow Agent.

(g)           If at any time, Escrow Agent shall receive a Joint Payment Instruction (including but not limited to, in the circumstances described in clause (f) above) then Escrow Agent shall release the Escrow Amount in accordance with such Joint Payment Instruction no later than the third Business Day after Escrow Agent’s receipt of such Joint Payment Instruction.

(h)           If Escrow Agent receives written certification from Seller that the Closing under the Agreement has occurred, together with a Payment Instruction signed by Seller, Escrow Agent shall release the Escrow Amount to Seller no later than the third Business Day after Escrow Agent’s receipt of such written certification and Payment Instruction. A copy of such written certification and Payment Instruction shall be delivered by Seller to Purchaser contemporaneously with delivery of the same to Escrow Agent.

Upon any delivery of the Escrow Amount as provided in this Section 3, this Escrow Agreement shall terminate, and Escrow Agent shall be released and discharged from any further responsibility or obligation and from all liability under this Escrow Agreement.

4.             Concerning Escrow Agent.

(a)           Escrow Agent shall not have any liability to any Party or to any third party arising out of its services as Escrow Agent under this Escrow Agreement, except for damages directly resulting from Escrow Agent’s gross negligence or willful misconduct.

(b)           Escrow Agent may consult with, and obtain advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the advice of such counsel.

(c)           Escrow Agent shall not be bound by any modification of this Escrow Agreement unless it shall have specifically consented thereto in writing.

(d)           Seller shall indemnify Escrow Agent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys’ fees) or any tax, additions to tax, interest and penalties (including for failing to file proper tax returns or information reporting returns) that Escrow Agent may incur as a result of acting as escrow agent under this Escrow Agreement, except for any loss, liability, damage or expense arising from Escrow Agent’s own gross negligence or willful misconduct.  For this purpose, if Escrow Agent is an attorney or firm of attorneys, the term “attorneys’ fees” means fees payable to any independent counsel retained by Escrow Agent in connection with its services under this Escrow Agreement.

(e)           Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Escrow Agreement without being required to determine the authenticity of, or the correctness of any fact stated in, that writing.  Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any

4

person purporting to give any notice or receipt of advice or make any statement or execute any document in connection with this Escrow Agreement has been duly authorized to do so.

(f)            All of Escrow Agent’s rights of indemnification provided for in this Escrow Agreement shall survive the resignation of Escrow Agent, its replacement by a successor Escrow Agent, its delivery of the Escrow Amount in accordance with this Escrow Agreement, the termination of this Escrow Agreement and the escrow, and any other event that occurs after this date.

(g)           Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Escrow Agreement to accomplish the intentions of the Parties.

5.             Representations.

Each of the Parties hereto represents and warrants to the other Parties hereto that it has full power and authority to enter into and perform this Escrow Agreement; that the execution and delivery of this Escrow Agreement by it was duly authorized by all necessary corporate or other action, as applicable; and that this Escrow Agreement is enforceable against it in accordance with its terms.

6.             Resignation; Successor Escrow Agent.

Escrow Agent (and any successor escrow agent) may at any time resign as such upon fifteen (15) days’ prior written notice to Purchaser and Seller.  Upon receipt of a notice of resignation, Seller shall select a successor escrow agent within twenty (20) days, but if within that twenty-day period Escrow Agent has not received a notice signed by Seller appointing a successor escrow agent and setting forth its name and address, Escrow Agent may (but shall not be obligated to) select on behalf of Seller a successor escrow agent.  Seller shall be solely responsible for the fees and charges of Escrow Agent and any successor escrow agent.  A successor escrow agent selected by the resigning Escrow Agent may become Escrow Agent by confirming in writing its acceptance of the position.  Seller shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment. Escrow Agent shall deliver the Escrow Amount then held by it to the successor escrow agent selected pursuant to this provision and, upon such delivery, the successor escrow agent shall become Escrow Agent for all purposes under this Escrow Agreement and shall have all of the rights and obligations of Escrow Agent under this Escrow Agreement, and the resigning Escrow Agent shall have no further responsibilities or obligations and shall be released from all liability under this Escrow Agreement.  Notwithstanding the foregoing, if no successor escrow agent has been designated within the twenty (20) day period referred to above, (a) Escrow Agent shall have the right to deposit or cause to be deposited the Escrow Amount with a court of competent jurisdiction, and the parties shall be required to accept a successor agent appointed by such court and; (b) all obligations of Escrow Agent hereunder shall thereupon cease and terminate.

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7.             Notices.

All notices, demands, instructions, objections or other communications under this Escrow Agreement shall be in writing and shall be deemed given when sent by United States certified mail, return receipt requested, or by nationally recognized overnight courier service (such as FedEx) to the respective Parties at the following addresses (or at such other address as a Party may specify by notice given in accordance with this Section 7):

If to Seller:

Mirant New York, Inc.

c/o Mirant Corporation

1155 Perimeter Center West

Atlanta, GA 30338-5416

Attention: Jeffrey Perry, President

Fax: (678) 579-3824

Email: jeffrey.perry@mirant.com

With a copy to:

Hiscock & Barclay, LLP

Financial Plaza

221 South Warren Street

Post Office Box 4878

Syracuse, NY  13221-4878

Attention: George S. Deptula, Esq.

Fax: (315) 425-8545

Email: gdeptula@hiscockbarclay.com

If to Purchaser:

Alliance Energy Renewables, LLC

6941 Kassonta Drive

Jamesville, NY  13078

Attn: Samuel G. Nappi, President

Fax: 315-682-7089

Email: snappi@allianceenergy.us

With a copy to:

Troutman Sanders LLP
405 Lexington Avenue
New York, NY 10174
Attention: Howard L. Margulis, Esq.
Fax: 212-704-8330
Email: howard.margulis@troutmansanders.com

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If to Escrow Agent:

Hiscock & Barclay, LLP

Financial Plaza

221 South Warren Street

Post Office Box 4878

Syracuse, NY  13221-4878

Attention: George S. Deptula, Esq.

Fax: (315) 425-8545

Email: gdeptula@hiscockbarclay.com

8.             Miscellaneous.

(a)           Escrow Agent shall be reimbursed solely by Seller upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel).  Escrow Agent shall receive a fee for its services hereunder in an amount agreed to in writing by Escrow Agent and Seller.

(b)           If any provision of this Escrow Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, the remaining provisions of this Escrow Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.  It is understood, however, that the parties intend each provision of this Escrow Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Escrow Agreement.

(c)           This Escrow Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns.  Except as expressly provided in Section 6 hereof, no Party may assign its rights or obligations under this Escrow Agreement or any interest in the Escrow Amount without the written consent of the other Parties, and any other purported assignment shall be void.

(d)           This Escrow Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to its conflicts-of-law rules or principles.

(e)           The Parties hereby consent and agree that the Supreme Court of the State of New York for New York County, and the United States District Court for the Southern District of New York (Manhattan) each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that that the foregoing consent shall not deprive any Party of the right in its discretion to voluntarily commence or participate in any other forum having jurisdiction and venue or deprive any Party of the right to appeal the decision of any such court to a proper appellate court located elsewhere.   Each Party will not raise, and each Party hereby absolutely, unconditionally, irrevocably and expressly waives forever, any objection or defense in any such dispute to any such jurisdiction as an inconvenient forum.

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(f)            This Escrow Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, supersedes all other prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof, and cannot be changed or terminated orally.  Any waiver of any provision of this Escrow Agreement must be in writing.

(g)           This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(h)           The provisions of this Escrow Agreement shall be deemed to be for the exclusive benefit of Seller, Purchaser and Escrow Agent, and shall not be deemed to be for the benefit of, or enforceable by, any third party.

(i)            Seller, Purchaser and Escrow Agent each acknowledge that this Escrow Agreement has been mutually drafted by the Parties and has been the subject of negotiation among the Parties.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the Parties have executed this Escrow Agreement as of the date first above written.

PURCHASER

ALLIANCE ENERGY RENEWABLES, LLC

By:	Samuel G. Nappi
Chairman and President of Alliance Energy, Inc.,
Sole and Managing Member of Alliance Energy
Renewables, LLC

SELLER

MIRANT NEW YORK, INC.

By:
Title:

ESCROW AGENT

HISCOCK & BARCLAY, LLP
By:
George S. Deptula, Esq.

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Schedule 1.45

Hydroelectric and Gas Turbine Generating Stations

1.                                       Hillburn Gas Turbine Generating Station is the approximately 40  MW natural gas and jet fuel fired electric generating station located at Six 4th Street, Hillburn, New York.

2.                                       Shoemaker Gas Turbine Generating Station is the approximately 40 MW natural gas and jet fuel fired electric generating station located at 71 Poison Avenue,  Middletown, New York.

3.                                       Mongaup Hydroelectric Generating Station is the approximately 4 MW hydroelectric electric generating station located at 613 Plank Road, Forestburgh, New York.  (Units 1, 2, and 3 are on outage on the Effective Date).

4.                                       Rio Hydroelectric Generating Station is the approximately 10 MW hydroelectric electric generating station located at 72 Power House Road, Glen Spey, New York.

5.                                       Swinging Bridge Hydroelectric Generating Station is the approximately 12 MW hydroelectric electric generating station located at 458 County Route 43, Forestburgh, New York.  (Unit 1 is on outage on the Effective Date).

*All of the above references to capacity are nameplate.  Actual capacity may differ depending on operating conditions.

Schedule 2.03(c)

Pre-Approved Capital Expenditures

None.

Schedule 3.02

Form of Assignment for Membership Interest Transfer

ASSIGNMENT OF MEMBERSHIP INTEREST

This Assignment of Membership Interest (the “Assignment”) is made and entered into as of                           , 2007, by and between MIRANT NEW YORK, INC., a Delaware corporation (“Assignor”), and ALLIANCE ENERGY RENEWABLES, LLC, a New York limited liability company (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Membership Interest Purchase and Sale Agreement dated as of January 31, 2007 (the “Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignor and Assignor has agreed to sell to Assignee the 100% membership interest of Assignor in Mirant NY-Gen, LLC, a Delaware limited liability company (the “Membership Interest”); and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.             Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2.             Assignment of Membership Interest.  Effective as of the date of this Assignment, Assignor hereby assigns, sells, transfers and sets over to Assignee all of Assignor’s right, title, benefits, privileges and interest in and to the Membership Interest, including without limitation all rights arising from said Membership Interest.

3.             Terms of the Purchase Agreement.  This Assignment is made pursuant and subject to the terms of the Purchase Agreement. Assignor and Assignee agree that such terms shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

[The remainder of this page is intentionally left blank]

1

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR	ASSIGNEE

MIRANT NEW YORK, INC.
By:	By:
Name:	Name:
Its:	Its:

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Schedule 3.02(d-1)

Form of Assignment of Insurance Claims

This Assignment of Insurance Claims (the “Assignment”) is made and entered into as of                            , 2007, by and between MIRANT NY-GEN, LLC, a Delaware limited liability company (“Assignor”), and MIRANT NEW YORK, INC., a Delaware corporation (“Assignee”). Capitalized terms used herein and not otherwise defined having the meanings assigned to them in that certain Membership Interest Purchase and Sale Agreement dated as of                                , 2007 (the “Agreement”), between Assignee and Alliance Energy Renewables, LLC, a New York limited liability company (“Alliance”).

WHEREAS, pursuant to the Agreement, Alliance has agreed to purchase from Assignee and Assignee has agreed to sell to Alliance, one hundred percent (100%) of a Membership Interest in Assignor held by Assignee; and

WHEREAS, Section 2.03(f) of the Agreement provides that, prior to the Closing Date, Assignor shall assign to Assignee all rights pertaining to insurance claims filed in respect of losses, damages, and expenses relating to the occurrences giving rise to the Consent Order for the Hillburn Facility and the Swinging Bridge Remediation Plan.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

1.             Assignment.  Effective as of the date of this Assignment, Assignor hereby assigns, sells, and transfers over to Assignee all of Assignor’s right, title, benefits, privileges and interest in and to insurance claims filed prior to the date hereof by or on behalf of Assignor based upon incidents and occurrences giving rise to the Remediation Expenditures at the Hillburn Facility and the Swinging Bridge Facility including, without limitation, claims in respect of property, business interruption, and environmental losses, damages, and expenses (collectively, the “Claims”).  Without limiting the scope of the foregoing assignment, Claims shall include payments made by insurers with respect to the Claims and the right to receive such payments.

2.             Covenants.  To the extent an insurance carrier pays amounts related to the Claims to Assignor, Assignor shall hold such amounts in trust for Assignee and shall pay Assignee such amounts within five (5) Business Days of receipt.  If requested by Assignee, Assignor shall cooperate with Assignee in the prosecution of the Claims, including making personnel, records, and access to the Assets available as needed by Assignee.

1

3.             Application of Agreement Terms.  This Assignment is made pursuant and subject to the terms of the Agreement. To the extent this Assignment is silent as to any provision in the Agreement that is relevant to this Assignment, Assignor and Assignee agree that each such corresponding provision applies to this Assignment. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall prevail; such terms in the Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

ASSIGNOR		ASSIGNEE

MIRANT NY-GEN, LLC		MIRANT NEW YORK, INC.

By:	By:

Name:	Name:

Its:	Its:

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Schedule 3.02 (d-2)

Assignment of Claims Against Third Parties

This Assignment of Claims Against Third Parties (the “Assignment”) is made and entered into as of                             , 2007, by and between MIRANT NY-GEN, LLC, a Delaware limited liability company (“Assignor”), and MIRANT NEW YORK, INC., a Delaware corporation (“Assignee”). Capitalized terms used herein and not otherwise defined having the meanings assigned to them in that certain Membership Interest Purchase and Sale Agreement dated as of January 31, 2007 (the “Agreement”), between Assignee and Alliance Energy Renewables, LLC, a New York limited liability company (“Alliance”).

WHEREAS, pursuant to the Agreement, Alliance has agreed to purchase from Assignee and Assignee has agreed to sell to Alliance, one hundred percent (100%) of a Membership Interest in Assignor held by Assignee; and

WHEREAS, Section 2.03(f) of the Agreement provides that, prior to the Closing Date, Assignor shall assign to Assignee: (i) all rights pertaining to pending filed claims against O&R and ConEd and/or any of their respective Affiliates, and (ii) all Intercompany Claims.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

1.             Assignment.  Effective as of the date of this Assignment, Assignor hereby assigns, sells, and transfers over to Assignee all of Assignor’s right, title, benefits, privileges and interest in and to: (a) Assignor’s rights and claims against O&R and ConEd and/or any of their respective Affiliates that are the subject of Adversary Case No. 06-04141 commenced in The United States Bankruptcy Court for the Northern District of Texas Fort Worth Division in Chapter 11 Case No. 03-46590 (DML) (the “Action”), including without limitation the right to pursue the Action as the assignee of Company, and (b) the Intercompany Claims.

2.             Covenants.  To the extent that: (a) O&R, ConEd and/or any of their respective Affiliates pay amounts related to the Action to Assignor, or (b) Assignee received payment of any amounts with respect to the Intercompany Claims, Assignor shall hold such amounts in trust for Assignee and shall pay Assignee such amounts within five (5) Business Days of receipt.  If requested by Assignee, Assignor shall cooperate with Assignee in the prosecution of the Action and the Intercompany Claims, including making personnel, records, and access to the Assets available as needed by Assignee.

1

3.             Application of Agreement Terms.  This Assignment is made pursuant and subject to the terms of the Agreement. To the extent this Assignment is silent as to any provision in the Agreement that is relevant to this Assignment, Assignor and Assignee agree that each such corresponding provision applies to this Assignment. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall prevail; such terms in the Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

ASSIGNOR		ASSIGNEE

MIRANT NY-GEN, LLC		MIRANT NEW YORK, INC.

By:	By:

Name:	Name:

Its:	Its:

2

Schedule 3.03(a)

Wire Transfer Instructions

Mirant New York, Inc

Acct # 3752102211

Bank of America

ABA # 0260009593

Schedule 4.03

Governmental Authority Approvals

Governmental Authority Approvals:

1.             New York Public Service Commission approval of transfer

2.                                       Federal Energy Regulatory Commission Section 203 filing

3.                                       Notification to Federal Energy Regulatory Commission regarding change of ownership of Company.

4.                                       New York State Department of Environmental Conservation (“NYSDEC”) filing related to the modification to the Air Permits regarding the NOx Bubble.

5.                                       The items listed on Schedules 4.05 (Section B) and all items listed on Schedule 4.17.

Schedule 4.05

Licenses and Permits

Section A (Licenses and Permits for Operation of Company’s Business):

1.                                       Federal Energy Regulatory Commission Operating License dated April 14, 1992 for Project No. 10481 (Mongaup).

2.                                       Federal Energy Regulatory Commission Operating License dated April 14, 1992 for Project No. 9690 (Rio).

3.                                       Federal Energy Regulatory Commission Operating License dated April 14, 1992 for Project No. 10482 (Swinging Bridge), as amended.  (additional amendment may be required by law for the Unit 1 Fill-In)

4.                                       NYSDEC Petroleum Bulk Storage Certificate PBS Number 3-412694 issued on November 29, 2005 (Mongaup).

5.                                       NYSDEC Petroleum Bulk Storage Certificate PBS Number 3-412643 issued on November 29, 2005 (Shoemaker).

6.                                       NYSDEC Petroleum Bulk Storage Registration Certificate No. 3-990437 issued on January 6, 2006 (Hillburn).

7.                                       Application for NYSDEC SPDES Permit for Discharge, No. NY-026 5055 (Swinging Bridge Station #1); application submitted on March 8, 2002.

8.                                       Application for NYSDEC SPDES Permit for Discharge, No. NY-026 5063 (Swinging Bridge Station #2); application submitted on March 8, 2002.

9.                                       Application for NYSDEC SPDES Permit for Discharge, No. NY-026 5047 (Rio); application submitted on January 9, 2003.

10.                                 NYSDEC Air Permit ID 3-3926-00039/00003  (Hillburn)

11.                                 NYSDEC Air Permit ID3-3309-00040/00004 (Shoemaker)

12.                                 Section 401 Water Quality Certification - Swinging Bridge Project - FERC No. 10482 issued by NYSDEC on September 11, 1989.

13.           Section 401 Water Quality Certification - Mongaup Falls Project - FERC 10481

issued by NYSDEC on September 11, 1989.

14.                                 Section 401 Water Quality Certification - Rio Project – FERC 9690 issued by NYSDEC on September 11, 1989.

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Section B (Licenses and Permits requiring Governmental Approval to Transfer):

1.                                       Approval by NYSDEC of transfer of Petroleum Bulk Storage Certificates.

2.                                       Notification to NYSDEC regarding change of ownership of Company for SPDES Permits, Air Permits and Section 401 Water Quality Certifications.

3.                                       Notification to Delaware River Basin Commission regarding change of ownership of Company.

4.                                       Notification to NYSDEC regarding change in notice provisions and contact information under the Consent Orders listed under Section C of this Schedule 4.05.

5.                                       An order of the Federal Energy Regulatory Commission issued under Section 203 of the Federal Power Act (16 U.S.C. 824b as amended) authorizing Purchaser’s acquisition of the Membership Interest.

Section C (Consent Orders and Agreements with Governmental Authorities):

1.                                       Consent Order (as defined in the Agreement)

2.                                       Consent Order dated (DEC Index No. CO3-20050519-8-A, dated  September 15, 2005 between the Company and the NYSDEC (Reimbursement and Environmental Audit).

3.                                       Dissolved Oxygen Consent Order (as defined in Schedule 4.15)

2

Schedule 4.07

Certain Liabilities

None.

Schedule 4.08

Certain Changes

Transfer of the Grahamsville Hydroelectric Generating Facility on October 31, 2006 to Orange & Rockland Utilities, Inc.

Schedule 4.09

Real Property Leases, Easements and Licenses

1.                       Easement for electric transmission lines and distribution system dated April 30, 1941 and recorded May 19, 1946 in Liber 347 cp 23.

2.                       Grant of Easement dated March 11, 1982 and recorded March 12, 1982 in Liber 1034 cp 84.

3.                       Grant of Easement dated July 22, 1986 and recorded July 25, 1986 in Liber 1231 cp 230.

4.                       Grant of Easement dated July 22, 1986 and recorded July 25, 1986 in Liber 1231 cp 242.

5.                       Grant of Easement dated October 19, 1990 and recorded October 24, 1990 in Liber 1490 cp 117.

6.                       Grant of Easement dated September 14, 1990 and recorded December 3, 1990 in Liber 1497 cp 111.

7.                       Access and Patrol Easement and Restrictions dated October 31, 1990 and recorded December 3, 1990 in Liber 1497 cp 120.

8.                       Access and Patrol Easement and Restrictions dated September 14, 1990 and recorded December 3, 1990 in Liber 1497 cp 140.

9.                       Access and Patrol Easement and Restrictions dated October 4, 1990 and recorded April 5, 1991 in Liber 1515 cp 609.

10.                 Access and Patrol Easement and Restrictions dated October 4, 1990 and recorded April 5, 1991 in Liber 1515 cp 629.

11.                 Agreement recorded in Liber 1851 cp 25.

12.                 Easement dated April 30, 1941 and recorded May 19, 1946 in Liber 347 cp 23.

13.                 Agreement dated April 10, 1951 and recorded April 30, 1951 in Liber 450 cp 293.

14.                 Easement dated December 17, 1971 and recorded December 21, 1971 in Liber 761 cp 847 as assigned by Assignment of Easements dated June 30, 1994 and recorded in Liber 1757 cp 668.

15.                 Easement granted to People of State of New York dated October 24, 1990 and recorded October 24, 1990 in Liber 1490 cp 469.

16.                 Grant of Right of Way dated February 4, 1999 and recorded February 4, 1999 in Liber 2083 cp 514.

17.                 Indenture dated December 31, 1971 and recorded in Liber 765 cp 114 and Liber 1902 cp 106 (Orange County).

18.                 Easements in the Deed dated October 24, 1990 and recorded October 24, 1990 in Liber 1490 cp 398 and rights reserved in Deed at cp 404 and 405.

19.                 Right of Way recorded February 22, 1881 in Liber 80 cp 239, in Liber 80 cp 290 and November 18, 1889 in Liber 97 cp 326.

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20.                 Unrecorded Easement as disclosed by Town of Forestburgh, Sullivan County Tax Map Section No. 37 dated September 23, 1965 last revised September 1, 1994.

21.                 Easement dated April 30, 1941 and recorded May 19, 1946 in Liber 347 cp 23.

22.                 Easement dated October 19, 1990 and recorded October 24, 1990 in Liber 3364 cp 118 Orange County.

23.                 Easement dated October 24, 1990 and recorded October 24, 1990 in Liber 1490 cp 597.

24.                 Easement recorded in Liber 3365 cp 1, Orange County.

25.                 Easement dated October 19, 1990 and recorded October 24, 1990 in Liber 3364 cp 235, Orange County.

26.                 Easement recorded in Liber 1624 cp 035, Liber 1667 cp 001 and Liber 1801 cp 152.

27.                 Deed dated February 16, 1999 and recorded March 24, 1999 in Liber 2093 cp 370.

28.                 License recorded April 21, 1999 in Liber 2100 cp 536 as assigned by Assignment dated June 30, 1999 recorded July 1, 1999 in Liber 2117 cp 448 Sullivan County.

29.                 Right of Way dated February 4, 1999 and recorded February 11, 1999 in Liber 2083 cp 514.

30.                 Recreational Area Option Agreement dated October 24, 1990 in Liber 1490 cp 644.

31.                 Provisions in the unrecorded (1) FERC Hydro License issued April 14, 1992 for Swinging Bridge Reservoir (License No. 10482); (2) Memorandum of Understanding between Orange and Rockland Utilities, Inc. and the New York State Department of Environmental Conservation transmitted by cover letter dated July 16, 1990; and (3) Section 401 Water Quality Certification for Swinging Bridge Reservoir dated September 11, 1989.

32.                 Deed in Liber 765 cp 114.

33.                 Easement in Liber 1490 cp 81.

34.                 Easement in Liber 1490 cp 99.

35.                 Easement dated October 2, 1990 recorded in Liber 1490 cp 539 as amended in Liber 1851 cp 420 and confirmed in Liber 2216 cp 435.

36.                 Easements in Liber 1490 cp 398.

37.                 Right of ways in Deed in Liber 765 cp 114.

38.                 Mines and mineral rights reserved in deeds of record to Orange and Rockland Utilities, Inc.

39.                 Deeds recorded in Liber 239 cp 278, Liber 240 cp 21, Liber 240 cp 23, Liber 240 cp 145, Liber 240 cp 146, Liber 241 cp 330, and Liber 243 cp 641.

40.                 Easement recorded in Liber 250 cp 534.

41.                 Recreational rights recorded in Liber 240 cp 210 and Court Order recorded in Liber 2489 cp 46.

42.                 Deed recorded in Liber 765 cp 114.

43.                 Easement as more particularly shown on Sheet 13 of Map of Lands Reserved by Orange and Rockland Utilities, Inc. which Maps are attached to Deed dated December 31, 1971,

2

recorded Apri1 12, 1972 at Book 765 of Deeds, Page 114 of the Sullivan County Clerk’s Office.

44.                 Easements dated June 30, 1999 recorded in Liber 2117, cp 498, Sullivan County.

45.                 Assignment and Assumption of Lease dated as of June 30, 1999 and recorded July 1, 1999 in Liber 2117 cp 453 (Sullivan County).

46.                 Unrecorded rights, if any, in favor of any electric light or telephone company to maintain guy wires extending from the described premises to poles located on the roads on which the described premises abut.

47.                 Underground encroachments and easements, if any, including pipes and drains, and such rights as may exist for entry upon said premises to maintain and repair the same.

48.                 License Agreement between Mirant New York-Gen, LLC and Russ A. Heyman dated March 23, 2005.

49.                 License Agreement between Mirant New York-Gen, LLC and Sylvia and Charles Broffman dated February 18, 2005.

50.                 License Agreement between Mirant New York-Gen, LLC and Allen K. Glass and Judy Glass dated March 23, 2005.

51.                 License Agreement between Mirant New York-Gen, LLC and Harvey Elgart dated March 23, 2005.

52.                 License Agreement between Mirant New York-Gen, LLC and R. Scott Clouston dated March 23, 2005.

53.                 License Agreement between Mirant New York-Gen, LLC and John Williams d/b/a Poppa John’s Weiner Wagon dated June 6, 2006.

54.                 License Agreement dated June 30, 1999 between Southern Energy NY-GEN, L.L.C. and Orange and Rockland Utilities, Inc.

55.                 Assignment and Assumption of License dated June 30, 1999, and recorded in Book 2117 at page 448.

56.                 License dated April 8, 1999 and recorded in Book 2100 at page 536.

57.                 License Agreements between Mirant New York-Gen, LLC and Woodstone Toronto Development, LLC dated October, 2003.

58.                 Right of Entry and Agreement of Indemnity dated May 12, 2005, by and between the Company and United Water New York, Inc., as extended by letter dated April 19, 2006.

59.                 Right of Entry and Agreement of Indemnity dated June 29, 2005, by and between the Company and the Village of Hillburn, New York, as extended by letter dated May 22, 2006.

60.                 License Agreement between the Company and Thomas Damiani dated November 13, 2006.

61.                 License Agreement between the Company and Julie Racenstein dated October 13, 2006.

62.                 License Agreement between the Company and Ernest F. Thiesing dated October 30, 2006.

63.                 License Agreement between the Company and Terry M. Geller dated October 13, 2006.

3

64.                 Various license agreements between the Company and landowners authorizing the erection of temporary structures on the Swinging Bridge Reservoir.

4

Schedule 4.10

Litigation

1.                                       Barrett v. Watkins, Allen, Woodstone Lakes Development, LLC, Woodstone Toronto Development, LLC, Woodstone Crestwood Development, LLC, Mirant NY-Gen, LLC, and Dubrovsky, Case No. 948-06, Sullivan County Supreme Court.  The Company’s FERC license requires the Company to provide certain public access to the Toronto reservoir.  On or about March 1, 2006, FERC notified the Company in writing that the Company is not in compliance with its FERC license as a result of the Woodstone Companies having physically blocked certain public access to the reservoir.  On or about March 31, 2006, Robert and June Barrett filed suit in the New York Supreme Court for Sullivan County relating to disputes arising out the Woodstone Companies’ efforts to restrict access to the Toronto reservoir behind the Swinging Bridge hydro-electric facility across a road, Pine Grove Road, over which the Company holds an easement for the purpose of allowing public access to the reservoir.  On or about June 20, 2006, the Company cross-claimed against Woodstone Lakes Development, LLC, Woodstone Toronto Development, LLC,  and Woodstone Crestwood Development, LLC seeking injunctive and declaratory relief.  The Woodstone Companies answered the cross-claims of Company on September 27, 2006.  On or about August 24, 2006, Dr. Goldfarb and Ms. Burke, private citizens, sought to intervene into the Barrett Suit (as additional plaintiffs), by filling an order to show cause.  The Woodstone Companies opposed the order to show cause and cross-moved to dismiss the proposed complaint of Dr. Goldfarb and Ms. Burke.  Company filed papers in response to the Woodstone Companies’ cross-motion in order to protect its rights and set forth its position with respect to this case.  On October 26, 2006, a hearing for order to show cause to intervene was held in Monticello, New York, before Justice Sackett.  Company  participated in the hearing.  Justice Sackett entertained arguments from all parties about the merits of the case.  A decision from the judge on the merits of the motion to intervene is pending.

2.                                       Proofs of claim filed by The Southern Company in the Bankruptcy Case.

3.                                       Various pre-petition claims and administrative claims filed against the Company as part of the Chapter 11 bankruptcy case will be addressed in the Company’s plan of reorganization.

Schedule 4.12

Taxes

1.             Nothing to disclose for the Company.

2.                                       Seller is currently under a New York State Income Tax audit, for income Tax purposes, for years 2002, 2003 & 2004.   Seller is the taxpayer and is the legal entity responsible for income Taxes.  The Company is disregarded for income Tax purposes, and is therefore not obligated for Tax liabilities under the audit.

Schedule 4.14

Bank Accounts

1.                                       Mirant NY Gen, LLC

Acct # 3752102224

Bank of America – Dallas

Authorized Signers:  J. William Holden, III; Greg Weber

2.                                       Mirant NY Gen, LLC

Acct # 4572828

Federal Investors, Money Market Fund Account

Authorized Traders:  Greg Weber; Mark Crompton; Rex Croff

Schedule 4.15

Compliance With Law

1.             FERC

On March 1, 2006, FERC issued a letter denying the Company’s request for an extension of time to provide FERC with documentation that the Company has rights to provide public access to the Toronto Dam boat launch on the Toronto Reservoir via a newly constructed bypass road.  FERC found that the Company is “in non-compliance with [the Company’s] license and will continue to be in non-compliance until such time that [the Company] demonstrate[s] the area is available to the public.”  The Company subsequently filed a cross-complaint in Barrett v. Woodstone et al., (see description in Schedule 4.10), in order to secure its easement rights to the Toronto Dam boat launch.  The cross-complaint is currently pending in New York State Supreme Court.

2.             Environmental

(a)           Dissolved Oxygen:

(i)            The hydroelectric generating units have not had sufficient levels of dissolved oxygen.

(ii)           On March 7, 2006, the Company entered into a Consent Order with the NYSDEC with respect to dissolved oxygen at the hydroelectric facilities (the “Dissolved Oxygen Consent Order.”) The Company committed to install certain turbine venting equipment at the hydroelectric generating units to improve dissolved oxygen conditions.  The equipment has been installed at the units at Rio and Mongaup, but it has not been installed at Swinging Bridge Units 1 or 2.  By the terms of the Dissolved Oxygen Consent Order, the equipment at Unit 2 should have been installed within thirty days of the effective date of such order.  It has not been installed at Unit 2 because the equipment is not feasible for installation at the facility.  The Dissolved Oxygen Consent Order does not require equipment to be installed at Unit 1 unless and until the unit again becomes operational.

(iii)          The NYSDEC has orally alleged that there may be a violation of the water quality standards related to temperature levels at the reservoirs for the hydroelectric facilities.

(b)           Kerosene Spill:

A kerosene spill occurred at the Hillburn generating facility.  The spill is the subject of the Consent Order.

(c)           Swinging Bridge Remediation:

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A sinkhole occurred at the Swinging Bridge dam.  Repairs related to the sinkhole occurrence are the subject of the Swinging Bridge Remediation Plan.

3.             License Amendment and Notification

An amendment to the Federal Energy Regulatory Commission Operating License and a notification to the New York State Public Service Commission may be required by law to reflect the penstock remediation on Swinging Bridge Unit #1.

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Schedule 4.16
Material Contracts

1.                                       Continuing Site/Interconnection Agreement between the Company and Orange and Rockland Utilities, Inc. dated November 24, 1998, as amended (the “Interconnection Agreement”).

2.                                       Settlement Agreement between the Company, Mirant Lovett, LLC, Mirant Bowline, LLC, Hudson Valley Gas Corporation, and Orange and Rockland Utilities, Inc. dated August 15, 2001 (may be terminated as to Company or, in the alternative, may be subject to the Cross Indemnity Agreement, as provided in Section 7.25).

3.                                       Power Sale, Fuel Supply and Services Agreement dated January 3, 2006 by and among the Company, Mirant Energy Trading, LLC (“MET”) (as transferee of Mirant Americas Energy Marketing, LP) and others (to be terminated on or before Closing).

4.                                       Administrative Services Agreement dated January 3, 2006 by and between the Company and Mirant Services, LLC (to be terminated on or before Closing).

5.                                       Environmental Services Agreement dated December 20, 2006, by and between the Company and Lightship Engineering, LLC (“Lightship”), and Purchase Order No. NY- 18884 between the Company and Lightship.

6.                                       Gas Transportation and Balancing Services Agreement for the Mirant Generating Facilities dated December 9, 2002 (the “Gas Transportation and Balancing Agreement”) (Company to be removed as a party on or before Closing).

7.                                       Purchase Order No. NY-6106 between Company and Advance Construction Techniques, Ltd. (may be supplemented by or replaced with the Unit 1 Fill-In Contract as provided in Section 2.03(d)(ii)).

8.                                       Purchase Order Nos. NY-7557, NY-8089,  NY-6478 between Company and Devine Tarbell and Associates, Inc.

9.                                       Purchase Order No. NY-6867 between Company and Mead and Hunt, Inc.  (To be assigned pursuant to Section 7.29).

10.                                 Purchase Order Nos. NY-8904, NY-7138 and NY-7139 between Company and Megrant Properties, Inc.

11.           Purchase Order No. NY-20204 between Company and Baker Technical Land Services.

12.           Purchase Order No.  NY-5677 between Company and All Bright Electric.

13.                                 Purchase Order No. NY-8296 between Company and Burns and Roe Enterprises, Inc.  (To be assigned pursuant to Section 7.29).

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14.           Purchase Order No. NY-6467 between Company and Conetec, Inc.

15.           Purchase Order No. 8320 between Company and Devine Tarbell and Associates, Inc.

16.           Purchase Order No. 5530 between Company and Miller Environmental Group, Inc.

17.           Purchase Order No. 7806 between Company and Dominion Engineering, Inc.

18.           Purchase Order No. 7810 between Company and OCS Industries, Inc.

19.           Purchase Order No. 7552 between Company and Deerpark Oil and Heat Company.

20.           Purchase Order No. 6490 between Company and All Bright Electric.

21.           Purchase Order No. 7697 between Company and Henningson Durham and Richardson.

22.           Purchase Order No. 20266 with Geosystems, LP (to be assigned to Company on or before Closing).

23.           Purchase Order No. 20272 with Paul C. Rizzo Associates, Inc. (to be assigned to Company on or before Closing).

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Schedule 4.17

Consents

1.             The consent required under the Interconnection Agreement.

2.                                       The consent required to remove the Company from the Gas Transportation and Balancing Agreement.

Schedule 4.18

Title to Assets

None.

Schedule 5.04

Consents and Approvals of Governmental Authorities

1.             An order of the Federal Energy Regulatory Commission issued under Section 203 of the Federal Power Act (16 U.S.C. 824b as amended) authorizing Purchaser’s acquisition of the Membership Interest.

2.             New York Public Service Commission approval of transfer.

Schedule 5.05

Litigation

None, other than the Bankruptcy Case, insofar as applicable to the Membership Interest.

Schedule 7.15(b)

Sale Procedures Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

)
In re	)	Chapter 11 Case
)
MIRANT CORPORATION, et al.,	)	Case No. 03-46590 (DML)
	)	Chapter 11
	)	Jointly Administered
Debtors.	)
)

ORDER (A) APPROVING THE SALE PROCEDURES IN CONNECTION WITH THE PROPOSED SALE OF MIRANT NEW YORK, INC.’S MEMBERSHIP INTEREST IN MIRANT NY-GEN, LLC; (B) APPROVING PAYMENT OF A BREAKUP FEE IN ACCORDANCE WITH THE TERMS OF THE MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT; (C) SCHEDULING A SALE HEARING AND AN AUCTION; AND (D) APPROVING THE FORM AND MANNER OF NOTICE OF THE SALE PROCEDURES AND THE SALE HEARING

Upon the motion, dated February 1, 2007 (the “Sale Procedures Motion”), of Mirant New York, Inc. (“Mirant New York” or the “Seller”), as debtor and debtor in possession, for an order (the “Sale Procedures Order”) (a) approving the Sale Procedures(1) in connection with the proposed sale, pursuant to sections 105(a), 363(b), (f), (m), and (n), and 1146(c) of title 11 of the United States Code (the “Bankruptcy Code”), of the Seller’s Membership Interest (the “Membership Interest Sale”) in Mirant NY-Gen, LLC (“Mirant NY-Gen” and, collectively with Mirant New York, the “Debtors”) to Alliance

(1) Unless otherwise defined in this Sale Procedures Order, capitalized terms used herein shall have the same meanings ascribed to such terms in the Sale Procedures Motion.

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Energy Renewables, LLC (“Alliance Energy” or the “Purchaser”) pursuant to that certain Membership Interest Purchase and Sale Agreement between Mirant New York and Alliance Energy, dated as of January 31, 2007 (the “Agreement”); (b) approving the payment of a Breakup Fee (defined below) in accordance with the terms of the Agreement; (c) scheduling a hearing (the “Sale Hearing”) to consider approval of the Membership Interest Sale and an Auction (as defined below); and (d) approving the form and manner of notice of the Sale Procedures and the Sale Hearing; and no previous motion for similar relief having been made to this Court; and after due deliberation thereon; and sufficient cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:

1.             This Court has jurisdiction to hear and determine this matter pursuant to 28 U.S.C. §§ 157(b) and 1334(b).  This matter is a core proceeding within the meaning of 28 U.S.C. §§ 157(b)(2).  Venue of this matter is proper in this Court pursuant to 28 U.S.C. §§ 1408 and 1409(a).

2.             This Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a).

3.             Due and proper notice of the Sale Procedures Motion has been given and no further notice is required.

4.             The Sale Procedures, in the form set forth in Exhibit 1 annexed hereto, shall govern the Auction of the Membership Interest to obtain the highest and best offer for the Membership Interest.

5.             The Sale Procedures and the Breakup Fee provided for in the Agreement are within the reasonable business judgment of Mirant New York, are in the best interests

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of Mirant New York and its chapter 11 estate, and are fair, reasonable, and appropriate in the circumstances.

6.             The Notice of Auction and Sale Hearing as set forth in Exhibit 2 is reasonably calculated to provide adequate notice and opportunity for a hearing on any objections to the Sale Motion.

7.             The terms and conditions of the payment to the Purchaser of the Breakup Fee as set forth in the Agreement are:

a.             the product of arm’s length, good faith negotiations, between the Seller and the Purchaser;

b.             a material component of, inducement for, and condition to, the Purchaser’s willingness to be a stalking horse bidder under the Agreement; and

c.             within the reasonable business judgment of Mirant New York, is in the best interests of Mirant New York and its chapter 11 estate, and is fair, reasonable and appropriate in the circumstances to establish certainty on the existence and terms of a minimum bid subject to a reasonable competitive bidding process; and

d.             not likely to adversely affect the Auction’s competitive bidding process.

ACCORDINGLY, IT IS HEREBY

ORDERED that the Sale Procedures as set forth in Exhibit 1 annexed hereto are hereby approved in all respects; and it is further

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ORDERED that in the event of a competing bid for the Membership Interest, Alliance Energy will be entitled to credit bid the amount of $250,000.00 to any overbids in accordance with the terms of the Sale Procedures and the Sale Motion; and it is further

ORDERED that, in accordance with Section 7.15 of the Agreement, as a result of Seller entering into an agreement for a Third Party Sale pursuant to the Auction, Seller shall, upon entry of the Sale Order authorizing such Third Party Sale, return to Purchaser the Down Payment (as defined in the Agreement) with all interest accrued thereon and, within five (5) days of such Third Party Sale or any other sale of the Membership Interest, pay to the Purchaser the Breakup Fee of Two Hundred Fifty Thousand Dollars ($250,000.00) as an administrative expense of the Seller, from the first cash proceeds of any Third Party Sale or other sale of the Membership Interest.

ORDERED that Mirant New York shall serve within three (3) business days after entry of this Sale Procedures Order, the Notice of Auction and Sale Hearing upon (a) all parties entitled to receive notice as of the date hereof pursuant to the Order Clarifying Order Granting Complex Chapter 11 Bankruptcy Case Treatment, dated August 25, 2004, (b) all parties known to Mirant New York to have an interest in acquiring the Membership Interest and the Sale Assets, (c) all entities listed on the schedules of Mirant New York and Mirant NY-Gen, LLC as holding secured claims and all entities who recorded or filed proof(s) of claim as secured against Mirant NY-Gen or Mirant New York, (d) all entities who have recorded in the public record any lien, claim, encumbrance, or interest in or upon the Membership Interest or any of the assets of Mirant NY-Gen, (e) the Federal Energy Regulatory Commission, (f) the Delaware River Basin Commission, (g) the New York Public Service Commission, (h) the State of New

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York Department of Environmental Conservation, (i) the New York City Department of Environmental Protection, (j) the Securities and Exchange Commission, (k) the United States Environmental Protection Agency, (l) the Office of the United States Attorney, (m) the United States Department of Justice, (n) the Internal Revenue Service, (o) all parties granting permits or licenses to Mirant NY-Gen, (p) the applicable state and local taxing authorities, and (q) all parties to Mirant NY-Gen’s executory contracts and unexpired leases, and it is further

ORDERED that the Sale Hearing shall be held on             , March     , 2007 at       a.m. (Prevailing Central Time), or as soon thereafter as counsel may be heard, before the Honorable D. Michael Lynn, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Northern District of Texas, Eldon B. Mahon U.S. Courthouse, 501 West Tenth Street, Fort Worth, TX 76102-3643; and it is further

ORDERED that the Sale Hearing may be adjourned from time to time without further notice other than an announcement by Mirant New York in the Court of such adjournment on the date scheduled for the Sale Hearing; and it is further

ORDERED that such notice as set forth in the preceding decretal paragraphs to the Notice Parties shall constitute good and sufficient notice of the Sale Motion as it relates to Mirant New York’s request for entry of the Sale Order, the Auction, and the Sale Hearing, and no other or further notice of the Sale Motion, the Auction, and the Sale Hearing shall be necessary or required; and it is further

ORDERED that responses or objections, if any, to the entry of the Sale Order granting the relief requested in the Sale Motion shall be filed with this Court and served, so as to be actually received no later than             , February    , 2007, at 4:00 p.m.

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(Prevailing Central Time) on:  (a) Hiscock & Barclay, LLP, One Park Place, Syracuse, New York 13215, Attn: George S. Deptula, Email:  gdeptula@hiscockbarclay.com; (b) Forshey & Prostok LLP, 777 Main Street, Suite 1290, Fort Worth, Texas 76102, Attn: Jeff P. Prostok, Email:  jprostok@forsheyprostok.com; (c) Mirant New York, Inc., c/o Mirant Corporation, 1155 Perimeter Center West, Atlanta, Georgia 30338, Attn:  Sonnet Edmonds, Vice President and Assistant General Counsel, Email:  sonnet.edmonds@mirant.com; (d) Hill Gilstrap, P.C., 1400 West Abram Street, Arlington, TX 76013, Attn:  Frank Hill, Email:  fhill@hillgilstrap.com, (e) Troutman Sanders LLP, 405 Lexington Avenue, New York, NY 10174, Attn:  Hollace T. Cohen, Email:  Hollace.Cohen@troutmansanders.com.

ORDERED that the Seller is authorized and empowered to take such steps, incur and pay such costs and expenses, and take such action as may be reasonably necessary to implement this Sale Procedures Order; and it is further

ORDERED that any objections to the entry of this Sale Procedures Order that have not been withdrawn, waived or settled, and all reservations of rights regarding the same, shall be and hereby are OVERRULED on the merits; and it is further

ORDERED that this Court shall retain jurisdiction over any matter or dispute arising from or relating to the Sale Procedures and the implementation of this Sale Procedures Order.

Dated: , 2007
The Honorable D. Michael Lynn
United States Bankruptcy Judge

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EXHIBIT “1”

SALE PROCEDURES

The following procedures (the “Sale Procedures”) shall govern the auction (the “Auction”) of the Membership Interest held by Mirant New York, Inc. (the “Seller” or “Mirant New York”), as sole member of Mirant NY-Gen, LLC (“Company” or “Mirant NY-Gen” and, with Mirant New York, the “Debtors”).  These Sale Procedures have been approved and authorized by order dated              , 2007 (the “Sale Procedures Order”) of the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) in the chapter 11 case of Mirant New York (Case No. 03-46641-DML-11).

The Seller has taken all reasonable steps to obtain the highest and best price for the Membership Interest.  However, under title 11 of the United States Code (the “Bankruptcy Code”), the Seller must demonstrate that it has obtained the highest and best price for the Membership Interest; such a showing may include giving notice thereof to the creditors of the Company and other interested parties, providing information about the Membership Interest to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an Auction.

1.             Property to Be Sold.  The Company’s assets include three hydroelectric power stations and two gas turbine generating facilities located in southeastern New York and certain real property, easements, permits, and contracts relating thereto as identified in the Agreement (the “Sale Assets”).  As provided in the Sale Procedures Order, the sale of the Membership Interest (the “Membership Interest Sale”) is subject to a determination of which entity has submitted the highest or otherwise best bid pursuant to the procedures set forth herein (the “Prevailing Bidder”) (as defined in Section 8 below).  Alliance Energy Renewables, LLC (the “Proposed Purchaser”) and Mirant New York have entered into the Membership Interest Purchase and Sale Agreement, dated as of January 31, 2007 (the “Agreement”).  The Proposed Purchaser shall be treated as a Qualified Bidder (as defined in Section 3 below), and the executed Agreement shall be treated as a Qualified Bid (as defined in Section 5 below), for all purposes under the Sale Procedures.

2.             Due Diligence.  Upon receipt by Hiscock & Barclay, LLP (“Hiscock & Barclay”) or Forshey & Prostok LLP (“Forshey & Prostok”) of (i) an executed confidentiality agreement in form and substance satisfactory to the Seller in its sole discretion and (ii) financial disclosure acceptable to, and as requested by, the Seller, in its sole discretion, which information shall demonstrate the financial ability of the potential bidder to consummate the purchase of the Membership Interest and its obligations to perform under the Agreement, including but not limited to immediately available cash, or a binding commitment for financing, adequate to pay a price that exceeds the amount in the Marked Agreement (as defined in Section 5(a) below) by at least $500,000 in cash, a potential bidder shall be provided with additional information regarding the Membership

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Interest and related Sale Assets, and be afforded the opportunity to inspect the Sale Assets.  In addition, all reasonable efforts will be made to provide a potential bidder, who has satisfied the conditions of this Section 2, with such information as such potential bidder may determine is necessary or relevant to the formulation of its bid.

NEITHER HISCOCK & BARCLAY, FORSHEY & PROSTOK, NOR ANY OF THEIR RESPECTIVE PARTNERS, MEMBERS, COUNSEL, OR ATTORNEYS (COLLECTIVELY, THE “DEBTORS’ ATTORNEYS”) HAS PREPARED ANY OF THE INFORMATION REGARDING MIRANT NEW YORK OR MIRANT NY-GEN, OR ANY OF THEIR OPERATIONS, SCHEDULED ASSETS, OR FINANCIAL CONDITION TO BE PROVIDED TO A POTENTIAL BIDDER IN CONNECTION WITH THE SALE PROCEDURES SET FORTH HEREIN. CONSEQUENTLY, NO REPRESENTATION IS MADE BY ANY OF THE DEBTORS’ ATTORNEYS REGARDING THE ACCURACY, RELIABILITY, VERACITY, ADEQUACY, OR COMPLETENESS OF ANY INFORMATION PROVIDED IN CONNECTION WITH THE SALE PROCEDURES, AND ALL POTENTIAL BIDDERS ARE ENCOURAGED TO CONSULT WITH THEIR OWN ADVISORS REGARDING ANY SUCH INFORMATION.

3.             Qualified Bidders.

(a)           A potential bidder that satisfies the following requirements, and that the Seller determines, in its sole discretion, is reasonably likely to be able to consummate a purchase of the Membership Interest (including all Purchaser Required Consents set forth in Section 7.14 of the Agreement) shall be considered a “Qualified Bidder.”  Within three (3) business days of each potential bidder’s delivery of all of the material required in subsections (b)(i) through (b)(v) below, the Seller shall notify such potential bidder in writing as to whether such potential bidder shall be considered a Qualified Bidder.

(b)           Unless otherwise ordered by the Bankruptcy Court for cause shown, no bid for the Membership Interest will be considered unless prior to or in conjunction with making such bid, the bidder delivers the following items to:  Hiscock & Barclay, LLP, 50 Beaver Street, Albany, New York  12207, Attn: George S. Deptula.

(i)            if the potential overbidder has not already entered into a confidentiality agreement with the Seller, an executed confidentiality agreement (to be provided upon request) in form and substance satisfactory to Mirant New York in its sole discretion;

(ii)           financial disclosure in writing acceptable to, and as requested by, Mirant New York, in its sole discretion, which information shall demonstrate that the potential bidder has the financial ability to consummate the purchase of the Membership Interest and its obligations to perform under the Membership Interest Purchase and Sale Agreement no later than ten (10) days

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following the hearing on the Sale Order including, but not limited to, immediately available cash or a binding commitment for financing and the willingness and ability to cover all of the potential bidder’s legal counsel fees and other costs associated with the sale of the Membership Interest;

(iii)          written evidence demonstrating that such potential bidder is not affiliated with the Proposed Purchaser or Mirant New York (and such potential bidder is not a creditor of Mirant New York or Mirant NY-Gen);

(iv)          written evidence that the potential bidder has the internal authorizations and approvals necessary to engage in the transaction without the consent of any entity that has not already been obtained and that the potential bidder is a bona fide purchaser; and

(v)           a cashier’s check made payable to Mirant New York, or cash, or an irrevocable letter of credit for ten percent (10%) (the “Deposit”) of the amount of the Proposed Consideration (as defined in Section 5(b) below).  If the bidder delivers a letter of credit to the Seller, such letter of credit must (1) have an expiration date of not earlier than October 1, 2007, or fifteen (15) days after such other date proposed in Section 12.01(vii) of the Marked Agreement, and (2) be drawable upon presentment of an officer’s certificate from Mirant New York stating only that Mirant New York is entitled to draw on the letter of credit.  The bidder shall forfeit the Deposit and, to the extent applicable, the Seller may draw on the letter of credit if (1) the bidder is determined to be a Qualified Bidder and withdraws or modifies its bid or any subsequent Increased Bid (as defined in Section 7 below), without the Seller’s consent other than as provided herein before the selection of the Prevailing Bidder, and/or (2) the bidder is determined to be the Prevailing Bidder and (A) modifies or withdraws the bid or any subsequent Increased Bid without the Seller’s consent before the consummation of the sale contemplated by the Marked Agreement (as defined in Section 5(a) below) or (B) breaches the Marked Agreement.  The Deposit shall be returned to the bidder (1) if the bidder is determined not to be a Qualified Bidder or (2) under the circumstances contemplated by Section 12 hereof.

4.             Time for Submission of Bids.  Any Qualified Bidder that desires to participate in the Auction shall deliver a copy of its bid so it is received by Seller not later than 4:00 p.m. (Prevailing Central Time) on Wednesday, February 28, 2007 (the “Initial Bid Deadline”). Seller shall provide Purchaser with a copy of all Qualified Bids accompanied by notice of the Seller’s determination of the Opening Bid (as defined below) no less than four (4) days prior to the Auction.  If there are no Qualified Bids, the Purchaser shall be deemed to be the Prevailing Bidder at the Auction.

5.             Form and Contents of Bids.  To constitute a “Qualified Bid,” a bid must satisfy the following requirements:

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(a)           the bid must include an executed irrevocable Membership Interest purchase and sale agreement made upon the same terms and conditions as those contained in the Agreement (excepting the purchase price and terms and conditions related to the bankruptcy procedures and deadlines for satisfying conditions precedent to the closing of the transaction in Section 7.15(b) of the Agreement, and the reasonable extension of certain dates set forth in Sections 12.01(iii), (iv), and (vii) of the Agreement necessary or appropriate in light of such overbid which shall be no less favorable to the Seller than the terms of the Agreement, and shall set forth any amendments and modifications to the Agreement, including price, terms, and any change in the list of agreements to be assumed by Mirant NY-Gen, which such bidder would propose if it were selected as the Prevailing Bidder (the “Marked Agreement”).  All modifications or amendments to the Agreement that are contained in the Marked Agreement must be “redlined” in order for the Seller to consider the Marked Agreement;

(b)           the Marked Agreement must provide for total net cash consideration to the Seller’s chapter 11 estate of not less than $500,000.00 greater than the purchase price of the Agreement (the “Proposed Consideration”);

(c)           the Marked Agreement must not be conditioned upon the ability of the bidder to obtain financing or the outcome of unperformed due diligence by the bidder.  In the event that the Marked Agreement contains any additional conditions to the closing of the Membership Interest Sale (the “Closing”), none of such conditions shall be materially more burdensome or unfavorable to the Seller than those set forth in the Agreement;

(d)           the Marked Agreement must be accompanied by a letter affirmatively (i) setting forth the identity of the bidder and the contact information for such bidder, (ii) stating that the bidder offers to purchase the Membership Interest upon the terms and conditions set forth in the Marked Agreement, (iii) summarizing the Proposed Consideration the bidder proposes to pay under the Marked Agreement, (iv) identifying any change in the contracts that the bidder proposes Mirant NY-Gen assume and any additional cure amount therefor, (v) stating the aggregate value of the consideration the bidder proposes to pay under the Marked Agreement (which statement of value shall not be binding on the Seller, the Purchaser, or the Court), and (vi) stating the form of the Deposit (i.e., letter of credit, cashier’s check, or cash) made by the bidder; and

(e)           the foregoing materials must be received by Seller on or before Wednesday, February 28, 2007 at 4:00 p.m. (Prevailing Central Time) (the “Initial Bid Deadline”).  The Purchaser will receive from the Seller a copy of all Qualified Bids accompanied by notice of the Seller’s determination of the Opening Bid (as defined below) no less than four (4) days prior to the Auction.

6.             Notification of Opening Bid.  At the commencement of the Auction, the Seller will identify the opening bid (the “Opening Bid”), which will be the highest or otherwise best Qualified Bid, as determined by the Seller in its sole discretion.  If no

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timely Qualified Bid is submitted as determined by the Seller, or if the Purchaser is the Prevailing Bidder (as defined herein), the Seller shall request at the Sale Hearing that the Bankruptcy Court approve the sale of the Membership Interest to the Purchaser.

7.             The Auction.

(a)           The Auction shall commence at          a.m. (Prevailing Central Time) on         ,         , 2007 at the United States Bankruptcy Court, Eldon B. Mahon U.S. Courthouse, 501 West Tenth Street, Fort Worth, Texas 76102.  Qualified Bidders must attend the Auction in person or through an authorized representative or agent with actual authority to participate in the Auction and bind such Qualified Bidder.  During the Auction, any Qualified Bidder may increase its qualified Bid by another Qualified Bid that:

i.              provides for cash consideration that exceeds by not less than $250,000.00 the cash consideration to be paid pursuant to the then highest Qualified Bid or Increased Bid, if any;

ii.             identifies specifically any other changes made to the Qualified Bid; and

iii.                                    satisfies the requirements of Sections 3(b) and 5 above.

Any bid received from a Qualified Bidder during the Auction that satisfies the requirements set forth in subsections (a)(i) through (a)(iii) above, shall constitute an “Increased Bid.”  If the Proposed Purchaser submits the successful overbid, the Purchaser shall be entitled to credit the amount of $250,000.00 against such overbid.

(b)           The Seller shall adopt such rules for bidding at the Auction as it deems appropriate in its sole discretion that will better promote the goals of the bidding process, allow all Qualified Bidders reasonable notice and opportunity to submit Increased Bids, and are not otherwise inconsistent with any order of the Bankruptcy Court or the Agreement.

8.             Selection of Prevailing Bidder.   At the Auction, the Seller shall review and consider each, if any, of the Qualified Bids and the Increased Bids.  Seller shall determine in its sole discretion which of the Qualified Bids or Increased Bids constitute the highest and otherwise best bid for the Membership Interest, provided however, that nothing contained herein shall prevent the Purchaser from contesting that the bid selected by the Seller of the Prevailing Bidder is the highest and best offer.  The bidder making the bid that is selected as the highest or otherwise best bid by the Seller shall be considered the “Prevailing Bidder.”  At the conclusion of the Auction and after such review, the Seller shall inform each of the Qualified Bidders of the decision regarding who is the Prevailing Bidder and who made the second highest or otherwise best bid (the “Backup Bidder”).

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9.             Release of Down Payment.  Upon entry of the Sale Order authorizing a sale of the Membership Interest to a purchaser other than Purchaser, Seller shall direct Escrow Agent to return to Purchaser the Down Payment (as defined in the Agreement) with all accrued interest thereon; provided that, if Purchaser agrees to be the Backup Bidder, Seller shall direct the Escrow Agent to return the Down Payment (with all accrued interest thereon) to Purchaser upon the earlier of the closing of the Membership Interest Sale to the Prevailing Bidder or termination of the Agreement by Purchaser according to the terms of the Agreement.

10.           Failure to Consummate Purchase.  If for any reason the Prevailing Bidder fails to consummate the Membership Interest Sale, the Seller reserves the right to consummate the Membership Interest Sale with the Backup Bidder.  If such failure to consummate the purchase is the result of a breach of the Agreement by the Proposed Purchaser or the Marked Agreement by the Prevailing Bidder, the Down Payment (as defined in the Agreement) of the Proposed Purchaser or the Deposit of such Prevailing Bidder as the case may be shall be forfeited to the Seller.  The Seller specifically reserves the right to seek all available damages from the defaulting bidder; provided that in the case of the Proposed Purchaser, the damages shall be limited as provided in Section 12.04 of the Agreement.

11.           Bankruptcy Court Approval of the Prevailing Bidder.   An evidentiary hearing on all of the relief requested in the Seller’s Motion (the “Sale Motion”) to approve the Membership Interest Sale and to conduct the Auction (the “Sale Hearing”) shall be held before the Bankruptcy Court on          ,               , 2007 at          .m. (Prevailing Central Time).

12.           Return of Deposits.  Within five (5) business days after the closing of the Membership Interest Sale, the Deposit submitted by each Qualified Bidder shall be returned, except for those submitted by (a) the Prevailing Bidder and (b) any bidders that forfeited their Deposit under Section 3(b)(v) above.  Except as otherwise provided for herein, in the event the Seller cancels the proposed sale or withdraws its motion to approve the sale of the Membership Interest, the Deposit submitted by all of the Qualified Bidders shall be immediately returned.

13.           Business Judgment of the Seller.  The Seller reserves the right (a) to determine in its sole discretion whether the amendments and changes contained in each Marked Agreement are acceptable as terms and conditions to the sale; (b) to determine, in its sole discretion, which Qualified Bid, if any, is the highest or otherwise best offer for the Membership Interest; (c) to reject at any time prior to entry of an order of the Bankruptcy Court approving the sale to the Prevailing Bidder, any bid which the Seller, in its sole discretion, deems to be (i) inadequate or insufficient, or (ii) not in conformity with the requirements of the Bankruptcy Code or the Sale Procedures; and/or (d) to modify these Sale Procedures in any manner in its sole discretion which is not otherwise inconsistent with any order of the Bankruptcy Court or the Agreement.

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EXHIBIT “2”

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

)
In re	)	Chapter 11 Case
)
MIRANT CORPORATION, et al.,	)	Case No. 03-46590 (DML)
	)	Chapter 11
	)	Jointly Administered
Debtors.	)
	)	Hearing Set:

NOTICE OF AUCTION AND SALE HEARING REGARDING

MOTION OF EXCLUDED DEBTORS FOR ENTRY OF AN

ORDER (I) AUTHORIZING AND APPROVING THE SALE OF ALL

MEMBERSHIP INTERESTS IN MIRANT NY-GEN, LLC, BY MIRANT NEW

YORK, INC. TO ALLIANCE ENERGY RENEWABLES, LLC, OR

ALTERNATIVELY TO PREVAILING OVERBIDDER, FREE AND CLEAR OF

ALL LIENS, CLAIMS, ENCUMBRANCES, AND INTERESTS, (II) APPROVING

THE MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

BETWEEN MIRANT NEW YORK, INC., AS SELLER, AND ALLIANCE

ENERGY RENEWABLES, LLC, AS PROPOSED PURCHASER, AND

AUTHORIZING THE DEBTORS TO PERFORM THE TERMS THEREOF, AND

(III) AUTHORIZING CERTAIN EXCLUDED DEBTORS TO ENTER INTO,

MODIFY OR TERMINATE CONTRACTS AND LEASES PURSUANT TO THE
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

TO ALL INTERESTED PARTIES:

PLEASE TAKE NOTICE that on February 1, 2007, Mirant New York, Inc. (“Seller” or “Mirant New York”), Mirant NY-Gen, LLC (“NY-Gen”), Mirant Bowline, LLC, Mirant Lovett, LLC, and Hudson Valley Gas Corporation (collectively, the “Excluded Debtors”), as debtors and debtors in possession, filed a motion (the “Sale Motion”) with the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”), requesting entry of an order (the “Sale Order”), pursuant to sections 105(a), 363, and 1146(c) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 9006, 9007, 9008, 9013, 9014, and 9036 (a) authorizing and approving the sale by Mirant New York of the Membership Interest(1) to Alliance Energy Renewables, LLC (“Alliance Energy” or the “Purchaser”), or alternatively to

(1) Except as otherwise defined herein, all capitalized terms shall have the same meanings ascribed to such terms in the Sale Motion.

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prevailing overbidder, free and clear of all liens, claims, encumbrances and interests pursuant to the terms of the Agreement; (b) authorizing and approving the Membership Interest Purchase and Sale Agreement (including all related instruments, documents, exhibits, schedules, lists, and agreements thereto) between Seller and Purchaser dated January 31, 2007 (the “Agreement”), which provides for the (i) sale, conveyance, assignment, transfer, and delivery of the Membership Interest in Mirant NY-Gen to the Purchaser free and clear of all liens, claims, encumbrances, and interests, and (ii) performance of related transactions as set forth in the Agreement; and (c) authorizing the Excluded Debtors to enter into, terminate or modify certain contracts and leases in connection with the performance and closing of the Agreement.  Concurrently, a motion for approval of certain sale procedures (“Sales Procedures Motion”) was filed with the Sale Motion.

PLEASE TAKE FURTHER NOTICE:

A.            Pursuant to an order, dated            , 2007, granting certain of the relief related to, among other things, the Sale Procedures requested in the Sale Procedures Motion (the “Sale Procedures Order”), Mirant New York will conduct an auction (the “Auction”) before the Honorable D. Michael Lynn in the United States Bankruptcy Court for the Northern District of Texas, Eldon B. Mahon U.S. Courthouse, 501 West Tenth Street, Fort Worth, Texas 76102-3643 on            , 2007 at        (Prevailing Central Time), for the sale of the Membership Interest.  Parties wishing to participate in the Auction must become a Qualified Bidder and submit a “Qualified Bid” so it is received by Seller not later than 4:00 p.m. (Prevailing Central Time) on Wednesday, February 28, 2007 (the “Initial Bid Deadline”), to the party specified in the Sale Procedures Order and provide for total consideration to Mirant New York of not less than $500,000 in cash in excess of the Purchase Price.  The Sale Procedures Order also sets forth, among other things, the specific requirements for a bidder to be a Qualified Bidder and a bid to be a Qualified Bid.

B.            A hearing (the “Sale Hearing”) will be held on            , 2007, at            .m. (Prevailing Central Time), or as soon thereafter as counsel can be heard, before the Honorable D. Michael Lynn in the United States Bankruptcy Court for the Northern District of Texas, Eldon B. Mahon U.S. Courthouse, 501 West Tenth Street, Fort Worth, Texas 76102-3643, at which time Mirant New York will seek entry of an order granting the remaining relief requested in the Sale Motion in accordance with the Sale Procedures Order and the Agreement.

C.            Mirant New York has selected Alliance Energy as the stalking horse bidder pursuant to the terms of the Agreement, which Agreement provides, among other things, for the sale of the Membership Interest to Alliance Energy free and clear of liens, claims, encumbrances, and interests.

D.            Any entity that wishes to submit a bid for the purchase of the Membership Interest must comply in all respects with the terms and conditions established by the Sale Procedures Order.  Copies of the Sale Motion, the Sale Procedures Order, and the

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Agreement are available upon request by contacting George S. Deptula, Hiscock & Barclay, LLP, One Park Place, 300 South State Street, Syracuse, New York 13202 or Jeff P. Prostok, Forshey & Prostok LLP, 777 Main Street, Suite 1290, Fort Worth, Texas 76102.

PLEASE TAKE FURTHER NOTICE that objections, if any, to entry of an order granting the remaining relief requested in the Sale Motion, must be made in writing, filed with the Bankruptcy Court, and served in accordance with the terms and conditions established by the Sale Procedures Order so as to be actually received by the parties specified in the Sale Procedures Order by 4:00 p.m. (Prevailing Eastern Time) on            , 2007.

PLEASE TAKE FURTHER NOTICE that in the absence of any timely objection, Mirant New York will submit to the Bankruptcy Court a form of order setting forth, among other things, that (i) the notice procedures of the Sale Motion have been satisfied, (ii) no objection to the Sale Motion was timely made or such objection has been resolved, and (iii) Mirant New York may proceed with the remaining relief requested in the Sale Motion.  The form of order will also provide that to the extent any person or entity has any lien, claim, encumbrance, or other interest (“Interest”) in the Membership Interest, pursuant to the Sale Motion, such Interest will attach to the proceeds derived by Mirant New York from the sale of the Membership Interest in order of their priority and with the same validity, force, and effect that such Interest has now against the Membership Interest, if any, subject to all rights and defenses that Mirant New York may have.

IF YOU FAIL TO RESPOND IN ACCORDANCE WITH THIS NOTICE, THE BANKRUPTCY COURT MAY GRANT THE REMAINING RELIEF REQUESTED IN THE SALE MOTION WITHOUT FURTHER NOTICE TO YOU OR THE OPPORTUNITY TO OBJECT.

Dated:    Fort Worth Texas

February    , 2007

Jeff P. Prostok	George S. Deptula
J. Robert Forshey	Hiscock & Barclay, LLP
Forshey & Prostok LLP	One Park Place
777 Main Street, Suite 1290	300 South State Street
Fort Worth, Texas 76102	Syracuse, New York 13202
Telephone: 817/877-8855	Telephone: 315/425-2725
Facsimile: 817/877-4151	Facsimile: 315/425-8545

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Schedule 7.15(c)

Sale Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

)
In re	)	Chapter 11 Case
)
MIRANT CORPORATION, et al.,	)	Case No. 03-46590 (DML)
	)	Chapter 11
Debtors.	)	Jointly Administered
)

ORDER (I) AUTHORIZING AND APPROVING SALE OF MEMBERSHIP INTEREST IN MIRANT NY-GEN, LLC, BY MIRANT NEW YORK, INC. TO ALLIANCE ENERGY RENEWABLES, LLC, FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS, (II) AUTHORIZING AND APPROVING MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT AND THE PERFORMANCE BY THE DEBTORS OF THE TERMS THEREOF, AND (III) AUTHORIZING DEBTORS TO ENTER INTO, MODIFY OR TERMINATE CONTRACTS AND LEASES PURSUANT TO THE MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

Upon the motion dated February 1, 2007 (the “Sale Motion”)(3) of Mirant New York, Inc. (“Mirant New York” or the “Seller”), Mirant NY-Gen, LLC (“NY-Gen” or “Company”), Mirant Bowline, LLC (“Mirant Bowline”), Mirant Lovett, LLC (“Mirant Lovett”), and Hudson Valley Gas Corporation (“Hudson Valley”) (collectively, the “Excluded Debtors” or “Debtors”), as debtors and debtors in possession, for entry of an order pursuant to sections 105(a), 363, and 1146(c) of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 6004, 9006, 9007, 9008, 9013, 9014, and 9036 of the Federal Rules of Bankruptcy Procedure (the

(3) Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sale Motion or the Membership Interest Purchase and Sale Agreement between Mirant New York, Inc. and Alliance Energy Renewables, LLC, dated January 31, 2007 (the “Agreement”).

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“Bankruptcy Rules”) (a) authorizing and approving the sale by Mirant New York of the Membership Interest in Mirant NY-Gen to Alliance Energy Renewables, LLC (“Alliance Energy” or the “Purchaser”), or alternatively to prevailing overbidder, free and clear of all liens, claims, encumbrances and interests pursuant to the terms of the Agreement; (b) authorizing and approving the Agreement (including all related instruments, documents, exhibits, schedules, lists, and agreements thereto) which provides for the (i) sale, conveyance, assignment, transfer, and delivery of the Membership Interest in Mirant NY-Gen to the Purchaser free and clear of all liens, claims, encumbrances, and interests, and (ii) performance of related Transactions as set forth in the Agreement; and (c) authorizing the Excluded Debtors to enter into, terminate or modify certain contracts and leases in connection with the performance and Closing of the Agreement; and adequate and sufficient notice of the Sale Motion, the Auction, the hearing on the Sale Motion (the “Sale Hearing”), all Transactions contemplated thereunder, and this Order having been given; and all parties in interest having been heard, or having had the opportunity to be heard, regarding the matters raised by the Sale Motion and relief related thereto; and the Court having reviewed and considered (i) the Sale Motion and any objections thereto (the “Objections”), and (ii) the arguments of counsel, and the evidence proffered or adduced at the Sale Hearing; and it appearing from the affidavits of service heretofore filed with the Court that due and sufficient notice of the Sale Motion, the Auction, the Sale Hearing, and the relief sought in connection therewith have been provided to all parties in interest; and it further appearing that no other or further notice hereof is required; and it appearing that the relief requested in the Sale Motion is in the best interests of the Debtors, their chapter 11 estates, their creditors, and other parties in interest; and upon the record of the Sale Hearing, including the decision of the Court to approve the Sale Motion as reflected on the record thereof; and after due deliberation and good

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and sufficient cause appearing therefore, this Court hereby makes the following Findings of Fact and Conclusions of Law:(4)

FINDINGS OF FACT

IT IS HEREBY FOUND AND DETERMINED THAT:

Jurisdiction, Final Order, and Statutory Predicates

A.            The Court has jurisdiction to hear and determine the Sale Motion and to grant the relief requested therein, pursuant to 28 U.S.C. §§ 157(b) and 1334.  This matter is a core proceeding within the meaning of 28 U.S.C. §§ 157(b)(2)(A), (K), (N), and (O).  Venue of the chapter 11 cases and the Sale Motion is proper in this district under 28 U.S.C. §§ 1408 and 1409(a).

B.            This Court entered the Sale Procedures Order on           , 2007, under which, among other things, this Court approved certain Sale Procedures.  The Sale Procedures Order has become a final and non-appealable order and remains in full force and effect.

C.            This Sale Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a).

D.            The statutory predicates for the relief sought in the Sale Motion are sections 105(a), 363(b), (f), (m), and (n), and 1146(c) of the Bankruptcy Code, as complemented by Bankruptcy Rules 2002(a)(2), (c)(1), (g), (j), (k), (l), (m), and (n), 6004(a), (b), (c), (e), (f), and (g), 9006, 9007, 9008, 9013, 9014, and 9036.

(4) Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact when appropriate.  See Fed. R. Bankr. P. 7052.  Any statements of the Court at the hearing on the Sale Motion shall constitute additional findings of fact and conclusions of law as appropriate and are expressly incorporated by reference into this Order.

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The Mirant Plan and the Excluded Debtors

E.             In an order dated December 9, 2005, the Bankruptcy Court confirmed the Debtors’ Amended and Restated Second Amended Joint Chapter 11 Plan of Reorganization for Mirant Corporation and its Affiliated Debtors Dated December 9, 2005 (the “Mirant Plan”) with respect to all of the Mirant Debtors (collectively, the “New Mirant Entities”), except the Excluded Debtors.

F.             On January 3, 2006, the New Mirant Entities emerged from Chapter 11. The Excluded Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

Retention of Jurisdiction

G.            It is necessary and appropriate for the Court to retain jurisdiction as provided in the Agreement to, among other things, interpret and enforce the terms and provisions of this Order and the Agreement, and to adjudicate, if necessary, any and all disputes involving the Debtors concerning or relating in any way to, or affecting, the Membership Interest Sale including, but not limited to, the Sale Motion, the Auction, and the Sale Hearing.

Corporate Authority; Consents and Approvals

H.            The Seller has full corporate power and authority to execute and deliver the Agreement and all other documents contemplated thereby and to consummate the Membership Interest Sale.  The Membership Interest Sale has been duly and validly authorized by all necessary corporate actions of the Seller.  No additional consents or approvals other than the authorization and approval of this Court and certain Governmental Approvals (as defined in the Agreement) are required for the Seller to consummate the Membership Interest Sale.  Each of the Excluded Debtors has full corporate power and authority to execute and deliver all documents and agreements to which they are a party required or contemplated by the Agreement.

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Notice of the Sale Motion

I.              As evidenced by the affidavits of service previously filed with this Court (the “Notice Affidavits”) and based upon representations of counsel at the Sale Hearing:  (i) due, proper, timely, adequate, and sufficient notice of the Sale Motion, the Auction, and the Sale Hearing has been provided in accordance with sections 105, 363, and 1146 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 9006, 9007, 9008, 9013, 9014, and 9036, and in compliance with the Sale Procedures Order, (ii) such notice was good and sufficient, and appropriate under the circumstances, and (iii) no other or further notice of the Sale Motion, the Auction, the Sale Hearing, or the relief sought with respect thereto shall be required.

J.             A reasonable opportunity to object or to be heard with respect to the Sale Motion, the Auction, and the Sale Hearing has been afforded to all interested persons and entities, including:  (a) all parties entitled to receive notice as of the date hereof pursuant to the Order Clarifying Order Granting Complex Chapter 11 Bankruptcy Case Treatment, dated August 25, 2004, (b) all parties known to Mirant New York to have an interest in acquiring the Membership Interest and the Sale Assets, (c) all entities listed on the schedules of Mirant New York and Mirant NY-Gen, LLC as holding secured claims and all entities who recorded or filed proof(s) of claim as secured against Mirant NY-Gen or Mirant New York, (d) all entities who have recorded in the public record any lien, claim, encumbrance, or interest in or upon the Membership Interest or any of the assets of Mirant NY-Gen, (e) the Federal Energy Regulatory Commission, (f) the Delaware River Basin Commission, (g) the New York Public Service Commission, (h) the State of New York Department of Environmental Conservation, (i) the New York City Department of Environmental Protection, (j) the Securities and Exchange Commission, (k) the United

5

States Environmental Protection Agency, (l) the Office of the United States Attorney, (m) the United States Department of Justice, (n) the Internal Revenue Service, (o) all parties granting permits or licenses to Mirant NY-Gen, (p) the applicable state and local taxing authorities, and (q) all parties to Mirant NY-Gen’s executory contracts and unexpired leases.

Sound Business Purpose for the Sale of the Membership Interest

K.            Good and sufficient reasons for approval of the Agreement and the Membership Interest Sale have been articulated.  The relief requested in the Sale Motion is within the reasonable business judgment of the Seller and is in the best interests of the Debtors, their respective chapter 11 estates and their creditors, and other parties in interest.

L.             The Seller has demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) sufficient circumstances for the entry into the Agreement and the consummation of the Membership Interest Sale pursuant to section 363(b) of the Bankruptcy Code, in that, among other things, the consummation of the Membership Interest Sale to the Purchaser is necessary and appropriate to maximize the value to the estates of Mirant New York and Mirant NY-Gen and the Membership Interest Sale will facilitate confirmation of Mirant NY-Gen’s Plan.

Auction

M.           On            , 2007, in connection with the Sale Hearing, the Bankruptcy Court conducted an Auction, in accordance with the Sale Procedures Order entered by the Court.  At the conclusion of the Auction, the Seller determined that the Purchaser was the Prevailing Bidder (as defined in the Agreement) for the Membership Interest pursuant to the terms of the Agreement.  The Court approved the results of the Auction at the Sale Hearing on            , 2007.

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Good Faith of the Purchaser

N.            The terms and conditions set forth in the Agreement are fair and reasonable.  The Seller and the Purchaser extensively negotiated the terms and conditions of the Agreement in good faith and at arm’s length, and the Purchaser is entering into the Agreement in good faith and is a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code, and is therefore entitled to the protections afforded thereby.

O.            The Purchaser is not an “insider” (as that term is defined in section 101 of the Bankruptcy Code) of Mirant New York or Mirant NY-Gen.  Mirant New York and the Purchaser have not engaged in any conduct that would cause or permit the Agreement to be avoided under section 363(n) of the Bankruptcy Code.

Highest and Best Offer

P.             The Agreement constitutes the highest and best offer for the Membership Interest.

Q.            The Seller’s determination that the Agreement constitutes the highest and best offer for the Membership Interest constitutes a valid and sound exercise of the Seller’s business judgment.  The Agreement represents a fair and reasonable offer to purchase the Membership Interest.  No other entity has submitted a qualified bid providing greater economic value for the Membership Interest than the Purchaser.

Validity of the Transfer of the Membership Interest

R.            The transfer of the Membership Interest to the Purchaser pursuant to the Agreement is a legal, valid, and effective transfer of good and marketable title of the Membership Interest and vests or will vest the Purchaser with all of the Seller’s rights, title, and interest in the Membership Interest as of the Closing Date free and clear of all liens, claims, encumbrances, and interests against the Membership Interest, and pursuant to section 363(f) of

7

the Bankruptcy Code.

S.             The Purchaser is purchasing Mirant New York’s Membership Interest and is not purchasing any of Mirant New York’s other assets.  Additionally, the Agreement provides that  prior to the Closing Date, Mirant NY-Gen will assign to Mirant New York (or such Affiliate of Mirant New York as Mirant New York may direct pursuant to the Mirant NY-Gen Plan) all of Mirant NY-Gen’s pending insurance claims for losses with respect to the Swinging Bridge Facility and the Hillburn Facility (which may include, but shall not be limited to, property, business interruption, and environmental losses), intercompany receivables and intercompany claims as of the Closing Date, claims against third parties for actions or inactions arising prior to the Closing Date (including, but not limited to, claims filed against Orange & Rockland Utilities, Inc. and Consolidated Edison, Inc. and/or any of their respective Affiliates), and certain purchase orders, which such assignments are hereby specifically authorized.

Section 363(f) of the Bankruptcy Code is Satisfied

T.            The transfer of the Membership Interest pursuant to the Agreement is authorized pursuant to one or more of the standards set forth in section 363(f)(1) through (f)(5) of the Bankruptcy Code and, accordingly, the Seller may sell the Membership Interest to Purchaser free and clear of all liens, claims, encumbrances, and interests against the Membership Interest, Mirant New York, and its chapter 11 estate.  The holders of such liens, claims, encumbrances, and interests against Mirant New York, its chapter 11 estate, or the Membership Interest, and non-Debtor parties to any related agreements who did not object, or who withdrew their Objections, to the Sale Motion, are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code.  Holders of  liens, claims, encumbrances, or interests and who asserted an Objection at the Sale Hearing, if any, fall within one or more of the other subsections of section

8

363(f) and are adequately protected by having their liens, claims, encumbrances, and interests, if any, against Mirant New York, its chapter 11 estate, or the Membership Interest, attach to the cash proceeds to be received by the Seller under the Agreement, subject to the same priority and validity (and defenses and objections of the Seller and other parties in interest, if any, with respect thereto) as are presently existing against the Membership Interest in which they allege such a lien, claim, encumbrance, or interest.

Transfer Taxes

U.            The transfer of the Membership Interest by Mirant New York to the Purchaser, and to the extent that the Membership Interest Sale is considered a transfer of the Sale Assets by Mirant NY-Gen, is and shall constitute a transfer pursuant to section 1146(c) of the Bankruptcy Code and, accordingly, shall not be taxed under any law imposing a stamp tax or a sales, use, transfer, duty, value added, or any other similar tax, including without limitation, any bulk sales tax under New York law.

Assignment of the Membership Interest

V.            The Seller has demonstrated that assignment of the Membership Interest in connection with the Membership Interest Sale is an exercise of its sound business judgment, and that such assignment is in the best interests of the chapter 11 estates of Mirant New York and Mirant NY-Gen.

Authorization to Enter Into, Modify

or Terminate Ancillary Contracts and Leases

W.           The Debtors have demonstrated that the execution, modification or termination of certain Ancillary Agreements pursuant to the terms of the Agreement are in the best interest of their respective bankruptcy estates and should be authorized, as applicable, pursuant to Section 363 of the Bankruptcy Code.

9

X.            To the extent any Findings of Fact set forth above constitute a Conclusion of Law, the Court so concludes.

CONCLUSIONS OF LAW

Based upon the foregoing Findings of Fact, IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

1.             To the extent any Conclusion of Law set forth below herein constitutes a Finding of Fact, this Court so finds.

General Provisions

2.             Except to the extent that relief was previously granted in the Sale Procedures Order, the relief requested in the Sale Motion is granted and approved in all respects.  The sale of the Membership Interest to Purchaser on the terms and conditions set forth in the Agreement is approved.

3.             For the reasons set forth on the record at the Sale Hearing, any Objections to the Sale Motion, and the relief requested therein that have not been withdrawn, waived, or settled, (a) are denied and overruled on the merits with prejudice or (b) the interests of such parties filing Objections have otherwise been satisfied or adequately provided for under the terms of this Order.

4.             The terms and provisions of this Order shall be binding in all respects upon, to the extent applicable, the Debtors, their chapter 11 estates, creditors, members, managers, shareholders, officers, and directors, and upon all interested parties, and their respective successors and assigns, including, but not limited to, all non-Debtor parties asserting any liens, claims, encumbrances and/or interests in the Membership Interest.

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Approval of the Agreement

5.             Pursuant to sections 363(b) and (f) of the Bankruptcy Code and the Agreement, the Debtors are authorized and empowered to (i) take any and all actions necessary or appropriate to effect, consummate, and close (a) the assignment, transfer, and conveyance of the Membership Interest to the Purchaser, (b) the Membership Interest Sale, and (c) this Order, and (ii) execute and deliver, perform under, consummate, implement, and close fully the Agreement and the Ancillary Agreements (as defined in the Sale Motion), together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Membership Interest Sale.

6.             Pursuant to sections 105(a) and 363(f) of the Bankruptcy Code and on the terms set forth in the Agreement, upon the Closing provided in the Agreement, the Membership Interest shall be and hereby is deemed transferred and assigned to the Purchaser effective as of 11:59 p.m. (Prevailing Central Time) on the Closing Date, free and clear of all liens, claims, encumbrances, and interests arising or relating to the period prior to the Closing.

7.             All persons and entities holding liens, claims, encumbrances, and interests of any kind and nature accruing, arising or relating to a period on or prior to the Closing Date with respect to the Membership Interest will be barred, estopped, and permanently enjoined as of Closing from asserting such liens, claims, encumbrances, and interests against the Membership Interest or against the Purchaser and any of its affiliates, stockholders, members, managers, partners, parent entities, successors, assigns, officers, directors or employees, agents, representatives, and attorneys, and the Purchaser shall have no liability or responsibility for any lien, claim, encumbrance, or interest arising, accruing, or relating to the Membership Interest for a period on or prior to Closing.

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8.             The transfer of the Membership Interest to the Purchaser pursuant to the Agreement constitutes a legal, valid, and effective transfer of good and marketable title of the Membership Interest, and vests or will vest the Purchaser with all right, title, and interest in and to the Membership Interest, free and clear of all liens, claims, encumbrances, and interests.  Each non-Debtor party to any agreements with Mirant NY-Gen that are not assumed by Mirant NY-Gen pursuant to the Mirant NY-Gen Plan will, as of Closing, be barred, estopped, and permanently enjoined from asserting against the Purchaser or Mirant NY-Gen any default,  claim, or liability existing, accrued, arising, or relating to any such agreements.

9.             On the Closing Date, this Order shall be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance, and transfer of the Membership Interest or a bill of sale that transferred good and marketable title of the Membership Interest to the Purchaser.  Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments presented by the Seller or Purchaser which are necessary or appropriate to consummate the Membership Interest Sale.

10.           Pursuant to sections 105(a) and 363 of the Bankruptcy Code, and on the terms set forth in the Agreement, the Debtors are authorized to enter into, modify or terminate the Ancillary Agreements.

Additional Provisions

11.           This Order is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, administrative agencies, governmental units, secretaries of state, federal, state, and local officials, and all other persons and entities who may

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be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to the Membership Interest.  All liens, claims, encumbrances, and interests against the Membership Interest as of the date of this Order shall forthwith, upon the occurrence of the Closing on the Closing Date with respect to the Membership Interest, be removed and stricken as against such Membership Interest, without further order of the Court or act of any party.  All liens, claims, encumbrances, and interests against the Membership Interest as of the date of this Order shall attach solely to the proceeds of the sale with the same validity (and subject to the same defenses), priority, force and effect that such liens, claims, encumbrances and interests had in and to the Membership Interest immediately prior to Closing.  Upon the Closing Date, the entities listed above in this paragraph are authorized and specifically directed to strike all such recorded liens or claims against the Membership Interest as provided for herein from their records, official and otherwise (including those asserted by a secured lender).

12.           Each and every federal, state, and local governmental agency, unit or department is hereby directed to accept this Order as sole and sufficient evidence of the transfer of title of the Membership Interest and such agency or department may rely upon this Order in connection with the Membership Interest Sale.

13.           After the Closing Date, no person or entity, including without limitation, any federal, state or local taxing authority, may (a) attach or perfect a lien or security interest against the Membership Interest on account of, or (b) collect or attempt to collect from the Purchaser or any of its affiliates, any tax or other amount alleged to be owing by Mirant New York on behalf of Mirant NY-Gen or Mirant Services, LLC on behalf of Mirant NY-Gen (i) for any period

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commencing before and concluding prior to or after the Closing, or (ii) assessed prior to and payable after the Closing Date, except as otherwise specifically provided in the Agreement.

14.           The Purchaser is not a successor to Mirant New York or otherwise liable for any of the liens, claims, encumbrances, interests, or other liabilities against Mirant New York and all persons and entities are permanently enjoined from commencing, continuing, or otherwise pursuing or enforcing any remedy, claim, cause of action, lien, or encumbrance against Purchaser, the Membership Interest, or Mirant New York.

15.           The transfer of the Membership Interest by Mirant New York to the Purchaser, and to the extent that the Membership Interest Sale is considered a transfer by Mirant NY-Gen of the Sale Assets, is a transfer pursuant to section 1146(c) of the Bankruptcy Code and, accordingly, shall not be taxed under any law imposing a stamp tax or a sales, use, transfer, duty, value added, or any other similar tax, including without limitation any bulk sales tax under the state law of New York or other applicable laws.

16.           This Court retains jurisdiction to, among other things:

i.              interpret, implement, and enforce the terms and provisions of this Order and the terms of the Agreement and any Ancillary Agreements, all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in connection therewith;

ii.             enter orders in aid or furtherance of the Membership Interest Sale;

iii.            resolve any disputes arising under or related to the Agreement or the Membership Interest Sale and to ensure peaceful use and enjoyment of the Membership Interest;

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iv.            adjudicate any and all issues and/or disputes, if any, relating to the Purchaser’s or the Seller’s right, title, or interest in, to and under the Agreement and related agreements, and the Purchaser’s or other Debtors’ right, title or interest in, to and under the Ancillary Agreements to which they are a party;

v.             adjudicate all issues concerning prorations under the Agreement (including taxes) consistent with the terms of the Agreement;

vi.            hear and resolve any application (or disputes or issues relating thereto) to construe the Agreement;

vii.           adjudicate any and all issues and/or disputes relating to the Seller’s right, title, or interest in the Membership Interest and the proceeds thereof, the Sale Motion and/or the Agreement;

viii.          adjudicate any and all issues and/or disputes relating to the enforcement of this Sale Order including those terms, without limitation, which compel delivery of the Membership Interest to Purchaser and provide that any liens, claims, encumbrances, and interests shall attach solely to the proceeds of the Membership Interest Sale; and

ix.            re-open the Debtors’ chapter 11 cases to enforce the provisions of this Order.

17.           The consideration provided by the Purchaser for the Membership Interest under the Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.  Each and every person or entity is hereby barred, estopped, and permanently enjoined from commencing or continuing an action seeking relief under section 363(n) of the Bankruptcy Code.

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18.           The Seller has undertaken the Membership Interest Sale in good faith (as that term is used in section 363(m) of the Bankruptcy Code), and the Purchaser is and shall continue to be in good faith (as that term is used in section 363(m) of the Bankruptcy Code) by proceeding to close the Membership Interest Sale.  Accordingly, the reversal or modification on appeal of the authorization to consummate the Membership Interest Sale approved hereby shall not affect the validity and enforceability of such Membership Interest Sale, unless such authorization is duly stayed pending such appeal.  The Purchaser is a good faith purchaser of the Membership Interest and entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

19.           The sale of the Membership Interest to Purchaser under the Agreement will constitute a transfer for reasonably equivalent value and fair consideration under the Bankruptcy Code and the laws of all applicable jurisdictions.

20.           The failure specifically to include any particular provision of the Agreement in this Order shall not diminish or impair the efficacy of such provision, it being the intent of this Court that the Agreement and each and every provision, term, and condition thereof be authorized and approved in its entirety.

21.           Notwithstanding Bankruptcy Rules 6004(g) and 7062, to the extent applicable, the Seller and the Purchaser may consummate the Agreement at any time after entry of the Order by waiving any and all closing conditions set forth in the Agreement that have not been satisfied and by proceeding to close the Membership Interest Sale without any notice to the Court, any prepetition or postpetition creditor of Mirant New York or Mirant NY-Gen, and/or any other party in interest.

22.           The Agreement and any related agreements, documents, or other instruments may be modified, amended, or supplemented by the parties thereto, in a writing signed by such parties

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in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment, or supplement is not material.

23.           The provisions of this Order are non-severable and mutually dependent.

Dated: Fort Worth, Texas
, 2007
The Honorable D. Michael Lynn
United States Bankruptcy Judge

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Schedule 7.25

Form of Cross-Indemnity Agreement

CROSS-INDEMNIFICATION AGREEMENT

THIS CROSS-INDEMNIFICATION AGREEMENT (the “Agreement”), is entered into this       day of               , 2007, is by and among MIRANT BOWLINE, LLC (“Bowline”), MIRANT NY-GEN, LLC (“N.Y. Gen”), MIRANT LOVETT, LLC (“Lovett”) (Bowline, N.Y. Gen and Lovett each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties are signatories to a certain settlement agreement dated August 31, 2001, with Orange and Rockland Utilities, Inc. (“O&R”) (the “O&R Settlement Agreement”);

WHEREAS, each Party or all of the Parties may face liability under the O&R Settlement Agreement; and

WHEREAS, the Parties wish to enter into an agreement providing that any liability under the O&R Settlement Agreement will be borne solely by the Party or Parties whose failure to perform its or their obligations under the O&R Settlement Agreement gave rise to the liability    (each such responsible Party being hereafter referred to as an “Indemnitor”, collectively, the “Indemnitors”).

NOW, THEREFORE, the Parties agree as follows:

1.                                       Definitions.  As used in this Agreement, capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them in Schedule I hereto.

2.                                       Exculpation and Indemnification.

(a)                                  Each Indemnitor agrees (i) to perform its obligations under this Agreement and the O&R Settlement Agreement (subject to the right of any Party to reject the O&R Settlement Agreement under the United States Bankruptcy Code); and (ii) to indemnify the other Parties in accordance with the provisions of this Agreement for any Losses that the other Parties may incur due to the Indemnitor’s failure to perform its obligations as described in clause (i) aforementioned; provided, however, that the Indemnitor’s indemnification obligations as herein described shall only apply to the extent that the Losses incurred by the Party who makes a indemnification claim against the Indemnitor are disproportionate to those for which such Party would otherwise be liable under the terms of the O&R Settlement Agreement.

(b)                                 Subject to the provisions of Section 2(a) hereof, each Party, its Affiliates and each of their respective Representatives who incurs any liability for any acts or omissions of an Indemnitor which constitute a failure by such Indemnitor to comply with its obligation under Section 2(a) hereof (each such Party being

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individually referred to as an “Indemnitee”, collectively, the “Indemnitees”) shall be indemnified, reimbursed and held harmless by each Indemnitor (on a joint and several basis if there is more than one Indemnitor) upon demand, and defend at the expense of the Indemnitor (on a joint and several basis if there is more than one Indemnitor) with counsel selected by the Indemnitor, from and against any and all claims, liabilities, expenses (including, without limitation, the disbursements, expenses and reasonable attorneys’ fees) and other Losses that may be imposed upon, incurred by or asserted against any Indemnitee resulting from, arising out of or directly or indirectly related to: (i) any Indemnity Obligation; (ii) any inaccuracy in or omission from any representation, warranty or other information contained in the O&R Settlement Agreement signed or accepted by any Indemnitee or any of its Representatives or in any certificate, report, statement, schedule or other document delivered by or on behalf of any Indemnitee pursuant to the O&R Settlement Agreement, (iii) any default (whether in whole or in part) in the due or timely observance, performance or satisfaction of any covenant or other term or provision of this Agreement or the O&R Settlement Agreement by the Indemnitor in each case whether or not disclosed or known to the Indemnitee and whether or not the Indemnitee relied thereon or had knowledge thereof; and each Indemnitor hereby absolutely, unconditionally, irrevocably and expressly waives and releases forever any and all related claims and actions against each such Indemnitee to the extent such claims or actions arise out of the acts or omissions of the Indemnitor.

(c)                                  The Parties understand and agree that this Section is not intended, and shall not be deemed or construed, to in any way (i) impose any Indemnity Obligation of any Indemnitor on any Indemnitee for any purpose whatsoever, (ii) entitle anyone other than an Indemnitee to any indemnity, reimbursement or other recovery or benefit under this Section or any other applicable provision of this Agreement or the O&R Settlement Agreement, or (iii) apply to any Losses arising under subsections (b)(ii) or (b)(iii) of this Section to the extent occasioned by any acts or omissions of any Indemnitee amounting to bad faith, gross negligence or willful misconduct as finally determined pursuant to Applicable Law by an Authority having jurisdiction.  The preceding exception for bad faith, gross negligence or willful misconduct is limited to this Section and is not intended (and shall not be deemed or construed) to in any way qualify, condition, diminish, restrict, limit or otherwise affect any other exculpation, indemnification, release, waiver, consent, acknowledgment, authorization or other term or provision of this Agreement or the O&R Settlement Agreement.

(d)                                 Any payment due to an Indemnitor from any Indemnitee (including any payment from any escrow) shall be subject to offset and reduction for any such indemnification, reimbursement and/or defense and any related Loss owed to the Indemnitee (on behalf of itself and/or any of its Affiliates).

(e)                                  Each Indemnitee shall endeavor to give the Indemnitor prompt notice of any action, suit, proceeding or investigation against or involving either the Indemnitee or the Indemnitor or any of their respective assets or properties that would be

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reasonably likely to give rise to such an indemnification, reimbursement or defense (each a “Proceeding”); provided, however, that the failure to give such notice shall not in any way diminish, reduce or otherwise affect the indemnification, defense or reimbursement obligations of any Indemnitee with respect thereto under this Agreement, the O&R Settlement Agreement, or Applicable Law. Each Indemnitee shall have the right to employ separate counsel of its choice in any Proceeding and to participate in the defense and settlement thereof.  The Indemnitor shall not be required  to pay the fees and expenses of counsel selected by any Indemnitee unless any of the following shall occur: (i) the Indemnitor has given written authorization permitting the Indemnitee to select and retain counsel to represent the Indemnitee and agreeing that the fees and expenses of such counsel will be paid by the Indemnitor; (ii) the named parties to any Proceeding (including impleaded parties) include or are reasonably likely to include the Indemnitee or any of its Affiliates or Representatives, and the Indemnitee notifies the Indemnitor that counsel to the Indemnitee (or counsel to any other Indemnitee) has advised that, in the professional judgment of such counsel, (x) one or more legal defenses or counterclaims may be available to such Indemnitee that may be inconsistent with, different from, or additional to those available to the Indemnitor or any other Indemnitee or (y) use of counsel selected by the Indemnitor could reasonably be expected to give rise to a conflict of interest; or (iii) within five (5) Business Days after any request therefor by the Indemnitee (which notice may be made with or at any time after the notice required in the first sentence of this subsection is given), the Indemnitor shall have failed to deliver to the Indemnitee (on behalf of such Indemnitee and each other Indemnitee) the written agreement of the Indemnitor to assume at its expense the defense of any Proceeding, specifying the counsel proposed to be retained.  If the counsel so proposed by the Indemnitor is not acceptable to the Indemnitee in its reasonable discretion, then the Indemnitee shall so notify the Indemnitor within five (5) Business Days and, thereafter, the Indemnitee shall promptly propose other suitable counsel. When counsel acceptable to the Indemnitee has been selected, such counsel shall promptly deliver to the Indemnitee (on behalf of such Indemnitee and all other Indemnitees) written confirmation that it is representing the Indemnitee and each other Indemnitee and their interests in such defense, all at the expense of the Indemnitor, which confirmation shall disclose any other parties such counsel may represent in such defense or any related matter. In no event shall the Indemnitor be required under this Section (absent its consent) to pay the fees and expenses of more than one counsel separate from the counsel selected by the Indemnitor to represent all Indemnitees in any Proceeding.

(f)                                    Neither the Indemnitor nor any of its Representatives on its behalf may settle any Proceeding, or offer or agree to do so, without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld.  Likewise, neither the Indemnitee nor any of its Representatives on its behalf may settle any Proceeding, or offer or agree to do so, without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld, in each case unless (i) such settlement is without any further cost, liability or obligation to the

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Indemnitor, or (ii) the Indemnitor is then in default with respect to any of its obligations under this Agreement.

(g)                                 No Party referenced in clause (f) above shall, without the prior written consent of the other Party referenced therein:  (i) settle or compromise any Proceeding or consent to the entry of any judgment or order that does not include (as an unconditional term thereof) the delivery by the plaintiff or other claimant to such other Party of a full and complete written release of such other Party (in form, scope and substance satisfactory to the other Party in its reasonable discretion) from any and all obligations and liabilities in respect of such Proceeding and a dismissal with prejudice of such Proceeding, or (ii) settle or compromise any Proceeding in any manner that may adversely affect such other Party or obligate such other Party to pay any sum or perform any obligation whatsoever, each as determined by such other Party in its reasonable discretion.

(h)                                 All Losses shall be immediately reimbursable to the Indemnitee(s) when and as incurred and, in the event of any Proceeding, without the requirement of awaiting the ultimate outcome of such Proceeding.  The Indemnitor shall pay to the Indemnitee(s) any and all Losses within ten (10) days after written notice from the Indemnitee(s) itemizing the amounts thereof incurred to the date of such notice.  In addition to any other remedy available for the failure of the Indemnitor to periodically pay such Losses, such Losses, if not paid within said ten (10) day period, shall bear interest at the annual rate of eighteen (18) percent per annum until paid in full.

3.                                       Further Assurances.  Each Party agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the other Party from time to time reasonably may request (a) in order to evidence or confirm the priorities, subordinations, reservations of right and other agreements made hereunder, or (b) in order to effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance consistent with this Agreement as may be reasonably acceptable to the Parties and each at the sole cost and expense of the requesting Party.

4.                                       Agreement Absolute, Survival of Representations, Etc.  Except as otherwise expressly provided in this Agreement, each of the covenants and other agreements and obligations of each Party contained in this Agreement: (a) are and shall be absolute, irrevocable and unconditional, and shall survive and remain and continue in full force and effect in accordance with their respective terms and provisions, in each case without regard to (among other things) any invalidity, illegality, non-binding effect or unenforceability (in whole or in part) for any reason whatsoever of any of the other terms and provisions of this Agreement or the O&R Settlement Agreement, including (without limitation) by reason of the absence (in whole or in part) of any required authentication, authority, capacity, consent, consideration, disclosure, equivalent value, filing, notice, recordation, signature, writing or other action, or the presence (in whole or in part) of any contractual conflict, defense, illegality, misconduct, misrepresentation, mistake, prohibition, restriction or right of reimbursement, recoupment or setoff; (b) are and shall be absolute,

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irrevocable and unconditional with regard to, and shall survive and remain and continue in full force and effect in accordance with their respective terms and provisions following and without regard to, each of the following (among other things): (i) any extension, stay, moratorium or statute of limitations or similar time constraint under any Applicable Law, (ii) any sale, conveyance, assignment, participation or other transfer by any Party (in whole or in part) to any other Person of any one or more of this Agreement, the O&R Settlement Agreement, or any one or more of the rights, powers, privileges, remedies or interests of any Party herein or therein, other than as expressly prohibited by this Agreement, or (iii) any act or omission on the part of any Party or any other Person or any other event that otherwise might constitute a legal or equitable defense or counterclaim; in each case in such manner and order, upon such terms and provisions and subject to such conditions as any Party may deem necessary or desirable in its sole and absolute discretion, without notice to or further assent from any other Party (except for such notices and actions as may be expressly required under this Agreement or by Applicable Law), and without affecting any of the rights, powers, privileges, remedies and other interests of any Party under this Agreement, the O&R Settlement Agreement, and Applicable Law; (c) shall not be subject to any defense, counterclaim, set-off, right of recoupment, abatement, reduction or other claim or determination that any Party may have against any other Party or any other Person; (d) shall not be diminished or qualified by the dissolution, reorganization, insolvency, bankruptcy, custodianship or receivership of any other Party or the inability of any of them to pay their respective debts or perform or otherwise satisfy their respective obligations as they become due for any reason whatsoever; and (e) shall remain and continue in full force and effect without regard to any of the foregoing events until all obligations under this Agreement and the O&R Settlement Agreement, as the case may be, have been fully paid and satisfied.

5.                                       Termination.  Notwithstanding the terms in Section 4 hereof or in any other provision in this Agreement, this Agreement shall terminate upon the termination of the O&R Settlement Agreement or the release of N.Y. Gen from its rights and obligations under the O&R Settlement Agreement, except as to matters arising prior to such termination or release.

6.                                       Waivers of Notice, Etc.  Except for notices to a Party expressly required to be given by the other Party under this Agreement (and without in any way waiving or affecting any notice or other action described in this Section and required to or from any other Person under the O&R Settlement Agreement or Applicable Law), each Party hereby absolutely, unconditionally, irrevocably and expressly waives forever each and all of the following from the other Party: (a) acceptance and notice of any acceptance of this Agreement or the O&R Settlement Agreement; (b) notice of any action taken or omitted in reliance hereon; (c) presentment and notice of any presentment; (d) demand for payment and notice of any such demand; (e) dishonor and notice of any dishonor; (f) protest and notice of any protest; (h) notice of any material and adverse effect, whether individually or in the aggregate, or other information respecting (i) the assets, business, cash flow, expenses, income, liabilities, operations, properties, prospects, reputation or condition (financial or otherwise) of any Person, and (ii) the ability of any Person to pay or otherwise satisfy (as and when due) any of their respective obligations; and (g) any other proof, notice or demand of any kind whatsoever with respect to any or all of the

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Indemnity Obligations. No act or omission of any kind in connection with any of the foregoing shall in any way impair or otherwise affect the legality, validity, binding effect or enforceability of any term or provision of this Agreement, the O&R Settlement Agreement, or any of the Indemnity Obligations.

7.                                       Enforcement, Etc.  Each Party, in its sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that it may have under this Agreement, the O&R Settlement Agreement, or Applicable Law: (a) at law, in equity or in any other forum available under Applicable Law; (b) without notice except as otherwise expressly provided herein; (c) without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that it may have against or in respect of any Person or thing; and (d) in such order and at such times as a Party may elect in its sole and absolute discretion.

8.                                       Consent to New York Jurisdiction and Venue, Etc.  The Parties hereby consent and agree that the Supreme Court of the State of New York for New York County, and the United States District Court for the Southern District of New York (Manhattan) each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that that the foregoing consent shall not deprive any Party of the right in its discretion to voluntarily commence or participate in any other forum having jurisdiction and venue or deprive any Party of the right to appeal the decision of any such court to a proper appellate court located elsewhere.   Each Party will not raise, and each Party hereby absolutely, unconditionally, irrevocably and expressly waives forever, any objection or defense in any such dispute to any such jurisdiction as an inconvenient forum.  The preceding consents to jurisdiction and venue in New York State’s Supreme Court have been made by the Parties in reliance (at least in part) on Section 5-1402 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.  Each Party acknowledges and agrees that a final judgment in any action, suit, or proceeding between the Parties shall be conclusive and binding upon the Parties and may be enforced against the applicable Party in any other appropriate jurisdiction by an action, suit or proceeding in such other jurisdiction.  To the extent that a Party may be entitled to immunity (whether by reason of sovereignty or otherwise) from suit in any jurisdiction, from the jurisdiction of any court or from any other legal process, each Party hereby absolutely, unconditionally, irrevocably and expressly waives forever such immunity.

9.                                       No Fiduciary Relationship, Etc.  Each Party represents and warrants to and acknowledges and agrees with the other Party that: (a) the Parties’ sole relationship with each other under this Agreement is that of arm’s-length counter-party; (b) no term or provision of this Agreement is intended, nor deemed or construed, to (i) impose on any Party any trust (other than as expressly provided herein), fiduciary, franchise, agency, advisory or similar duty to or relationship with any other Party or any of its Representatives, or (ii) make any Party a partner, joint venturer, Affiliate, agent or other Representative of any other Party, and each such duty, relationship, status, benefit or right that would otherwise be imposed by Applicable Law with respect to this Agreement is hereby absolutely, irrevocably, unconditionally, expressly and forever waived by each Party except as otherwise expressly provided herein; and (c) each Party has received and independently

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and fully reviewed and evaluated this Agreement, the obligations and transactions contemplated hereunder and the potential effects of such obligations and transactions on its own business attributes.

10.                                 Reliance.  Each Party shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which to the extent permitted hereunder may be by telecopy or telephone) reasonably believed by such Party to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon opinions and advice of legal counsel, independent public accountants and other experts selected by any Party.

11.                                 Notice.  Any notice, request, demand or other communication permitted or required to be given to a Party under this Agreement or the O&R Settlement Agreement shall be in writing and shall be sent to the addressee at the address set forth in Schedule II attached hereto (or at such other address as shall be designated by notice to the other Party and Persons receiving copies), effective upon actual receipt (or refusal to accept delivery) by the addressee on any Business Day, or the first Business Day following receipt after the close of normal business hours or on any non-Business Day, by (a) FedEx (or other equivalent national or international overnight courier) or United States Express Mail, (b) certified, registered, priority or express United States mail, return receipt requested, (c) telecopy or (d) messenger, by hand or any other means of actual delivery.

12.                                 Expenses.  Except as otherwise expressly provided in this Agreement or the O&R Settlement Agreement, all costs, fees and expenses incurred in connection with, or in anticipation, administration or enforcement of, this Agreement shall be paid by the Party incurring such expenses.  However, this Section is not intended, and shall not be deemed or construed, to in any way modify or limit any obligation or liability of any other Person  for any such costs, fees or expenses under any instrument, agreement or document in favor of any Indemnitee or Indemnitor.

13.                                 Interpretation, Severability, Etc.  The Parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all Parties hereto, and shall not be construed in favor of or against any Party.  In the event that any term or provision of this Agreement shall be determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to Applicable Law by an Authority having jurisdiction and venue: (a) that determination shall not impair or otherwise affect the validity, legality or enforceability by or before that Authority of the remaining terms and provisions of this Agreement; (b) if that determination was due to the scope or duration of any such term or provision, the Parties agree that such Authority shall have the power (and is hereby requested by the Parties) to limit the scope or duration of such term or provision to the maximum permissible under Applicable Law so that said provision shall be enforceable in such limited form; and (c) this Agreement shall be enforced as if the unenforceable provision were so deleted or limited to the greatest extent permitted by Applicable Law; in each case except to the extent the deletion or limitation thereof could reasonably be expected to impair the practical realization of the principal rights and benefits hereunder of any Party.  No such determination shall impair or otherwise affect the validity, legality or enforceability of any term or provision of this

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Agreement by or before any other Authority.

14.                                 Successors and Assigns; Assignment; Intended Beneficiaries.  Whenever in this Agreement reference is made to any Person, such reference shall be deemed to include the successors, permitted assigns, heirs and legal representatives of such Person and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each Party in this Agreement shall inure to the benefit of the successors, permitted assigns (including, without limitation,  participants and any Person for whom such Party may be acting as Agent, as applicable) and legal representatives of the other Party; provided, however, that nothing herein shall be deemed to authorize or permit any Party to assign any of its obligations under this Agreement, and no party shall make any such assignment.  The terms and provisions of this Agreement are for the exclusive benefit of the Parties hereto, and no other Person (including, without limitation, creditors of any Party hereto) shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

15.                                 No Waiver by Action, Cumulative Rights, Etc.  Any waiver or consent respecting this Agreement shall be effective only if in writing and signed by each applicable Party against whom enforcement may be sought and then only in the specific instance and for the specific purpose for which given.  No waiver or consent shall be deemed (regardless of frequency given) to be a further or continuing waiver or consent.  The failure or delay (in whole or in part) of any Party to require performance of, or to exercise or otherwise enforce any of the rights or remedies of such Party with respect to, any term or provision of this Agreement shall in no way affect the right of any Party at a later time to exercise or otherwise enforce any such term or provision.  No notice to or demand on any Party or other Person in any case shall entitle such Party or Person to any other or further notice or demand.  All representations, warranties, covenants, agreements and obligations of each Party (whether individual, joint, several or otherwise) in this Agreement and all rights, powers, privileges, remedies and other interests of each Party under this Agreement or Applicable Law are cumulative and not alternatives.

16.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the applicable federal law of the United States of America, and to the extent not preempted by such federal law, by the applicable law of the State of New York (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction).  This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

17.                                 Counterparts, Amendments, Etc. This Agreement or any supplement, modification, amendment, restatement or waiver respecting this Agreement may be executed in two  (2) or more counterpart copies of the entire document or of signature pages to the document, each of which may have been executed by one or more of the signatories hereto or thereto and delivered by mail, courier, telecopy, pdf file or other electronic means, but all of which, when taken together, shall constitute a single instrument or agreement binding upon all of the signatories hereto or thereto, as the case may be.  Each and every

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supplement, modification or amendment to or restatement of this Agreement shall be in writing and signed by all of the Parties hereto, as applicable, and each and every waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each Party against whom enforcement thereof may be sought.

IN WITNESS WHEREOF, the undersigned have signed this Agreement or caused it to be signed by their duly authorized signatories effective as of the date first written above.

MIRANT BOWLINE, LLC

By:
Its:

MIRANT NY-GEN, LLC

By:
Its:

MIRANT LOVETT, LLC

By:
Its:

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SCHEDULE I

Definitions and Interpretation

1.             Defined Terms.

“Affiliate” of a referenced Person shall mean (a) another Person controlling, controlled by or under common control with such referenced Person, (b) any other Person beneficially owning or controlling ten percent (10%) or more of the outstanding voting securities, rights or interests in the capital, distributions or profits of the referenced Person or (c) any officer or director of or partner in the referenced Person.  The terms “control”, “controlling”, “controlled” and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise. None of the Parties shall be deemed to be Affiliates of each other.

“Agreement” means the Cross-Indemnification Agreement among Mirant Bowline LLC, Mirant NY-Gen, LLC, and Mirant Lovett, LLC dated the      day of                 , 2007.

“Applicable Law” shall mean any applicable law, including (without limitation) any applicable:  (a) federal, state, provincial, territorial, county, municipal, local or other governmental or quasi-governmental law, statute, ordinance, rule, regulation, requirement, policy or use or disposal classification or restriction or interpretation thereof; (b) judicial, administrative or other governmental or quasi-governmental order, injunction, writ, judgment, decree, ruling, interpretation, guideline, finding or other directive; (c) common law or other legal or quasi-legal precedent; (d) arbitrator’s, mediator’s or referee’s decision, finding, award or recommendation; or (e) charter, rule, regulation or other organizational or governance document of any national securities exchange or market or other self-regulatory or governing body or organization; in each case (i) whether domestic or foreign, (ii) whether at law, in equity or otherwise, and (iii) as the same may be adopted, supplemented, modified, amended, restated or replaced from time to time or any corresponding or succeeding provisions thereof.

“Authority” shall mean any governmental, quasi-governmental or industry authority, including (without limitation) any federal, state, provincial, territorial, county, municipal, local or other government or governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign, any national securities exchange or market, or any accreditation, self-regulatory or governing body, center, commission or similar organization.

“Business Day” means a day other than Saturday, Sunday or a day on which banks are legally required or permitted to be closed for business in the State of New York.

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“Indemnitee(s)” has the meaning attributed thereto in Section 2(b) of the Agreement.

“Indemnitor(s)” has the meaning attributed thereto in the recitals to the Agreement.

“Indemnity Obligation(s)” shall mean an Indemnitor’s obligations to indemnify and reimburse any Indemnitees for any and all of their respective Losses under this Agreement.

“Loss” shall mean any loss, damage, injury, harm, detriment, decline in value, lost opportunity, liability, exposure, claim, demand, action, suit, proceeding, arbitration, mediation, investigation, audit, review, payment, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense (including, without limitation, any liability payment, any disbursement, expense or fee or other amount paid to any attorney or other professional advisor, and any costs of investigation or remediation).

“O&R” has the meaning attributed thereto in the recitals to the Agreement.

“O&R Settlement Agreement” has the meaning attributed thereto in the recitals to the Agreement.

“Party” and “Parties” shall have the meanings respectively assigned to them in the opening paragraph of the Agreement.

“Person” shall include (without limitation) any manner of association, business trust, company, corporation, estate, governmental or other Authority, group (including one under Section 13(d)(3) of the Securities Exchange Act),  joint venture, limited liability company, natural person, partnership, syndicate, trust or other entity.

“Proceeding” has the meaning attributed thereto in Section 2(e) of the Agreement.

“Representative” of a referenced Person shall mean any subsidiary or other Affiliate of the referenced Person or any equity-holder, partner, equity holder, member, director, officer, manager, employee, subcontractor or consultant, agent, attorney, accountant, financial or other advisor or representative of the referenced Person or of any of its subsidiaries or other Affiliates.

2.             Rules of Interpretation.

In the Agreement, the meaning of each capitalized term or other word or phrase defined in singular form also shall apply to the plural form of such term, word or phrase, and vice versa; each singular pronoun shall be deemed to include the plural variation thereof, and vice versa; and each gender specific pronoun shall be deemed to include the neuter, masculine and feminine, in each case as the context may permit or required.  Any table of contents or caption, section or other heading is for reference purposes only and shall not affect the meaning or interpretation of such document; and each reference to any Section, subsection, and the like shall mean those of or attached to such document unless otherwise expressly provided.  The word “event” shall include (without limitation) any

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event, occurrence, circumstance, condition or state of facts; the words “hereof”, “herein” and “hereunder” and words of similar import shall refer to such document as a whole and not to any particular provision of such document; the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “(without limitation)”, whether or not so stated, and in any event shall not in any way (i) limit the generality of the provision preceding such word, (ii) preclude any other applicable item encompassed by the provision preceding such word, or (iii) be deemed or construed to do so; and unless the context clearly requires otherwise, the word “or” shall have both the inclusive and alternative meaning represented by the phrase “and/or”.  Reference to any Applicable Law, whether generically or specifically, shall mean such Applicable Law as adopted, supplemented, modified, amended, restated, codified, replaced or reenacted, in whole or in part, and then in effect; and each reference to any instrument, Agreement or other document (including any defined term) in this agreement shall mean such instrument, lease, agreement or other document as the same may have been and hereafter may be executed, amended, restated, replaced, supplemented or otherwise modified.

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SCHEDULE II

Addresses of the Parties

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